As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-125900

333-125900-01

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TELECOM ITALIA CAPITAL

société anonyme

(Exact name of registrant as specified in its charter)

Luxembourg	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

287-289 route d’Arlon

L-1150

Luxembourg

Tel: 011-352-456060-1

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Telecom Italia Sparkle of North America, Inc.

745 Fifth Avenue

27th Floor

New York, New York 10151

Tel: (212) 310-9000

Fax: (212) 310-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TELECOM ITALIA S.p.A.

(Exact name of registrant as specified in its charter)

Republic of Italy	4899	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Piazza degli Affari 2

20123 Milano

Italy

Tel: 011-39-02-8595-1

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Telecom Italia Sparkle of North America, Inc.

745 Fifth Avenue

27th Floor

New York, New York 10151

Tel: (212) 310-9000

Fax: (212) 310-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

W. Preston Tollinger, Jr., Esq.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Tel: (212) 309-6915

Fax: (212) 309-6001

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

OFFER TO EXCHANGE ALL OUTSTANDING $1,250,000,000 4% GUARANTEED SENIOR NOTES DUE 2010, ALL OUTSTANDING $1,250,000,000 4.95% GUARANTEED SENIOR NOTES DUE 2014, AND ALL OUTSTANDING $1,000,000,000 6% GUARANTEED SENIOR NOTES DUE 2034 FOR REGISTERED $1,250,000,000 4% GUARANTEED SENIOR NOTES DUE 2010, REGISTERED $1,250,000,000 4.95% GUARANTEED SENIOR NOTES DUE 2014, AND REGISTERED $1,000,000,000 6% GUARANTEED SENIOR NOTES DUE 2034

SUBJECT TO COMPLETION, DATED AUGUST 9, 2005

TELECOM ITALIA CAPITAL

Unconditionally Guaranteed By

TELECOM ITALIA S.p.A.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON [•], 2005, UNLESS EXTENDED

Material Terms of the Exchange Offer:

➢	Telecom Italia Capital is offering to exchange the initial notes that it sold in a private offering which closed on October 6, 2004 for new registered exchange notes.

➢	Based on interpretations by the staff of the U.S. Securities and Exchange Commission, we believe that, subject to some exceptions, the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended.

➢	The initial notes are currently listed on the Luxembourg Stock Exchange. Application has been made to list the exchange notes on the Luxembourg Stock Exchange; no other public market exists for the exchange notes.

➢	The exchange offer expires at 5:00 p.m., New York City time, [•], 2005, unless extended.

➢	Tenders of outstanding initial notes may be withdrawn any time prior to the expiration of the exchange offer.

➢	All outstanding initial notes that are validly tendered and not validly withdrawn will be exchanged.

➢	You may tender your outstanding initial notes in integral multiples of U.S.$1,000.

➢	We believe that the exchange of initial notes for registered exchange notes will not be a taxable exchange for U.S. federal income tax purposes. Participation in the exchange offer may result in certain adverse tax consequences for non-U.S. residents as discussed in the section of this prospectus entitled “Tax Considerations—Italian Tax Considerations” on page 78.

➢	We will not receive any proceeds from the exchange offer.

➢	The exchange offer is subject to customary conditions, including that the exchange offer does not violate applicable law or any applicable interpretation of law of the staff of, or rule or regulation of, the U.S. Securities and Exchange Commission.

➢	The terms of the registered exchange notes to be issued are identical to the outstanding initial notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

We are not making an offer to exchange new registered exchange notes for outstanding initial notes in the Republic of Italy or in any jurisdiction where the offer is not permitted.

The exchange notes are subject to the same business and financial risks as the initial notes. Please refer to “ Risk Factors” beginning on page 32 of this prospectus for a description of the risks you should consider when evaluating this investment.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the registered exchange notes to be distributed in the exchange offer, nor have any of these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of this information, please submit your request to our listing agent in Luxembourg, BNP Paribas Securities Services, Luxembourg Branch, 23 Avenue de la Porte Neuve, L-2083, Luxembourg (Telephone +352 26 96 2000).

In order to obtain timely delivery of any information that you request, you must submit your request no later than                     , 2005, which is five business days before the date the exchange offer expires.

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CERTAIN DEFINED TERMS

In this prospectus, references to the “Issuer” and “TI Capital” refer to Telecom Italia Capital, société anonyme. References to the “Guarantor” and “Telecom Italia” refer to Telecom Italia S.p.A. References to “we”, “us” and “our” refer to Telecom Italia Capital or, if the context so requires, also to Telecom Italia S.p.A. and, if the context so requires, its consolidated subsidiaries (including TI Capital). References to “Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries (including TI Capital). References to “Old Telecom Italia” and “Old Telecom Italia Group” and “New Telecom Italia” and “New Telecom Italia Group” refer to Telecom Italia S.p.A. and its consolidated subsidiaries as they existed immediately prior to, and immediately after, respectively, August 4, 2003, the effective date of the merger between Olivetti S.p.A. (“Olivetti”) and Old Telecom Italia.

NOTICE TO INVESTORS

You understand that it is the intention of TI Capital that the exchange notes will be offered and sold to investors, and trade in the secondary market between investors, and will be held by investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996 as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. See “Description of the Exchange Notes and Guarantees—Transfer Restrictions”. You also understand that, to the extent that Telecom Italia will become the obligor under the exchange notes due to substitution or otherwise (see “Description of Exchange Notes and Guarantees—Mergers and Similar Events”) and Telecom Italia will be required to withhold on any payments made on the exchange notes, there would be no obligation to gross up such payments to investors resident in the countries identified in the above Decree (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements. See “Description of Exchange Notes and Guarantees—Payment of Additional Amounts”.

NOTICE TO INVESTORS IN ITALY

Neither the exchange offer nor this prospectus has been cleared by the Commissione Nazionale per le Società e la Borsa (“CONSOB”) and, accordingly, the exchange notes are not offered for exchange with the initial notes in the territory of the Republic of Italy. Therefore: (i) this prospectus may not be used in connection with an exchange offer in the Republic of Italy; and (ii) neither the Issuer, nor the Guarantor, nor the exchange agent (a) has delivered or will deliver this prospectus and any solicitation materials relating to the exchange offer in the Republic of Italy, (b) has solicited or will solicit exchanges of initial notes from any person within the Republic of Italy, (c) has accepted or will accept tenders of exchanges of initial notes from any person within the Republic of Italy, and/or (d) has offered, sold or delivered or will offer, sell or deliver, exchange notes to any person within the Republic of Italy. Any acceptance instructions in whatever form received from persons located in Italy shall be void and shall not be processed, validated or settled. In the case an Italian investor were to purchase the exchange notes on the secondary market and were holding the exchange notes at the time of the optional redemption (see “Description of the Exchange Notes and Guarantees—Redemption at TI Capital’s Option” on page 62 of this prospectus), in certain cases there may be adverse tax consequences including the application of a 20% surtax. Italian investors holding the exchange notes will be responsible for such adverse tax consequences and no additional amounts will be paid in connection therewith by TI Capital or Telecom Italia.

NOTICE TO INVESTORS IN LUXEMBOURG

The exchange notes may not be offered to the public in the Grand Duchy of Luxembourg except in circumstances where the requirements of Luxembourg law concerning public offerings of securities have been met.

NOTICE TO INVESTORS IN FRANCE

In France, the exchange notes may not be directly or indirectly offered or sold to the public, and offers and sales of the exchange notes will only be made in France to qualified investors or to a closed circle of investors acting for their own accounts, in accordance with Article L.411-2 of the Code Monétaire et Financier and Decret no. 98-880 dated October 1, 1998. Accordingly, this prospectus has not been submitted to the Autorité des Marchés Financiers. Neither this prospectus nor any other offering material may be distributed to the public in France. In the event that the exchange notes purchased by investors are directly or indirectly offered or sold to the public in France, the conditions set forth in Articles L.412-1 and L.621-8 of the Code Monétaire et Financier must be complied with.

Les titres ne pourront pas être offerts ou vendus directement ou indirectement au public en France et ne pourront l’être qu’à des investisseurs qualifiés ou à un cercle restreint d’investisseurs, agissant pour compte propre, conformément à l’Article L.411-2 du Code Monétaire et Financier et du Décret no. 98-880 du 1er Octobre 1998. Par conséquent, ce prospectus n’a pas été soumis au visa de l’Autorité des Marchés Financiers. Ni ce prospectus ni aucun autre document promotionnel ne pourront être communiqués au public en France. La diffusion, directe ou indirecte, dans le public des titres ainsi acquis ne peut être realisée que dans les conditions prévues aux articles L.412-1 et 621-8 du Code Monétaire et Financier.

NOTICE TO INVESTORS IN GERMANY

The offering of the exchange notes is not a public offering in the Federal Republic of Germany. No application has been made under German law to publicly market the exchange notes in or out of the Federal Republic of Germany so that no public offer of the exchange notes or public distribution may be made in or out of the Federal Republic of Germany. The exchange notes are not registered or authorized for distribution under the Securities Sales Prospectus Act (Wertpapierprospektgesetz), as amended, and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, the offer is strictly for private use and the offer is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The exchange notes will only be available to persons who, by profession, trade or business, buy or sell exchange notes for their own or a third party’s account.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

In the United Kingdom, the exchange notes will only be available for subscription pursuant to the offering to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that will not constitute an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended. This prospectus is being distributed in the United Kingdom only to persons of the kind described in Article 19(5) (“investment professionals”) or Article 49(2) (“high net worth companies, unincorporated associations etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or to persons to whom it may otherwise lawfully be issued (collectively, “relevant persons”). By accepting delivery of this prospectus the recipient warrants and acknowledges that it is a relevant person. This communication must not be acted or relied upon by persons who are not relevant persons.

WHERE YOU CAN FIND MORE INFORMATION

Telecom Italia

Telecom Italia is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers and files annual reports and other information with the U.S. Securities and Exchange Commission (“SEC”). You may read and copy any document Telecom Italia files with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Since November 4, 2002, Telecom Italia has been required to file and furnish its documents to the SEC on EDGAR, the SEC’s electronic filing system. All such filings made since such date can be reviewed on EDGAR by going to the SEC’s website: www.sec.gov.

On completion of the merger of Olivetti and Old Telecom Italia on August 4, 2003 (the “Merger”), Olivetti changed its name to Telecom Italia S.p.A. and succeeded to the Exchange Act information requirements of Old Telecom Italia. All annual reports on Form 20-F and reports on Form 6-K filed or furnished with the SEC prior to August 4, 2003, were so filed or furnished by Old Telecom Italia. As a foreign private issuer, Telecom Italia is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Telecom Italia’s officers, directors and controlling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Telecom Italia’s ordinary share ADSs and savings share ADSs are listed on the New York Stock Exchange and you can inspect Telecom Italia’s reports and other information at the New York Stock Exchange Inc., 20 Broad Street, New York, New York. For further information about Telecom Italia’s American Depositary Receipt arrangements, you may call JPMorgan Chase Bank, N.A., the depositary under Telecom Italia’s American Depositary Receipt arrangements in the United States, at +1 (781) 575-4328.

TI Capital

TI Capital is a directly and indirectly wholly-owned subsidiary of Telecom Italia, organized under the laws of Luxembourg. TI Capital does not, and will not, file separate reports with the SEC.

TI Capital will issue the exchange notes described in this prospectus pursuant to an indenture dated October 6, 2004, as supplemented by a first supplemental indenture dated October 6, 2004 and an officer’s certificate to be issued by TI Capital and Telecom Italia. The indenture, the first supplemental indenture, the officer’s certificate and their associated documents contain or will contain the full legal text of the matters described in “Description of Exchange Notes and Guarantees” (other than matters described under “—Transfer Registrations” and “—Registration Rights Agreement”). The indenture and the first supplemental indenture are available and the officer’s certificate will be available for inspection at BNP Paribas Securities Services, Luxembourg Branch, 23 Avenue de la Porte Neuve, L-2083, Luxembourg (the “listing agent”).

You may request, orally or in writing, a copy of the indenture dated October 6, 2004 as supplemented by the first supplemental indenture dated October 6, 2004 and, when executed, the Officer’s Certificate, at no cost by contacting TI Capital at 287-289 route d’Arlon, L-1150 Luxembourg, tel.: +352-456060-1. Copies of the indenture and first supplemental indenture have also been filed with the SEC as exhibits to the registration statement on Form F-4 of which this prospectus forms a part, and may be obtained free of charge from the SEC’s web site at http://www.sec.gov.

Incorporation by reference

The SEC allows us to “incorporate by reference” the information we file with the SEC in other documents, which means:

•	incorporated documents are considered part of this prospectus;

•	Telecom Italia can disclose important information to you by referring you to those documents; and

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus, and information that Telecom Italia files with the SEC after the date of this prospectus automatically updates and supersedes this prospectus.

We are incorporating by reference Telecom Italia’s Annual Report on Form 20-F for the year ended December 31, 2004 (the “Telecom Italia Annual Report”) (File No. 001-13882) filed with the SEC on May 27, 2005. The Telecom Italia Annual Report contains important information about Telecom Italia and its financial position.

We also incorporate by reference each of the following documents that Telecom Italia will file with the SEC after the date of this prospectus from now until this exchange offer is completed:

•	Reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

•	any future reports filed on Form 6-K that indicate they are incorporated by reference in this prospectus.

You may obtain a copy of any of the documents referred to above (excluding exhibits) at no cost by contacting our listing agent in Luxembourg at the following address:

BNP Paribas

Securities Services, Luxembourg Branch

23 Avenue de la Porte Neuve

L-2083

Luxembourg

To obtain timely delivery of any of our documents, you must make your request to us no later than [•], 2005. The exchange offer will expire at 5:00 p.m., New York City time, on [•], 2005. The exchange offer can be extended by us in our sole discretion, but we currently do not intend to extend the expiration date. See the caption “Terms of the Exchange Offer” on page 42 of this prospectus for more detailed information.

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ENFORCEABILITY OF CIVIL LIABILITIES

UNDER THE UNITED STATES SECURITIES LAWS

Telecom Italia is a joint stock company (Società per Azioni) organized under the laws of the Republic of Italy, and TI Capital is a company with limited liability (société anonyme) for an unlimited duration, established under the laws of Luxembourg. None of the members of the Board of Directors of TI Capital and only two members of the Board of Directors of Telecom Italia are resident in the United States. All or a substantial portion of the assets of these non-U.S. residents and of TI Capital and Telecom Italia are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon the non-U.S. resident directors or upon TI Capital or Telecom Italia or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against TI Capital or Telecom Italia in Luxembourg or Italy, as applicable. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy or in Luxembourg. Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject, among other things, to the absence of a conflicting judgment by an Italian court or of an action pending in Italy among the same parties arising from the same facts and circumstances and started before the U.S. proceedings, and to the Italian courts’ determination that the U.S. courts had jurisdiction, that process was appropriately served on the defendant(s), and that enforcement would not violate Italian public policy. In general, the enforceability in Italy of final judgments of U.S. courts would not require retrial in Italy, subject to the decision of the competent court of appeal ascertaining the existence of the above mentioned requirements and subject to challenge by the other party. In original actions brought before Italian courts, there is substantial doubt as to the enforceability of liabilities based on the U.S. federal securities laws. The United States and Luxembourg do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. As a result, a civil judgment by a U.S. court is enforceable in Luxembourg subject to applicable exequatur proceedings.

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements, which reflect Telecom Italia management’s current views with respect to certain future events and financial performance. Actual results may differ materially from those projected or implied in the forward-looking statements. Further, certain forward-looking statements are based upon assumptions of future events which may not prove to be accurate. The following important factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof:

•	the continuing impact of increased competition in a liberalized market, including competition from global and regional alliances formed by other telecommunications operators in our core Italian domestic fixed-line and wireless markets;

•	the ability of Telecom Italia to introduce new services to stimulate increased usage of our fixed and wireless networks to offset declines in the traditional fixed-line voice business due to the continuing impact of regulatory required price reductions, market share loss, pricing pressures generally and shifts in usage patterns;

•	the level of demand for telecommunications services, particularly wireless telecommunications services in the maturing Italian market and for new higher value added products and services such as broadband;

•	the ability of Telecom Italia to achieve cost-reduction targets in the time frame established or to continue the process of rationalizing its non-core assets;

•	the success of Telecom Italia’s loyalty and retention programs, particularly in the fixed line business, and the impact of such programs on its revenues;

•	the impact of regulatory decisions and changes in the regulatory environment, including implementation of recently-adopted EU directives in Italy;

•	the impact and consequences of the Merger and the TIM Acquisition;

•	the impact of the slowdown in Latin American economies and the slow recovery of economies generally on the international business of Telecom Italia and on Telecom Italia’s foreign investments and capital expenditures;

•	the continuing impact of rapid or “disruptive” changes in technologies;

•	the impact of political and economic developments in Italy and other countries in which Telecom Italia operates;

•	the impact of fluctuations in currency exchange and interest rates;

•	Telecom Italia’s ability to successfully implement its strategy over the 2005-2007 period;

•	Telecom Italia’s ability to successfully achieve its debt reduction targets;

•	Telecom Italia’s ability to successfully roll out its UMTS networks and services and to realize the benefits of its investment in UMTS licenses and related capital expenditures;

•	Telecom Italia’s ability to successfully implement its internet and broadband strategy both in Italy and abroad;

•	Telecom Italia’s ability to achieve the expected return on the significant investments and capital expenditures it has made and continues to make in Latin America;

•	the amount and timing of any future impairment charges for the Telecom Italia Group’s licenses, goodwill or other assets; and

•	the impact of litigation or decreased mobile communications usage arising from actual or perceived health risks or other problems relating to mobile handsets or transmission masts.

The foregoing factors should not be construed as exhaustive. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Accordingly, there can be no assurance that Telecom Italia will achieve its projected results.

PRESENTATION OF CERTAIN FINANCIAL

AND OTHER INFORMATION

Unless otherwise indicated, the financial information contained in this prospectus and incorporated by reference herein is prepared using Italian GAAP. Note 27 of the Notes to the audited consolidated financial statements of Telecom Italia included in the Telecom Italia Annual Report incorporated by reference herein describes the material differences between Italian GAAP and U.S. GAAP as they relate to Telecom Italia. No U.S. GAAP financial statements have been prepared for Telecom Italia.

For fiscal years and interim periods on or after January 1, 2005, the Telecom Italia Group is required to prepare its financial statements in accordance with International Financial Reporting Standards, or IFRS. The financial information as of and for the three-month period ended March 31, 2005 and, for comparison purposes, as of December 31, 2004 and for the three-month period ended March 31, 2004 contained in this prospectus have been prepared in accordance with IFRS as in effect on March 31, 2005.

Telecom Italia will adopt “IFRS as adopted by the European Commission for use in the European Union” (“EU GAAP”) for the first time in its financial statements for the year ended December 31, 2005, which will include comparative financial statements for the year ended December 31, 2004. IFRS 1 First-time Adoption of International Financial Reporting Standards requires that an entity develop accounting policies based on the standards and related interpretations effective at the reporting date of its first annual IFRS financial statements (i.e., December 31, 2005). IFRS 1 also requires that those policies be applied as of the date of transition to IFRS (i.e., January 1, 2004) and throughout all periods presented in the first IFRS financial statements. The accompanying interim financial data as of and for the three-month periods ended March 31, 2005 and 2004, have been prepared in accordance with EU GAAP effective, or issued and early adopted, at March 31, 2005. The EU GAAP that will be applicable at December 31, 2005, including those that will be applicable on an optional basis, are not known with certainty at the time of preparing this interim financial information. As a result, the accounting policies used to prepare this financial data are subject to change up to the reporting date of Telecom Italia’s first IFRS financial statements. There are significant differences between IFRS and Italian GAAP. See “Item 5.5 Adoption of International Accounting Standards” in the Telecom Italia Annual Report for additional information on the Telecom Italia Group’s adoption of IFRS, including the principal differences between IFRS and Italian GAAP.

The currency used by Telecom Italia in preparing its consolidated financial statements is the euro. References to “euro,” “euros” and “€,” are to euros and references to “U.S. dollars,” “dollars,” “US$” or “$” are to U.S. dollars. For the purpose of this prospectus, “billion” means a thousand million. On August 1, 2005, the Noon Buying Rate (as defined below) was euro 1=US$1.2195. The noon buying rate is determined based on cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”).

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents we have referred you to in “Where You Can Find More Information”. It may not contain all the information which is important to you and we recommend that you read the entire document as well as the documents referred to under “Where You Can Find More Information”.

Description of the Exchange Offer

The Exchange

On October 6, 2004, TI Capital issued

➢	$1,250,000,000 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47);

➢	$1,250,000,000 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20); and

➢	$1,000,000,000 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) (collectively, the “initial notes”)

to Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. Incorporated (collectively, the “initial purchasers”) in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Telecom Italia has irrevocably and unconditionally guaranteed the full and punctual payment of principal, interest, additional amounts and all other amounts, if any, that may become due and payable in respect of the initial notes.

When TI Capital issued the initial notes, we entered into a registration rights agreement with the initial purchasers (the “registration rights agreement”) in which we agreed to use our reasonable best efforts to complete an exchange offer for the initial notes on or prior to October 31, 2005.

Under the terms of the exchange offer, you are entitled to exchange the initial notes for registered 4% Guaranteed Senior Notes due 2010 (the “2010 exchange notes”), 4.95% Guaranteed Senior Notes due 2014 (the “2014 exchange notes”) and 6% Guaranteed Senior Notes due 2034 (the “2034 exchange notes” and, together with the 2010 exchange notes and the 2014 exchange notes, the “exchange notes”) with substantially identical terms. You should read the discussion under the heading “Description of the Exchange Notes and Guarantees” for further information regarding the exchange notes. As of this date, there are $3,500,000,000 aggregate principal amount of the initial notes outstanding. The initial notes may be tendered only in integral multiples of $1,000.

Resale of Exchange Notes

We believe that the exchange notes issued in this exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

➢	any exchange notes received by you will be acquired in the ordinary course of business;

➢	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act;

➢	you are not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of Telecom Italia or TI Capital;

➢	you are not engaged in, and do not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act;

➢	if you are a broker-dealer, you will receive exchange notes in exchange for initial notes that were acquired for your own account as a result of market-making activities or other trading activities and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; and

➢	if you are a broker-dealer, you did not purchase the initial notes being tendered in the exchange offer directly from TI Capital or Telecom Italia for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

If any of the foregoing is not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume, or indemnify you against, that liability.

If you are a broker-dealer and receive exchange notes for your own account in exchange for initial notes that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act upon any resale of the exchange notes. A broker-dealer may use this prospectus in connection with an offer to resell, resale or other transfer of the exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Initial Notes

If you do not exchange your initial notes for exchange notes, subject to some exceptions, you will no longer be able to require us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless:

➢	they are registered under the Securities Act (and we will have no obligation to register them, except for some limited exceptions); or

➢	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

In addition, the trading market, if any, for the remaining initial notes may be adversely affected depending on the extent to which initial notes are tendered and accepted in the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on [•], 2005 (the “expiration date”), unless we decide to extend the expiration date. TI Capital will be entitled to close the exchange offer as long as it has accepted all initial notes validly tendered and not withdrawn in accordance with the terms of the exchange offer.

Interest on the Exchange Notes

The 2010 exchange notes will bear interest from July 15, 2005 and the 2014 exchange notes and the 2034 exchange notes will bear interest from March 30, 2005. Interest due on the exchange notes will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the initial notes and to the same persons who are entitled to receive those payments of interest on the initial notes.

No interest will be paid on any initial notes when they are surrendered and exchanged in this exchange offer. Initial notes not tendered in the exchange offer will bear interest at the same rate in effect at the time of original issuance of the initial notes and, after consummation of the exchange offer, will not be entitled to additional interest or further registration rights.

Conditions to the Exchange Offer

We will proceed with the exchange offer, so long as:

➢	the exchange offer does not violate any applicable law or applicable interpretation of law of the staff, or rule or regulation, of the SEC;

➢	no litigation materially impairs our ability to proceed with the exchange offer; and

➢	we obtain all governmental approvals we deem necessary for the exchange offer.

Procedures for Tendering Initial Notes

If you wish to accept the exchange offer, you must:

➢	tender your initial notes by following the procedures for book-entry transfer, as described in this prospectus, or if you hold initial notes through a broker, dealer, bank, trust company or nominee, instructing such institution to do so on your behalf; or

➢	complete, sign and date the letter of transmittal, or a facsimile of it, and send the letter of transmittal and all other documents required by it to JPMorgan Chase Bank, N.A., as exchange agent, and deliver the initial notes to be exchanged to the exchange agent or comply with the procedures for guaranteed delivery.

Guaranteed Delivery Procedure

If you wish to tender your initial notes and you cannot get your required documents to the exchange agent by [•], 2005, the expiration date, you may tender your initial notes according to the guaranteed delivery procedure described under the heading “Terms of the Exchange Offer—Guaranteed Delivery Procedure.”

Withdrawal Rights

You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on [•], 2005, the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address set forth herein under “Terms of the Exchange Offer—Exchange Agent” by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Initial Notes and Delivery of Exchange Notes

If all the conditions to the exchange offer are satisfied or waived, we will accept any and all initial notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on [•], 2005, the expiration date. TI Capital will deliver the exchange notes promptly after the expiration date.

Tax Considerations

We believe that the exchange of initial notes for notes will not be a taxable exchange for U.S. federal income tax purposes. You should consult your tax adviser about the tax consequences of the exchange as they apply to your individual circumstances.

For a fuller discussion of possible adverse tax consequences for non-U.S. residents, please see the section of this prospectus entitled “Tax Considerations—Italian Tax Considerations” on page 78.

Exchange Agent

JPMorgan Chase Bank, N.A. is serving as exchange agent for the exchange offer. You can find the address and telephone number for JPMorgan Chase Bank, N.A. set forth under “Terms of the Exchange Offer—Exchange Agents”.

Luxembourg Exchange Agent

JPMorgan Bank Luxembourg S.A. is serving as exchange agent for the exchange offer. You can find the address and telephone number for JPMorgan Bank Luxembourg S.A. set forth under “Terms of the Exchange Offer—Exchange Agents”.

Information Agent

Georgeson Shareholder Communications Inc. is serving as the information agent for the exchange offer. You can find the address and telephone number for Georgeson Shareholder Communications Inc. set forth under “Terms of the Exchange Offer—Information Agent”.

Fees and Expenses

We will bear all expenses related to consummating the exchange offer and complying with the registration rights agreement.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the exchange notes.

Description of the Companies

Telecom Italia S.p.A.

Telecom Italia S.p.A. is incorporated as a joint stock company under the laws of Italy. The duration of the company extends until December 31, 2100. The registered office and principal executive offices of Telecom Italia are at Piazza degli Affari 2, 20123 Milan, Italy. The telephone number is +39-02-85951.

On July 18, 1997, Old Telecom Italia’s predecessor company was merged with and into Società Finanziaria Telefonica—per Azioni (“STET”), its parent holding company, with STET as the surviving corporation. As of the effective date of the merger, STET changed its name to “Telecom Italia S.p.A.”. In November 1997, the Ministry of the Treasury of the Republic of Italy completed the privatization of Telecom Italia selling substantially all of its stake in the Old Telecom Italia Group through a global offering, and a private sale to a group of shareholders.

On May 21, 1999, Olivetti, through a tender offer, obtained control of the Old Telecom Italia Group when approximately 52.12% of Old Telecom Italia ordinary shares were tendered to Olivetti. Through a series of transactions which started in July 2001, Olimpia S.p.A. (“Olimpia”) acquired a 28.7% stake in Olivetti which resulted in the replacement of the then boards of directors of Olivetti and Old Telecom Italia.

On December 9, 2002, the Ministry of the Treasury sold its remaining stake in Old Telecom Italia ordinary and savings share capital.

On August 4, 2003, the Merger was consummated by Old Telecom Italia merging with and into Olivetti with Olivetti as the surviving company changing its name to “Telecom Italia S.p.A.”. Following the Merger, the proportionate ownership of Telecom Italia’s share capital by shareholders unaffiliated with Pirelli & C. S.p.A. (“Pirelli”), Olimpia’s largest shareholder, or Olimpia, increased substantially to approximately 88.43% of the outstanding ordinary shares. Following the Merger, Olimpia acquired additional shares through market purchases and, prior to certain transactions relating to the acquisition by Telecom Italia of the ordinary shares and savings shares of Telecom Italia Mobile S.p.A. (“TIM”), Olimpia held approximately 17% of Telecom Italia’s ordinary shares, making it the largest shareholder of Telecom Italia.

On December 22, 2004 Olimpia’s shareholders approved a capital increase in the amount of €2 billion in order to finance the acquisition of additional shares of Telecom Italia. As a result on March 11, 2005, Olimpia announced that it had acquired 189,988,330 additional shares for a total holding of 2,207,345,359 Shares, equal to approximately 20.4% of the ordinary share capital of Telecom Italia. In addition, as of March 14, 2005 the conversion of over 424 million Telecom Italia convertible bonds became effective, resulting in Olimpia’s aggregate shareholding representing approximately 21.4% of the outstanding ordinary shares, corresponding to 2,407,345,359 Shares.

In January 2005, Telecom Italia completed a partial cash tender offer for two-thirds of the outstanding ordinary shares of TIM and all of the outstanding savings shares of TIM. Telecom Italia and TIM signed the merger deed on June 20, 2005, pursuant to the plan of merger adopted by the boards of directors of Telecom Italia and TIM on January 23, 2005 and approved by the ordinary shareholders of Telecom Italia and TIM on April 7, 2005 and April 5, 2005, respectively (“TIM Acquisition”) (see “Item 4.1.3—Significant Developments During 2004—TIM Acquisition” of Telecom Italia’s Annual Report incorporated herein by reference). The merger of TIM with and into Telecom Italia took effect on June 30, 2005, at which time TIM’s shares ceased trading on the Italian Stock Exchange.

Following the issuance of shares of Telecom Italia in exchange for outstanding shares of TIM held by third parties, as a result of the merger of TIM into Telecom Italia through which the TIM Acquisition was effected, Olimpia’s stake was diluted to approximately 18%.

The share capital of Olimpia is presently held by Pirelli, Edizione Holding S.p.A., Edizione Finance International S.A., UniCredito Italiano S.p.A. (“Unicredit”), Banca Intesa S.p.A. (“Intesa”) and Hopa S.p.A. (“Hopa”) in the following respective proportions: 57.66%, 7.88%, 8.92%, 4.77%, 4.77% and 16%.

According to publicly available filings with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), as of June 1, 2005, shareholders of Pirelli with a 5% stake or greater in Pirelli’s voting capital were Camfin CAM Finanziaria S.p.A. (25.387%) and Assicurazioni Generali S.p.A. (5.251%). Shareholders of Camfin CAM Finanziaria S.p.A. with a 5% stake or greater in the voting capital of the company included: Mr. Marco Tronchetti Provera (through Gruppo Partecipazioni Industriali S.p.A. (50.180%)) and Mr. Carlo Acutis (through Vittoria Assicurazioni S.p.A.: 4.648%; and Yura International Holding BV: 4.649%).

In January 2004, Hopa announced it had acquired a stake then equal to 3.367% of Telecom Italia’s Shares, held, in part, directly (13,203,484 Shares) and, in the remaining part, through Holinvest S.p.A. (“Holinvest”), a company owned by Hopa (80.001%) and Olimpia (19.999%). On April 15, 2004, Holinvest exchanged with JPMorgan Ltd. 95,606,875 of Telecom Italia’s convertible bonds for 46,343,969 Shares.

As of April 7, 2005 (when Telecom Italia’s annual shareholders’ meeting took place), Hopa, directly and through Holinvest, owned 451,364,703 Shares (equal to 4.02% of the outstanding Shares), while Pirelli directly owned 47,155,300 Shares.

The following chart illustrates our current ownership structure.

Note 1: Shareholders of Pirelli with a 5% stake or greater in the voting capital of the company include: Camfin CAM Finanziaria S.p.A. (25.387%) and Assicurazioni Generali (5.251%).

The Telecom Italia Group is a leader in the international information and communication technology sector. As leaders in wireline and mobile communications, Internet and media, information technology and R&D, its companies provide integrated and innovative services in Italy and certain countries outside of Italy. Moreover, the Telecom Italia Group also supplies office products and solutions, commercial systems and information technology for gaming and lotteries.

In its domestic Italian market, the Telecom Italia Group is both a technological and market leader in the fastest-growing segments (mobile, broadband and data transmission). The Telecom Italia Group’s international operations are concentrated mainly in Latin America, Europe and the Mediterranean basin.

In particular, at March 31, 2005 the Telecom Italia Group was one of the world’s largest wireline operators, with approximately 25.8 million lines (including the equivalent ISDN lines). In addition, the Telecom Italia Group is the leading mobile operator in Italy, with approximately 26.2 million lines. At March 31, 2005, the Telecom Italia Group businesses then operating as TIM had approximately 15.9 million lines outside of Italy resulting in a total of 42.1 million lines. Those lines exclude the lines of discontinued operations (Digitel and TIM Hellas) and the lines of Avea, a Turkish joint venture.

The Telecom Italia Group, through its subsidiary Tim Italia S.p.A., the company which resulted from the spin-off of the domestic mobile activities of TIM, is one of the three mobile operators licensed to provide services using GSM 900 technology and one of the three operators licensed to provide services using GSM 1800 (formerly DCS 1800) technology. It is also one of five operators (of which four are in operation) holding a UMTS license to provide third-generation telephony services in Italy.

Recent Developments

Bond Buyback

On June 22, 2005, Telecom Italia Finance S.A., with the proceeds of the note issuance described in “—Additional Issuance of 7.75% notes of Telecom Italia Finance S.A. due 2033”, bought back €250 million nominal amount of its 7.77% notes due August 9, 2032. On July 21, 2005, the repurchased notes were cancelled.

Sale of TIM Hellas

On April 3, 2005, TIM International N.V. (“TIM International”) reached an agreement for the disposal of its 80.87% equity shareholding in TIM Hellas to certain funds advised by Apax Partners and Texas Pacific Group (TPG). The sale price of the transaction is €1,114 million which corresponds to an enterprise value of €1,600 million for 100% of TIM Hellas and is equivalent to approximately €16.43 per share.

The transaction was completed on June 15, 2005. An agreement was also signed licensing TIM Hellas to use the TIM brand.

Acquisition of Liberty Surf from Tiscali S.p.A.

Pursuant to the previously executed acquisition agreement of the parties, on June 27, 2005 Telecom Italia and Tiscali S.p.A. announced the final total price of €248.2 million, or €2.78 per share, for 89,322,244 shares, representing 94.89% of the share capital, of Liberty Surf Group S.A. (“Liberty Surf”), a French company whose shares are admitted to trading on compartment B of the Eurolist market of Euronext Paris. This amount is based on a net cash position of €9.6 million of Liberty Surf on a consolidated basis as of May 31, 2005.

As a result of this final determination, and as already publicly announced at the signing of the acquisition agreement on April 5, 2005 and the closing of the acquisition on May 31, 2005, on July 21, 2005 Telecom Italia launched a public tender offer for the outstanding Liberty Surf shares that it did not hold at the same price offered to Tiscali S.p.A., pursuant to French Stock Exchange regulations.

As a result of the Liberty Surf transaction, Telecom Italia also acquired, indirectly, 88.63% of the share capital of Intercall S.A., which was held by Liberty Surf. Intercall S.A. is a French company whose shares are admitted to trading on the special compartment of the Eurolist market of Euronext Paris. As Liberty Surf’s interest in Intercall S.A. did not constitute an essential part of its assets, in accordance with French Stock Exchange regulations, Telecom Italia has not launched and will not launch any public tender offer for the remaining Intercall shares.

Restructuring of the Telecom Italia Group Internet activities

In the process of rationalizing the Telecom Italia Group activities, and in accordance with the decisions of the Boards of Directors of Telecom Italia and Telecom Italia Media of April 4, 2005, Telecom Italia and Telecom Italia Media concluded, on April 19, 2005, agreements for the acquisition by Telecom Italia of the Virgilio assets (owned by the Finanziaria Web and Matrix companies) and Tin.it. The agreements provided for the acquisition by Telecom Italia of the following stakes owned by Telecom Italia Media:

➢	60% stake in Finanziaria Web (which currently owns 66% of Matrix) and 0.7% stake in Matrix, for a total price of €70 million. At the completion of the transaction, Telecom Italia, which already owns 40% of Finanziaria Web and 33.3% of Matrix, would own 100% of Finanziaria Web and Matrix, and would therefore have full control over the activities of Virgilio;

➢	100% stake in a new company to be established to which Telecom Italia Media would transfer the business of Tin.it. The purchase price for the transfer of the assets would be €880 million.

On June 1, 2005, Telecom Italia acquired all of Telecom Italia Media’s Internet activities (Tin.it and Matrix).

The transaction has resulted in or will entail, among other things:

➢	the use by Telecom Italia Media of the proceeds from the sale for new investments in the media sector, in the estimated amount of €250 million in the three-year period 2005-2007;

➢	the purchase, through a tender offer, by Telecom Italia Media of its own shares, up to the maximum amount permitted by law, in the amount of approximately €148 million, as described below;

➢	the payout by Telecom Italia Media of dividends in 2006 currently estimated at approximately €550 million subject to financial and industrial requirements; and

➢	the merger of La7 Televisioni into Telecom Italia Media.

The shareholders’ meeting of Telecom Italia Media held on May 24, 2005 approved:

➢	the authorization to acquire up to 10% of ordinary and savings shares, at a price of €0.40 per ordinary share and €0.33 per savings share, respectively, in the maximum amount of approximately €148 million; and

➢	the reduction of the company’s share capital by the cancellation of shares so acquired.

Following authorization by CONSOB, the purchase by Telecom Italia Media of its own shares through a tender offer commenced on June 6, 2005 and ended on June 24, 2005. Following completion of the offer, Telecom Italia Media held an aggregate 364,251,922 of its ordinary shares and 6,107,723 of its savings shares, corresponding to approximately 10% of Telecom Italia Media ordinary share capital and approximately 10% of its savings share capital.

Telecom Italia did not participate in the purchase of Telecom Italia Media shares and, as a result, the entire value of the tender offer was distributed to the market. As a result of the tender offer and after the cancellation of all acquired shares, Telecom Italia’s stakes in Telecom Italia Media (a direct stake of 60.4% and an indirect stake, through Telecom Italia Finance, of 2.1%) increased from 62.5% to 69.4% in the aggregate.

Sale of Finsiel S.p.A. to the COS Group

On April 26, 2005, Telecom Italia entered into an agreement with Almaviva Technologies, the COS Group holding company, for the sale of its entire stake (79.5%) in Finsiel S.p.A. (“Finsiel”). The execution of this agreement completed a competitive sale process for the controlling stake held by Telecom Italia in Finsiel and follows a preliminary agreement signed with Almaviva Technologies on February 24, 2005. The transaction is based upon a Finsiel enterprise value of approximately €164 million.

After having received approval from the competent authorities, the transaction was completed on June 28, 2005. At the closing Telecom Italia contributed €13.5 million to the capital of Finsiel in connection with the decline in the business of a subsidiary of Finsiel and sold 59.6% of Finsiel’s share capital for approximately €87.0 million. Telecom Italia’s remaining stake of 19.9% will be transferred by the end of 2005, after the exercise of put/call options, at the same price per share, for approximately €29.0 million.

Agreement between Telecom Italia Group and Brasil Telecom

On April 28, 2005, Telecom Italia’s subsidiary, TIM Brasil, and Brasil Telecom reached an agreement of strategic significance which management believes will allow the Telecom Italia Group to achieve significant economies of scale, better exploiting the synergies resulting from the integration of the fixed and mobile platforms in Brazil.

The agreement, which entails a series of transactions requiring the approval of the relevant Brazilian authorities, calls for: (i) the merger of Brasil Telecom Celular, a company 100% controlled by Brasil Telecom and operating mobile services in Region 2, into TIM Brasil; (ii) the development of commercial and marketing activities, combining the two groups’ technological know-how, services and distribution networks; and (iii) the elimination of existing regulatory overlapping licenses.

In particular, TIM Brasil will relinquish its long distance license and will avail itself of the transport services of Brasil Telecom, and Brasil Telecom will acquire a minor equity participation in TIM Brasil and will place its sites and infrastructure at the disposal of TIM Brasil, thus accelerating plans for the development of network coverage.

The agreement is designed to, inter alia, meet the requirements of the Brazilian Telecommunications Authority (ANATEL) aimed at resolving the issue of the overlapping mobile and long-distance licenses of the two groups.

In addition, on April 28, 2005, Telecom Italia Group agreed to finally settle pending litigation against Brasil Telecom and its controlling shareholders.

Agreement between Telecom Italia Group and Opportunity Group

Concurrently with the above mentioned agreement, Telecom Italia reached an agreement with the Opportunity Group with respect to resuming the Telecom Italia Group’s role in the management of the operations of Brasil Telecom, through the restoration of the exercise of its governance rights—temporarily suspended since August 2002—within the controlling group of Brasil Telecom.

The restoration of Telecom Italia International’s shareholder position in Solpart; the recovery of and the exercise of its governance rights, as provided for in the relevant shareholders’ agreement; and the strength of the industrial agreement between TIM Brasil and Brasil Telecom, better position the Telecom Italia Group to develop synergies between fixed and mobile platforms in this rapidly expanding market.

Furthermore, Telecom Italia has agreed to buy certain indirect interests held by Opportunity in Brasil Telecom and, at the same time, Telecom Italia and Opportunity have reached an agreement to settle a number of potential legal challenges and disputes. The agreement entails a payment by Telecom Italia of €341 million to settle the dispute and acquire Opportunity’s interests. The acquisition of Opportunity’s stakes will be finalized either when an agreement is reached with other indirect shareholders in Brasil Telecom or within 24 months at the latest, subject to the satisfaction of certain contractual conditions precedent.

***

At the beginning of May 2005 several actions were brought, in Brazil by certain pension funds which are indirect shareholders in Solpart, with regard to some of the agreements separately executed on April 28, 2005 by the Telecom Italia Group with Techold and Timepart (both direct shareholders in Solpart) and their controlled entities and with Opportunity. Interim decisions in those actions have, in some cases, had the effect of enjoining the consummation of some of such agreements and, in other cases, have effectively prevented the closure of the pending proceedings in Brazil, despite settlement agreements having been reached. The Telecom Italia Group has been defending the validity and enforceability of such agreements by challenging such interim decisions at all levels of jurisdiction. Furthermore, Techold is attempting to prevent the closure of an arbitration procedure which it had brought against the Telecom Italia Group and had later settled with prejudice. Finally, certain controlling entities of Techold have frozen the consideration paid into escrow by Telecom Italia in order to secure certain claims that such entities purportedly have against Opportunity.

In July 2005, Telecom Italia International commenced new actions in Brazil, which at its request have resulted in various preliminary injunctions and annulment of a purported shareholder’s meeting of Brazil Telecom Participacoes. Telecom Italia International has also commenced a new international arbitration against Techold in August 2005 to determine various contractual breaches and damages.

Sale of Corporacion Digitel C.A. (Venezuela) shares by TIM International

On May 5, 2005, the Venezuelan telecommunications authority, the CONATEL, decided not to grant the authorization for the sale of 100% of the share capital of Corporacion Digitel C.A. (“Corporacion Digitel”) by TIM International to the national operator CANTV, announced in November 2004.

Following such decision, and following a negative legal opinion provided by the local legal counsel concerning the feasibility of a judicial or administrative review of the CONATEL’s decision, TIM International, in accordance with the termination provisions of the Stock Purchase Agreement signed on November 21, 2004, has sent a termination notice to CANTV in order to finally terminate, the Stock Purchase Agreement and all the agreements related thereto.

However, Telecom Italia continues to intend to sell Corporacion Digitel. Since Corporacion Digitel is not a nationwide operator, it does not fit the Telecom Italia Group’s strategy of focusing its international activities on operations with a national footprint. Telecom Italia has given a leading investment bank the mandate to continue to find new potential buyers for Corporacion Digitel. Telecom Italia has received proposals showing interest in buying Corporacion Digitel.

As a result of the ongoing activities related to the disposal of the Venezuelan asset, Corporacion Digitel continues to be treated as discontinued operations for accounting purposes.

New Bond Issue in Pounds Sterling

On June 16, 2005, Telecom Italia successfully completed the bookbuilding and setting of conditions for a new bond issue under its €10 billion EMTN Programme in the nominal amount of £500 million, with an annual fixed-rate coupon of 5.625% and an issue price equal to 99.878% of the face value. The issue date was June 29, 2005 and the maturity date will be December 29, 2015. The issue is part of the Telecom Italia Group’s debt refinancing plan.

Additional Issuance of 7.75% notes of Telecom Italia Finance S.A. due 2033

On June 22, 2005, Telecom Italia Finance S.A. priced, for value date June 29, 2005, an additional €250 million nominal amount of its 7.75% notes due 2033, which are listed on the Luxembourg Stock Exchange, increasing the amount of the issue from the original €800 million nominal amount to a total of €1,050 million nominal amount. This issue was placed with a single investor and the proceeds of such issuance were used for the repurchase by Telecom Italia Finance S.A. of €250 million nominal amount of Telecom Italia Finance S.A.’s 7.77% notes due 2032 from the same investor. On July 21, 2005, the repurchased notes were cancelled.

Acquisition of Stake in Turk Telekom through Joint Venture with Saudi Oger Limited

On July 1, 2005, Oger Telecom, a newly created joint venture between the Telecom Italia Group and the Saudi-Lebanese group Saudi Oger Limited, won the auction conducted by Turkey, with an offer of U.S.$6,550 million, for the privatization of a majority stake (55%) in the Turkish telecommunications group, Turk Telecom. The Telecom Italia Group - through TIM International - will initially invest U.S.$200 million in the joint venture. The Telecom Italia Group will focus on the mobile business of Oger Telecom, which will cooperate in fixed-line telephony with BT Telconsult. Once the closing of the privatization takes place, Telecom Italia and Oger Telecom intend to sign a four-year Technical Assistance Agreement with Avea, the Turkish mobile operator in which TIM International has a 40% stake, Turk Telekom has a 40% stake and IsBank, a Turkish bank, has a 20% stake.

The agreement with Saudi Oger Limited provides TIM International with various contingent rights to sell its stake in Avea, principally for shares in Oger Telecom.

A listing of Oger Telecom on the Dubai DIFX stock exchange is expected to take place in the next three years, with the possibility for TIM International to participate pro rata in the initial placement. Saudi Oger Limited has agreed to grant TIM International a put option to sell to Saudi Oger Limited the Oger Telecom shares which TIM International may receive for the sale of its Avea shares plus U.S.$50 million worth of additional Oger Telecom shares subscribed for in the initial transaction if Oger Telecom is not listed on the terms provided. In turn, if this put option is not exercised by TIM International, Saudi Oger Limited can exercise a call option on the same shares.

Italian Antitrust Authority

On November 19, 2004, the Italian Antitrust Authority notified the closure of its investigation A351, pursuant to which Telecom Italia was fined €152 million for alleged abuse of dominant position. On December 31, 2004 Telecom Italia petitioned the Lazio Administrative Tribunal for an annulment of the decision. On February 16, 2005, the Lazio Administrative Tribunal issued an order granting Telecom Italia’s request for suspension but only as regards the imposition of the fine. On February 22, 2005, the decision on the merits of the case was filed, showing that Telecom Italia’s petition had been granted in part. The final decision, published on May 11, 2005, completely cancelled the fine. On June 24, 2005, Telecom Italia was notified that the Italian Antitrust Authority had appealed such final decision of the Lazio Administrative Tribunal to the Italian Administrative Courts of Appeal (Consiglio di Stato). On July 22, 2005, Telecom Italia submitted an incidental appeal (appello incidentale) to the Italian Administrative Courts of Appeal (Consiglio di Stato) of the part of the Lazio Administrative Tribunal’s decision which did not grant the action requested by Telecom Italia. In 2004, Telecom Italia accrued the full amount of the fine as a specific risk reserve.

The Italian Antitrust Authority has begun an investigation into Telecom Italia’s mobile business, Vodafone and Wind

At its meeting on February 23, 2005, the Antitrust Authority resolved to commence an investigation of TIM, which now constitutes part of the businesses of Telecom Italia, Vodafone Omnitel N.V. and Wind Telecomunicazioni S.p.A., to ascertain whether they had violated articles 81 and 82 of the EC Treaty.

The investigation followed complaints by a number of telecommunications operators, alleging that Telecom Italia (then operating as TIM), Vodafone and Wind had abused their dominant position in the market for access to the cellular telephone infrastructure network and the individual mobile networks termination market, and had concluded agreements on the access market, the final mobile telephony services market, and in the commercial offerings for their business customers.

Firstly, it is alleged that Telecom Italia (then operating as TIM), Vodafone and Wind, which together hold a dominant position over network infrastructure, had refused to negotiate access agreements with the purpose of preventing entry to the mobile communications services retail market by any alternative operators, including MNVO (Mobile Virtual Network Operators), ESP (Enhanced Service Providers) and Resellers. Moreover it is alleged that such conduct, performed homogeneously and simultaneously by all three mobile telephony operators against all the applicant operators, might also constitute an anti-competitive agreement.

Secondly, the investigation will examine the alleged cases of abuse by Telecom Italia (then operating as TIM), Vodafone and Wind, each of which has a dominant position over its own mobile network, whereby they allegedly charge their competitors higher prices for their landline-mobile termination services than those charged to their own business customers for the entire integrated landline-mobile service. More specifically, Telecom Italia (then operating as TIM), Vodafone and Wind are alleged to practice favorable financial or technical conditions for their own commercial divisions for the sale of terminal services, designed to exclude their competitors from the business customer integrated services market, in violation of article 82 of the EC Treaty.

Lastly, the three mobile operators have allegedly engaged in commercial practices designed to prevent telecommunications operators from using business contract re-sell services to their end customers, thereby preventing any kind of competition on the mobile services retail market. The conduct allegedly has the same effects of excluding competition and, allegedly, such conduct by all three companies could be the result of an agreement to restrict competition.

It is alleged that this conduct would appear to be prejudicial to trade between the member states of the European Community by virtue of the fact that it affects a substantial part of the common market, and for that reason violates articles 81 and/or 82 of the EC Treaty.

The investigation procedure has been started by the Antitrust Authority, in particular, on June 6, 2005, the Antitrust Authority held the hearing with respect to Telecom Italia. The investigation will be concluded by April 28, 2006.

Mediterranean Nautilus

The arbitration commenced in October 2003 by FTT Investments B.V. (“FTT”) (the minority shareholder of Mediterranean Nautilus S.A.) for cancellation of the agreement signed in March 2001 with Telecom Italia International, Telecom Italia and Mediterranean Nautilus S.A. for the sale by Telecom Italia International to FTT of 30% of the shares of Mediterranean Nautilus S.A. was settled on June 16, 2005. Telecom Italia established a reserve in its consolidated financial statements for the year ended December 31, 2004 in relation to the probable effects of the settlement.

Pursuant to the settlement agreement, in July 2005 a reorganization was effected with respect to Mediterranean Nautilus S.A. and various related companies. The overall consideration paid by the Telecom Italia Group in connection with such reorganization, including capital investments made in Med Submarine Cables 1 Ltd., was approximately US$58.9 million.

TI Capital

TI Capital is a limited liability company (société anonyme) organized under the laws of Luxembourg, incorporated on September 27, 2000 and is a directly and indirectly wholly-owned subsidiary of Telecom Italia. TI Capital is registered with the Registre du Commerce et des Sociétés of Luxembourg under B-77.970. TI Capital’s Articles of Incorporation were published in the Mémorial, Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations No. C-755 on October 13, 2000. TI Capital’s Articles of Incorporation were amended most recently on December 20, 2002 and the modifications were published in the Mémorial Journal Officiel du Grand-Duché de Luxembourg, Recueil des Sociétés et Associations No. C-184 on February 20, 2003.

TI Capital’s primary purpose is to provide access to the international financial markets for the Telecom Italia Group.

TI Capital’s registered office and postal address is 287-289 route d’Arlon, L-1150, Luxembourg and its telephone number is + 352-456060-1.

Description of the Exchange Notes

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of Exchange Notes and Guarantees”.

Issuer	TI Capital

Guarantor	Telecom Italia

Securities	• $1,250,000,000 4% Guaranteed Senior Notes due 2010 (the “2010 exchange notes”);

• $1,250,000,000 4.95% Guaranteed Senior Notes due 2014 (the “2014 exchange notes”); and

• $1,000,000,000 6% Guaranteed Senior Notes due 2034 (the “2034 exchange notes” and, together with the 2010 exchange notes and the 2014 exchange notes, the “exchange notes”).

As used herein, “initial notes” refers collectively to the 4% Guaranteed Senior Notes due 2010, 4.95% Guaranteed Senior Notes due 2014 and 6% Guaranteed Senior Notes due 2034 issued by TI Capital to certain initial purchasers on October 6, 2004, as described above under “—Description of the Exchange Offer—The Exchange.” As used herein, “notes” refers to both the initial notes and the exchange notes.

Guaranty

Telecom Italia will irrevocably and unconditionally guarantee the full and punctual payment of principal, interest, additional amounts and all other amounts, if any, that may become due and payable in respect of the exchange notes. If TI Capital fails to punctually pay any such amount, Telecom Italia will immediately pay the same.

Maturities	January 15, 2010 for the 2010 exchange notes;
September 30, 2014 for the 2014 exchange notes; and
September 30, 2034 for the 2034 exchange notes.

Interest rates

The 2010 exchange notes will bear interest at a rate of 4% per annum, the 2014 exchange notes will bear interest at a rate of 4.95% per annum and the 2034 exchange notes will bear interest at a rate of 6% per annum.

The 2010 exchange notes will bear interest from July 15, 2005 and the 2014 exchange notes and the 2034 exchange notes will bear interest from March 30, 2005, in each case based upon a 360-day year consisting of twelve 30-day months.

Interest payment dates	January 15 and July 15 for the 2010 exchange notes;
March 30 and September 30 for the 2014 exchange notes; and
March 30 and September 30 for the 2034 exchange notes.

No interest will be paid on any initial notes when they are surrendered and exchanged in the exchange offer described in this prospectus.

Regular record dates	January 1 and July 1 for the 2010 exchange notes;
March 15 and September 15 for the 2014 exchange notes; and
March 15 and September 15 for the 2034 exchange notes.

Ranking

The exchange notes will be unsecured by assets or property. The exchange notes will rank equally in right of payment with all other senior unsecured indebtedness of TI Capital from time to time outstanding. The guarantee will rank equally in right of payment with all of Telecom Italia’s senior unsecured indebtedness.

Payment of additional amounts

TI Capital, as Issuer, and Telecom Italia, as Guarantor, will pay additional amounts in respect of any payments of interest or principal so that the amount you receive after Luxembourg or Italian withholding tax will equal the amount that you would have received if no withholding of tax had been applicable, subject to some exceptions as described under “Description of Exchange Notes and Guarantees—Payment of Additional Amounts”. See “Description of Exchange Notes and Guarantees—Transfer Restrictions”.

Optional redemption

Beginning on July 15, 2006 for the 2010 exchange notes and September 30, 2006 for the 2014 exchange notes and the 2034 exchange notes, the exchange notes will be redeemable in whole or in part at TI Capital’s option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable exchange notes, or

•

as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus:

20 basis points for the 2010 exchange notes,

25 basis points for the 2014 exchange notes,

30 basis points for the 2034 exchange notes,

plus accrued interest thereon to the date of redemption.

See “Description of Exchange Notes and Guarantees—Redemption at TI Capital’s Option”.

Tax redemption

If, due to changes in Italian or Luxembourg laws relating to withholding taxes applicable to payments of principal or interest, or in connection with certain merger or similar transactions of Telecom Italia or TI Capital, TI Capital, as Issuer, or Telecom Italia, as Guarantor (or its respective successors), is obligated to pay additional amounts on the exchange notes, TI Capital may redeem the outstanding notes in whole, but not in part, at any time at a price equal to 100% of their principal amount plus accrued interest to the redemption date.

Form and denomination

You may hold a beneficial interest in the exchange notes through DTC, directly as a participant in DTC or indirectly through financial institutions that are DTC participants. Both Euroclear and Clearstream are DTC participants. As an owner of a beneficial interest in the exchange notes, you will generally not be entitled to have your notes registered in your name, will not be entitled to receive certificates in your name evidencing the exchange notes and will not be considered the holder of any exchange notes under the indenture.

Mergers and Assumptions

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company. TI Capital will be permitted to merge with an Italian company and either Telecom Italia or any Italian subsidiary of Telecom Italia will be permitted to assume the obligations of TI Capital subject to the delivery of certain legal opinions. To the extent that an Italian company, including Telecom Italia or any Italian subsidiary of Telecom Italia, will become the obligor under the exchange notes and that such Italian company will be required to withhold on any payments made on the exchange notes, there would be no obligation to gross up such payments to investors (including investors resident in the United States) who do not furnish the required certifications under applicable Italian tax requirements.

Luxembourg listing	Application has been made to list the exchange notes on the Luxembourg Stock Exchange in accordance with the rules and regulations of the Luxembourg Stock Exchange.

Trustee, principal paying agent and registrar	JPMorgan Chase Bank, N.A.

Governing law	New York. For the avoidance of doubt, the provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

Selling Restrictions

We are not making an offer to exchange initial notes for registered exchange notes in any jurisdiction where the offer is not permitted. Neither the exchange offer nor this prospectus has been cleared by CONSOB and, accordingly, the exchange notes are not offered for exchange with the initial notes in the territory of the Republic of Italy. Therefore: (i) this prospectus may not be used in connection with an exchange offer in the Republic of Italy; and (ii) neither TI Capital nor Telecom Italia nor JPMorgan Chase Bank, N.A. and JP Morgan Chase Bank Luxembourg S.A., as our exchange agents, (a) has delivered or will deliver this prospectus and any solicitation materials relating to the exchange offer in the Republic of Italy, (b) has solicited or will solicit exchanges of initial notes from any person within the Republic of Italy, (c) has accepted or will accept tenders of exchanges of initial notes from any person within the Republic of Italy, and/or (d) has offered, sold or delivered or will offer, sell or deliver, exchange notes to any person within the Republic of Italy. Any acceptance instructions in whatever form received from persons located in Italy shall be void and shall not be processed, validated or settled.

Ratings	Telecom Italia’s long-term rating is Baa2 with a stable outlook according to Moody’s, BBB+ with a stable outlook according to Standard & Poors and A- with a stable outlook according to Fitch.

Risk factors

Prospective acquirors of the exchange notes should consider carefully all of the information set forth in this prospectus and, in particular, the information set forth under “Risk Factors” and “Description of the Exchange Notes and Guarantees—Transfer Restrictions” before exchanging the initial notes for the exchange notes.

Summary Selected Financial Information

Italian GAAP with U.S. GAAP Reconciliation

The Merger of Old Telecom Italia with and into Olivetti became effective on August 4, 2003. Olivetti was the surviving company in the Merger (and changed its name to Telecom Italia S.p.A.), and succeeded to the business of Old Telecom Italia.

As a result of the Merger, the summary selected financial data set forth below are consolidated financial data of Olivetti, not Old Telecom Italia, and are presented on the following basis:

•	the Telecom Italia Group’s selected financial data as of and for each of the years ended December 31, 2003 and 2004 have been extracted or derived from the consolidated financial statements of the Telecom Italia Group prepared in accordance with Italian GAAP and have been audited by Reconta Ernst & Young S.p.A. independent registered public accounting firm; and

•	the Telecom Italia Group’s selected financial data as of and for each of the years ended December 31, 2002, 2001 and 2000 have been extracted or derived (other than the 2000 pro forma data) from the Olivetti Group’s consolidated financial statements prepared in accordance with Italian GAAP and have been audited by the following independent registered public accounting firms: Reconta Ernst & Young S.p.A. (for the years ended December 31, 2002 and 2001) and PricewaterhouseCoopers S.p.A. (for the year ended December 31, 2000).

Unless otherwise indicated, amounts presented are based on Italian GAAP. The selected financial data below should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Telecom Italia Annual Report. Certain income statement and balance sheet amounts have been reconciled to U.S. GAAP for the years ended December 31, 2004, 2003, 2002 and 2001. For additional information about the U.S. GAAP reconciliation, you should read Note 27 of the Notes to the audited consolidated financial statements of Telecom Italia included in the Telecom Italia Annual Report incorporated herein by reference.

	Year ended December 31,
	2000(1)	2000 pro forma (Unaudited) (1)(2)	2001(1)	2002(1)	2003(1)	2004(1)	2004
	(millions of Euro, except per share amounts)						(millions of U.S. dollars except per share amounts)(3)
Statement of Operations Data in accordance with Italian GAAP:
Operating revenues	30,116	28,374	32,016	31,408	30,850	31,237	42,289
Other income	483	459	476	504	345	315	426

Total revenues	30,599	28,833	32,492	31,912	31,195	31,552	42,715

Cost of materials	3,058	2,931	2,640	2,315	2,081	2,414	3,268
Salaries and social security contributions	5,245	4,965	4,919	4,737	4,303	4,045	5,476
Depreciation and amortization(4)	6,946	6,509	7,612	7,227	6,779	6,646	8,997
Other external charges	11,136	10,476	12,687	12,188	11,934	12,014	16,265
Changes in inventories	(318)	(296)	92	62	114	(25)	(34)
Capitalized internal construction costs	(912)	(831)	(583)	(675)	(805)	(742)	(1,005)

Total operating expenses(4)	25,155	23,754	27,367	25,854	24,406	24,352	32,967

Operating income(4)	5,444	5,079	5,125	6,058	6,789	7,200	9,748

Financial income	1,202	1,162	1,446	1,569	992	1,381	1,870
Financial expense(4)	(3,857)	(3,648)	(6,559)	(4,647)	(3,256)	(3,215)	(4,353)
Of which write-downs and equity in affiliated and other companies, net	(1,037)	(1,025)	(1,771)	(487)	(91)	(30)	(42)
Other income and (expense), net	135	165	(3,109)	(5,496)	(1,083)	(410)	(555)

Income (loss) before income taxes and minority interests	2,924	2,758	(3,097)	(2,516)	3,442	4,956	6,710
Income taxes	(1,923)	(1,813)	(579)	2,210	(1,014)	(3,054)	(4,135)

Net income (loss) before minority interests	1,001	945	(3,676)	(306)	2,428	1,902	2,575
Minority interests	(1,941)	(1,885)	586	(467)	(1,236)	(1,121)	(1,518)

Net income (loss)	(940)	(940)	(3,090)	(773)	1,192	781	1,057

Net income (loss) per Share(5)	(0.20)	(0.20)	(0.36)	(0.09)	0.07	0.04	0.054
Dividends per Share	0.0350	0.0350	—	—	0.1041	0.1093 (6)	0.1480
Dividends per Savings Share	—	—	—	—	0.1151	0.1203 (6)	0.1629

	Year ended December 31,
	2000(1)	2000 pro forma (Unaudited) (1)(2)	2001(1)	2002(1)	2003(1)	2004(1)	2004
	(millions of Euro, except per share amounts)						(millions of U.S. dollars except per share amounts)(3)
Amounts in accordance with U.S. GAAP:
Total revenues	—	—	29,201	29,191	29,467	30,593	41,417
Operating income	—	—	3,538	7,181	8,034	7,006	9,485
Net income (loss) before minority interests, discontinued operations and cumulative effect of accounting changes	—	—	(2,994)	6,341	3,190	2,801	3,792
Minority interests	—	—	18	(3,016)	(1,523)	(1,205)	(1,631)
Net income (loss) from discontinued operations	—	—	(1,050)	(1,369)	195	(55)	(74)
Cumulative effect of accounting changes, net of tax	—	—	20	—	(21)	—	—
Net income (loss)	—	—	(4,006)	1,956	1,841	1,541	2,086
Net income (loss) per Share before discontinued operations and cumulative effect of accounting changes—Basic	—	—	(0.87)	0.82	0.18	0.10	0.14
Net income (loss) per Share before discontinued operations and cumulative effect of accounting changes—Diluted	—	—	(0.87)	0.82	0.18	0.10	0.14
Net income (loss) per Share from discontinued operations—Basic	—	—	(0.31)	(0.34)	0.02	(0.01)	(0.01)
Net income (loss) per Share from discontinued operations—Diluted	—	—	(0.31)	(0.34)	0.02	(0.01)	(0.01)
Net income (loss) per Share from cumulative effect of accounting changes—Basic	—	—	0.01	0.00	(0.01)	(0.00)	(0.00)
Net income (loss) per Share from cumulative effect of accounting changes—Diluted	—	—	0.01	0.00	(0.01)	(0.00)	(0.00)
Net income (loss) per Share—Basic(7)	—	—	(1.17)	0.48	0.20	0.09	0.12
Net income (loss) per Share—Diluted(7)	—	—	(1.17)	0.48	0.20	0.09	0.12

	As of December 31,
	2000(1)	2000 pro forma (Unaudited) (1)(2)	2001(1)	2002(1)	2003(1)	2004(1)	2004
	(millions of Euro)						(millions of U.S. dollars)(3)
Balance Sheet Data in accordance with Italian GAAP:
Total current assets(4)	21,097	20,957	23,417	22,597	22,429	21,980	29,757
Tangible assets, net	23,776	21,072	22,097	19,449	18,324	17,717	23,985
Intangible assets, net(4)	39,528	39,062	39,045	34,412	33,853	32,874	44,505
Total assets	95,360	91,832	94,227	83,384	80,501	76,609	103,713
Short-term debt	16,927	16,536	9,072	6,827	10,613	2,027	2,744
Total current liabilities	30,179	29,207	22,984	20,385	23,373	14,650	19,833
Long-term debt	27,485	25,950	37,747	33,804	30,852	36,817	49,843
Total liabilities	63,994	61,304	67,874	62,760	59,912	56,748	76,825
Total stockholders’ equity before minority interests	13,856	13,856	12,729	11,640	16,092	15,172	20,540
Total stockholders’ equity	31,366	30,528	26,353	20,624	20,589	19,861	26,888
Amounts in accordance with U.S. GAAP:
Total current assets	—	—	32,449	27,262	21,837	24,885	33,689
Tangible assets, net	—	—	23,924	21,241	21,461	20,780	28,132
Intangible assets, net	—	—	37,752	36,808	58,413	58,385	79,042
Total assets	—	—	104,456	93,893	108,233	107,544	145,593
Total current liabilities	—	—	26,075	21,310	23,617	17,610	23,840
Long-term debt	—	—	41,865	37,684	32,418	39,257	53,146
Total liabilities	—	—	77,304	69,296	68,086	67,789	91,773
Stockholders’ equity(8)	—	—	13,612	15,224	35,067	34,827	47,149

	As of December 31,
	2000(1)	2000 pro forma (Unaudited) (1)(2)	2001(1)	2002(1)	2003(1)	2004(1)
Financial Ratios in accordance with Italian GAAP:
Operating income/operating revenues (ROS) (%)	18.1	17.9	16.0	19.3	22.0	23.0
Net debt/Net invested capital (debt ratio)(%)(9)	54.5	53.9	59.3	61.8	61.8	59.8
Ratio of Earnings to fixed charges (10)	2.76	2.87	0.58	0.21	2.55	3.39
Financial Ratio in accordance with U.S. GAAP:
Ratio of Earnings to fixed charges(10)	—	—	0.68	2.16	3.03	3.63
Employees:
Group’s employees (at period-end)	120,973	113,475	116,020	106,620	93,187	91,365
Group’s employees (average number)	131,266	123,994	113,974	107,079	95,804	88,892
Operating revenues/Group’s employees (average number) (thousands)	229.4	228.8	280.9	293.3	322.0	351.4
Statistical Data: Wireline:
Subscriber fixed-lines in Italy (thousands)(11)	27,153	27,153	27,353	27,142	26,596	25,957
ISDN equivalent lines in Italy (thousands)(12)	4,584	4,584	5,403	5,756	6,027	5,805
Broadband Access in Italy and abroad (ADSL + XDSL) – (thousands)(13)	—	—	390	850	2,200	4,430
Voice Offers in Italy – (thousands)(14)	—	—	4,094	5,224	5,547	5,883
Network infrastructure in Italy:
— access network in copper (millions of km—pair)	104.0	104.0	104.3	104.3	105.2	105.2
— access network and transport in fiber optics (millions of km of fiber optics)	3.1	3.1	3.2	3.6	3.6	3.7
Network infrastructure abroad:
— European backbone (km of fiber optics)	36,600	36,600	36,600	36,600	39,500	39,500
Mobile:
TIM lines in Italy (thousands)(15)	21,601	21,601	23,946	25,302	26,076	26,259
TIM group foreign lines (thousands)(16)	7,637	7,637	10,923	13,809	18,438	27,563
TIM group lines total (Italy + foreign in thousands)(16)	29,238	29,238	34,869	39,111	44,514	53,822
GSM penetration in Italy (% of population)	99.6	99.6	99.7	99.8	99.8	99.8
Internet and Media:
Page views Virgilio (millions)	2,218	2,218	3,945	5,267	6,612	7,902
Active User ISP (thousands)	1,656	1,656	1,804	2,227	2,514	3,346
La7 average audience share (%)	2.0	2.0	2.0	1.8	2.2	2.4
La7 audience share (month of December) (%)	1.9	1.9	1.8	2.1	2.2	2.6

(1)	Beginning with the consolidated financial statements for the year ended December 31, 2001, under Italian GAAP, Nortel Inversora and the controlled Telecom Argentina group (Nortel Inversora group), which in 2000 were consolidated proportionally, have been accounted for using the equity method. Prior to 2000 the Nortel Inversora group was accounted for using the equity method. Under U.S. GAAP, the Nortel Inversora group is accounted for using the equity method. These differences in accounting treatment for 2000 did not affect net income and stockholders’ equity but had an impact on other line items, such as operating revenues and operating expenses, as well as a number of balance sheet line items.
(2)	The 2000 unaudited pro forma amounts give effect to the consolidation of the Nortel Inversora group using the equity method instead of the proportional consolidation method.
(3)	For the convenience of the reader, Euro amounts for 2004 have been converted into U.S. dollars using the Euro/Dollar Exchange Rate in effect on December 31, 2004 of €1.00 = U.S.$1.3538.
(4)	Beginning in 2003, Telecom Italia changed the manner in which it presents bond issuance expenses by including them under current assets (prepaid expenses). Previously, such costs were included in Intangible assets, net. Consequently, this change also impacted certain statement of operations items. As a result of this change, the previous periods have been reclassified and presented consistent with the 2003 presentation.
(5)	Net loss per Share in 2000 is calculated on the basis of 4,700,065,553 Shares outstanding, net of 214,628,828 Shares of treasury stock of which 2,697,500 Shares were held by Telecom Italia and 211,931,328 Shares were held by its subsidiary Olivetti International S.A..

Net loss per Share in 2001 is calculated on the basis of 8,569,072,736 Shares outstanding, net of 214,628,828 Shares of treasury stock held by Telecom Italia and by its subsidiary Olivetti International S.A..

Net loss per Share in 2002 is calculated on the basis of 8,630,610,804 Shares outstanding, net of 214,628,828 Shares of treasury stock.

Net income per Share in 2003 is calculated on the basis of 15,996,955,942 shares outstanding, of which 10,201,034,873 Shares and 5,795,921,069 Savings Shares; the 10,201,034,873 Shares outstanding are net of 101,208,867 Shares of treasury stock already held by Telecom Italia and its subsidiary Olivetti International S.A. (now Telecom Italia Finance S.A.) resulting from the redistribution of the share capital in connection with the Merger.

The significant changes in share capital compared with the end of 2002 were mainly due to the Merger of Old Telecom Italia into Olivetti, effective from August 4, 2003, which provided for an exchange ratio of 7 Olivetti ordinary shares, par value €1 each, for one ordinary share of Old Telecom Italia, par value €0.55 each, and 7 Olivetti savings shares, par value €1 each for one savings share of Old Telecom Italia, par value €0.55 each. The change in the number of issued shares in the year 2003 can be analyzed as follows:

•	until August 4, 2003: (a) issuance of 11,361,740 ordinary Shares of which 11,137,324 ordinary shares were issued on conversion of “Olivetti 1.5% 2001-2010 convertible bond with redemption premium”, 141,134 ordinary shares were issued on the exercise of “Olivetti 2001-2002 ordinary share warrants” and 83,282 ordinary shares were issued on the conversion of “Olivetti 1.5% 2001-2004 convertible bond with redemption premium”; (b) cancellation of 10,958,057 ordinary shares following the exercise of withdrawal rights of dissenting shareholders as permitted in accordance with the terms of the Merger; (c) cancellation of the remaining 8,845,643,315 ordinary shares (including 214,628,828 treasury shares), par value €1 each, to be replaced by new Shares;

•	on and after August 4, 2003: (a) issuance of 10,287,061,839 new Shares, par value €0.55 each (including 101,208,867 treasury shares), and 5,795,921,069 new Savings Shares, par value €0.55 each, in substitution for the cancelled shares; (b) issuance of 15,181,901 new Shares, of which 11,009,743 shares were issued on the exercise of “ex Telecom Italia 1999 Stock Option Plan”, 4,028,290 shares were issued on the conversion of “Olivetti 1.5% 2001-2010 convertible bonds with redemption premium” and 143,868 shares were issued on the conversion of “Olivetti 1.5% 2001-2004 convertible bonds with redemption premium”.

Net income per Share in 2004 is calculated on the basis of 16,016,713,271 shares outstanding, of which 10,220,792,202 are Shares and 5,795,921,069 are Savings Shares; the 10,220,792,202 Shares outstanding are net of 101,208,867 Shares of treasury stock already held by Telecom Italia and its subsidiary Telecom Italia Finance S.A. resulting from the redistribution of the share capital in connection with the Merger.

For more details on changes in stockholders’ equity for the years ended December 31, 2002, 2003 and 2004, respectively, please see page F-6 of the Telecom Italia Annual Report, “Telecom Italia S.p.A. Statements of Consolidated Stockholders’ Equity for the Years Ended December 31, 2002, 2003 and 2004” of our consolidated financial statements incorporated herein by reference.

The per share calculations take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of shares in addition to dividends paid on the Shares; until July 2000 the par value of ordinary, savings and preferred shares was Lire 1,000 per share. The Extraordinary Shareholders’ Meeting of Telecom Italia (formerly Olivetti S.p.A.) held on July 4, 2000 approved the conversion of 15,221,888 preferred shares and 78,629,488 savings shares, at par value, into an equal number of ordinary shares. Approval was also given during the same Extraordinary Shareholders’

Meeting to the free of charge share capital increase by utilizing unrestricted reserves, increasing the par value from Lire 1,000 to Lire 1,936.27 (corresponding to €1) of all the ordinary shares (both issued ordinary shares and shares that would have been issued in the future by implementing the resolutions previously passed with regard to conversion of bonds and the exercise of warrants), with the concurrent redenomination of share capital in Euro. Finally, following the Merger, effective from August 4, 2003, the Telecom Italia share capital consists of Shares and Savings Shares. Net income per Savings Share was €0.08 in 2003 and €0.05 in 2004.

(6)	Telecom Italia’s dividend coupons for the year ended December 31, 2004, were clipped on April 18, 2005, and such dividends for the year ended December 31, 2004 were payable from April 21, 2005.
(7)	In accordance with U.S. GAAP, Net income (loss) per Share has been calculated using the two class method, since Telecom Italia has both Shares and Savings Shares outstanding. Under this method, set forth in Statement of Financial Accounting Standards No. 128, “Earnings per Share”, Basic earnings per share is computed by dividing income available to shareholders by the weighted average number of shares outstanding, and diluted earnings per share is increased to include any potential common shares and is adjusted for any changes to income that would result from the assumed conversion of those potential common shares. For the purpose of these calculations, the weighted average number of Shares was 3,424,694,178 for the year ended December 31, 2001 and 4,054,375,543 for the year ended December 31, 2002. The weighted average number of Shares and Savings Shares was 6,620,513,494 and 2,414,967,112 for the year ended December 31, 2003 and 10,208,294,477 and 5,795,921,069 for the year ended December 31, 2004. The calculations take into account the requirement that holders of Savings Shares are entitled to an additional dividend equal to 2% of the par value of Savings Shares in addition to dividends paid on the Shares. The calculations also take into account that in 2001 and 2002 (after the redenomination of the share capital into Euro following the resolution taken by the Extraordinary Shareholders’ Meeting held on July 4, 2000) the par value of Shares was €1 per share, and that in 2003, after the Merger, the par value of Shares and Savings Shares was reduced to €0.55 per share. In addition, in accordance with U.S. GAAP, net income (loss) per Savings Share—Basic was €0.21 in 2003 and €0.10 in 2004. See “Item 8. Financial Information—8.2 Unaudited Condensed Consolidated Pro Forma Financial Data” of the Telecom Italia Annual Report incorporated herein by reference.
(8)	Stockholders’ equity under U.S. GAAP is calculated after elimination of minority interests. See Note 27 of Notes to Consolidated Financial Statements included in the Telecom Italia Annual Report incorporated herein by reference.
(9)

Net Financial Debt is a non-GAAP financial measure as defined in Item 10 of Regulation S-K under the Exchange Act. Although Net Financial Debt is a non-GAAP measure, it is widely used in Italy by financial institutions to assess liquidity and the adequacy of a company’s financial structure. Telecom Italia believes Net Financial Debt provides an accurate indicator of Telecom Italia’s ability to meet its financial obligations, represented by gross debt, from its available liquidity, represented by the other items shown in the reconciliation table. Net Financial Debt allows Telecom Italia to show investors the trend in our net financial condition over the periods presented. The limitation on the use of Net Financial Debt is that it effectively assumes that gross debt can be reduced by our cash and other liquid assets. In fact, it is unlikely that we would use all of our liquid assets to reduce our gross debt all at once, as such assets must also be available to pay employees, suppliers and taxes, and to meet other operating needs and capital expenditure requirements. Net Financial Debt and its ratio to total shareholders’ equity (including minority interests), or leverage, are used to evaluate our financial structure in terms of sufficiency and cost of capital, level of debt, debt rating and funding cost, and whether our financial structure is adequate to achieve our business and financial targets (which include our debt ratio, or net debt divided by net invested capital, the latter meaning net assets excluding Net Financial Debt). Telecom Italia management believes that Telecom Italia’s financial structure is sufficient to achieve our business and financial targets. Telecom Italia management monitors the Net Financial Debt and leverage or similar measures as reported by other telecommunications operators in Italy and abroad, and by other major listed companies in Italy, in order to assess our liquidity and financial structure relative to such companies. Telecom Italia management also monitors the trends in our Net Financial Debt and leverage in order to optimize the use of internally-generated funds versus funds from third parties. Net Financial Debt is reported in our Italian annual report to shareholders and is used in presentations to investors and analysts. Net Financial Debt is calculated as follows:

	As of December 31,
	2000	2000 pro forma (Unaudited)	2001	2002	2003	2004	2004
	(millions of Euro)						(millions of U.S. dollars) (3)
Short-term debt, including current portion of long-term debt	16,927	16,536	9,072	6,827	10,613	2,027	2,744
Long-term debt	27,485	25,950	37,747	33,804	30,852	36,817	49,843

Gross debt	44,412	42,486	46,819	40,631	41,465	38,844	52,587
Cash and cash equivalents:
• Bank and postal accounts	(2,763)	(2,745)	(3,626)	(4,363)	(4,870)	(8,558)	(11,586)
• Cash and valuables on hand	(8)	(7)	(76)	(7)	(7)	(4)	(5)
• Receivables for securities held under reverse repurchase agreements	(1)	(1)	(4)	(56)	(60)	(2)	(3)
Marketable securities (*)	(2,909)	(2,759)	(3,616)	(1,927)	(2,719)	(932)	(1,262)
Financial accounts receivable (included under “Receivables” and “Other current assets”)	(1,210)	(1,210)	(894)	(995)	(826)	(382)	(517)
Financial prepaid expense/deferred income, net and accrued financial income/expense, net (long-term)	(328)	(328)	(705)	(511)	(307)	(282)	(382)
Financial prepaid expense/deferred income, net and accrued financial income/expense, net (short-term)	331	292	464	627	670	841	1,139

Net Financial Debt	37,524	35,728	38,362	33,399	33,346	29,525	39,971

(*)	In 2000, 2001 and 2002 data include Old Telecom Italia shares held by Olivetti.

Our gross debt and net financial debt has increased significantly as a result of the TIM Acquisition. See “Item 8. Financial Information—8.2 Unaudited Condensed Consolidated Pro Forma Financial Data” in the Telecom Italia Annual Report incorporated herein by reference.

(10)	For purposes of calculating the ratio of “earnings to fixed charges”:

➢	“earnings” is calculated by adding:

•	pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries;

•	“fixed charges” (as defined below);

•	amortization of capitalized interest and issue debt discounts or premiums;

•	dividends from equity investees; and

•	equity in losses of equity investees;

and then subtracting:

•	capitalized interest for the applicable period; and

•	equity in earnings of equity investees.

➢	“fixed charges” is calculated by adding:

•	interest costs (both expensed and capitalized);

•	issue costs and any original issue debt discounts or premiums; and

•	an estimate of the interest within rental expense for operating leases.

The term “equity investees” means investments that Telecom Italia accounts for using the equity method of accounting.

A ratio of less than one indicates that earnings are inadequate to cover fixed charges. The amount by which fixed charges exceeded earnings for the years ended December 31, 2001 and 2002 under Italian GAAP was €1,172 million and €2,037 million, respectively. The amount by which fixed charges exceeded earnings for the year ended December 31, 2001 under U.S. GAAP was €1,034 million.

(11)	Data include multiple lines for ISDN and exclude internal lines.
(12)	Data exclude internal lines.
(13)	Number of contracts. Broadband access contracts in Italy as of December 31, 2001, 2002, 2003 and 2004 were 390,000, 850,000, 2,040,000 and 4,010,000, respectively.
(14)	Number of contracts; data include Teleconomy, Hellò and other Business voice offers.
(15)	Includes TACS, GSM and UMTS services, including Prepaid Customers and excludes the “silent” lines.
(16)	The foreign lines include those of mobile affiliate Avea I.H.A.S. (Aria- Is TIM for 2003) and those of T-Mobile CZ.

Summary Selected Financial Information

International Financial Reporting Standards

The summary selected financial information set forth below includes consolidated financial data of the Telecom Italia Group as follows:

•	with respect to the statement of operations information, the unaudited financial data for the three-month periods ended March 31, 2004 and 2005; and

•	with respect to the balance sheet information, the unaudited financial data as of December 31, 2004 and the unaudited financial data as of March 31, 2005.

In the opinion of the management of Telecom Italia, the unaudited interim consolidated financial data of Telecom Italia reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of Telecom Italia’s consolidated results of operations for the unaudited interim periods. Results for the three-month period ended March 31, 2005, are not necessarily indicative of results that may be expected for the entire year.

Unless otherwise indicated, amounts presented in this section are prepared in accordance with IFRS. Until January 1, 2005, Telecom Italia prepared its consolidated financial statements and other interim financial information (including quarterly and semi-annual data) in accordance with Italian GAAP. From January 1, 2005, the Telecom Italia Group prepares its interim and annual consolidated financial statements in accordance with IFRS. From January 1, 2006, Telecom Italia will also prepare its Italian statutory financial statements in accordance with IFRS. The accompanying IFRS financial data has been prepared in accordance with those EU GAAP effective, or issued and early adopted, at March 31, 2005. The EU GAAP that will be applicable at December 31, 2005, including those that will be applicable on an optional basis, are not known with certainty at the time of preparation of the accompanying financial data. As a result, the accounting policies used to prepare this financial data are subject to change up to the reporting date of Telecom Italia’s first IFRS financial statements.

In 2003, Telecom Italia commenced a project to prepare consolidated financial statements for the year ended December 31, 2004, and quarterly and semi-annual interim data for that year in accordance with IFRS, solely for the purpose of comparison with the corresponding statements and interim data prepared in accordance with Italian GAAP.

The significant effects of applying IFRS to Telecom Italia’s consolidated financial statements for the year ended December 31, 2004, are as follows:

•	an increase in operating income of €0.4 billion (from €7.2 billion to €7.6 billion), following the reclassification of certain statement of operations line items;

•	an increase in consolidated net income, after minority interests, of €1 billion (from €0.8 billion to €1.8 billion);

•	an increase in consolidated stockholders’ equity, net of minority interests, of €1.1 billion (from €15.2 billion to €16.3 billion); and

•	an increase in net financial debt of €3.4 billion (from €29.5 billion to €32.9 billion).

For further details regarding the anticipated impact of the application of IFRS to Telecom Italia’s financial statements, please refer to the Telecom Italia Group’s Annual Report, “Item 5.5 Adoption of International Accounting Standards”, which is incorporated herein by reference.

	Three Month Period Ended March 31,
	2004	2005
	(Unaudited)
	(in millions of Euro)
Statement of Operations Data in accordance with IFRS:
Revenues(1)	6,806	7,104
Other income	86	78

Total revenues and operating income	6,892	7,182
Purchases of materials and external services	(2,703)	(2,789)
Personnel costs	(941)	(948)
Other operating expenses	(234)	(253)
Changes in inventories	23	17
Capitalized internal construction costs	145	93
Depreciation and amortization	(1,135)	(1,254)
Gains/losses on disposals of non-current assets(2)	3	—
Impairment losses/reversals on non-current assets	(1)	(10)

Operating income (EBIT)(1)	2,049	2,038

Share of earnings of equity investments in associates accounted for the equity method	6	11
Financial income	475	696
Financial expenses	(935)	(1,257)

Income from continuing operations before taxes	1,595	1,488

Income taxes for the period	(742)	(666)

Net income from continuing operations	853	822

Net income (loss) from discontinued operations and assets held for sale	(2)	5

Net income for the period	851	827

Attributable to
• Parent Company	595	656
• Minority interests	256	171

	As of December 31, 2004	As of March 31, 2005
	(Unaudited)
	(in millions of Euro)
Balance Sheet Data in accordance with IFRS:
Goodwill	27,021	38,749
Other intangible assets, net	6,456	6,351
Tangible assets, net	18,009	17,929
Other non current assets	6,776	6,913

Total non current assets	58,262	69,942
Total current assets	20,165	16,638
Total assets held for sale	4,170	2,219

Total assets	82,597	88,799

Stockholder’s equity attributable to Parent Company	16,251	18,816
Stockholder’s equity attributable to Minority interest	4,592	2,378

Total stockholders’ equity	20,843	21,194
Long-term debt	38,217	43,391
Other non current liabilities	4,782	4,716
Short-term debt	4,336	6,933
Other current liabilities	12,253	11,296
Debt relating to assets held for sale	1,062	441
Other liabilities relating to assets held for sale	1,104	828

Total liabilities	61,754	67,605

Total liabilities and stockholders’ equity	82,597	88,799

Financial Ratio in accordance with IFRS:
Net debt/Net invested capital (debt ratio)(%)(3)	61.2	67.2

	As of March 31,
	2004	2005
	(Unaudited)
Financial Ratio in accordance with IFRS:
Operating income/operating revenues (ROS)(%)	30.1	28.7
Capital expenditures(1)	808	918
Employees:
Employees (number in Group at period-end, excluding employees relating to the consolidated companies considered as discontinued operations or assets held for sale)(1)	82,021	80,868
Employees (average number in Group at period-end, excluding employees relating to the consolidated companies considered as discontinued operations or assets held for sale)	78,332	77,332
Operating revenues/Employees (average number in Group) (thousands of €)	86.9	91.9
Statistical Data:
Wireline:
Subscriber fixed-lines in Italy (thousands)(4)	26,429	25,780
ISDN equivalent lines in Italy (thousands)(5)	6,008	5,733
Broadband Access (thousands)(6)	2,800	5,060
Dial-up users (Tin.it Free and Premium) (thousands)	1,500	1,200
ADSL users (thousands)	2,800	4,872
Voice flat-rate plans (thousands)(7)	5,546	6,024
Page views Virgilio (millions)	1,905	2,254
Network infrastructure in Italy:
• access network in copper (millions of km—pair)	105.2	105.2
• access network and transport in fiber optics (millions of km of fiber optics)	3.6	3.7
Network infrastructure abroad:
• European backbone (km of fiber optics)	39,500	39,500
Mobile:
TIM lines in Italy at period-end (thousands)(8)	26,036	26,186
TIM group foreign lines at period-end (thousands)(9)	9,803	15,927
TIM group lines total at period-end (Italy + foreign in thousands)(9)	35,839	42,113
GSM penetration in Italy (% of population)	99.8	99.8
E-TACS penetration in Italy (% of population)	97.9	97.9
Media:
La7 average audience share (%)	2.2	2.5
La7 audience share (month of March) (%)	2.2	2.6

(1)	As a result of the reorganization of the Telecom Italia Group, its disposals of certain assets, and the adoption of IFRS as of January 1, 2005, Telecom Italia reclassified its business units into the following four business units: Wireline, Mobile, Media and Olivetti.

The following table provides on a segmental basis the details of revenues, operating income (EBIT), capital expenditures and number of employees at the period end.

	Period	Wireline (a)	Mobile	Media (a)		Olivetti (b)	Sub-total	Other activities and eliminations		Consolidated Total
(millions of Euro, except number of employees)
Revenues	First quarter 2005 First quarter 2004	4,350 4,294	2,950 2,696	72 74		108 139	7,480 7,203	(376 (397	) )	7,104 6,806

EBIT	First quarter 2005 First quarter 2004	1,276 1,247	937 927	(32 (17	) )	— 4	2,181 2,161	(143 (112	) )	2,038 2,049

Capital expenditures	First quarter 2005 First quarter 2004	657 561	193 179	15 7		4 4	869 751	49 57		918 808

Number of employees at the period end	First quarter 2005 First quarter 2004	53,931 54,108	18,190 16,724	1,035 1,329		1,755 2,346	74,911 74,507	5,957 7,514		80,868 82,021	(c) (c)

(a)	As a result of the sale of Tin.it and Matrix on June 1, 2005, Internet activities are presented in the Wireline business unit, as well as being presented under assets held for sale in the Media business unit.
(b)	Olivetti Tecnost S.p.A. changed its name to Olivetti S.p.A. on April 5, 2005.
(c)	Excludes employees relating to the consolidated companies considered as discontinued operations or assets held for sale.

(2)	Excluding gains/losses on disposals of discontinued operations and assets held for sale and equity investments in other than subsidiaries.
(3)	Net Financial Debt is a non-GAAP financial measure as defined in Item 10 of Regulation S-K under the Exchange Act. Although Net Financial Debt is a non-GAAP measure, it is widely used in Italy by financial institutions to assess liquidity and the adequacy of a company’s financial structure. Telecom Italia believes Net Financial Debt provides an accurate indicator of Telecom Italia’s ability to meet its financial obligations, represented by gross debt, from its available liquidity, represented by the other items shown in the reconciliation table. Net Financial Debt allows Telecom Italia to show investors the trend in our net financial condition over the periods presented. The limitation on the use of Net Financial Debt is that it effectively assumes that gross debt can be reduced by our cash and other liquid assets. In fact, it is unlikely that we would use all of our liquid assets to reduce our gross debt all at once, as such assets must also be available to pay employees, suppliers and taxes, and to meet other operating needs and capital expenditure requirements. Net Financial Debt and its ratio to total shareholders’ equity (including minority interests), or leverage, are used to evaluate our financial structure in terms of sufficiency and cost of capital, level of debt, debt rating and funding cost, and whether our financial structure is adequate to achieve our business and financial targets (which include our debt ratio, or net debt divided by net invested capital, the latter meaning net assets excluding Net Financial Debt). Telecom Italia management believes that Telecom Italia’s financial structure is sufficient to achieve our business and financial targets. Telecom Italia management monitors the Net Financial Debt and leverage or similar measures as reported by other telecommunications operators in Italy and abroad, and by other major listed companies in Italy, in order to assess our liquidity and financial structure relative to such companies. Telecom Italia management also monitors the trends in our Net Financial Debt and leverage in order to optimize the use of internally-generated funds versus funds from third parties. Net Financial Debt is reported in our Italian annual report to shareholders and is used in presentations to investors and analysts. Net Financial Debt is calculated as follows:

	As of December 31, 2004	As of March 31, 2005
	(in millions of euro)
	(Unaudited)
GROSS FINANCIAL DEBT
Non-current financial liabilities (Long-term debt)
—Financial payables	36,380	41,542
—Finance lease liabilities	1,834	1,846
—Other financial liabilities	3	3

	38,217	43,391

Current financial liabilities (Short-term debt)
—Financial payables	4,107	6,719
—Finance lease liabilities	224	209
—Other financial liabilities	5	5

	4,336	6,933

Financial debt relating to assets held for sale	1,062	441

TOTAL GROSS FINANCIAL DEBT (A)	43,615	50,765

FINANCIAL ASSETS
Non-current financial assets
—Securities other than equity investments	7	6
—Financial receivables and other non-current financial assets	426	466
Current financial assets
—Securities other than equity investments	771	504
—Financial receivables and other current financial assets	787	1,113
—Cash and cash equivalents	8,394	5,091
Financial assets relating to assets held for sale	368	83

TOTAL FINANCIAL ASSETS (B)	10,753	7,263

NET FINANCIAL DEBT (A-B)	32,862	43,502

(4)	Data include multiple lines for ISDN and exclude internal lines.
(5)	Data exclude internal lines.
(6)	Number of contracts.
(7)	Number of contracts; data include Teleconomy, Hellò and other Business voice offers.
(8)	Includes TACS, GSM and UMTS services, including Prepaid Customers and excludes the “silent” lines.
(9)	Foreign lines exclude those of the consolidated companies considered as discontinued operations or assets held for sale.

RISK FACTORS

The exchange of your initial notes for exchange notes will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks set forth under the heading “Risk Factors” appearing in the Telecom Italia Annual Report incorporated by reference herein before deciding whether an investment in the exchange notes is suitable for you.

Risk Factors Relating to Our Business.

Strong competition in Italy may further reduce our core market share of domestic and international traffic and may cause further reductions in prices and margins.

Strong domestic competition exists in all of the principal telecommunications business areas in Italy in which we operate, including, most significantly, our fixed-line and mobile voice telecommunications businesses. This competition may increase further due to the consolidation and globalization of the telecommunications industry in Europe and elsewhere. Consolidation is increasing rapidly and competition is expected to rise at all levels in the future. In addition, the use of the single European currency and the liberalization of the Italian telecommunication market has further intensified competition by facilitating international operators’ entry into the Italian market and direct competition with our fixed line and mobile telephony businesses, particularly in the local and long-distance markets. As of December 31, 2004, there were a number of significant competitors offering fixed-line services and three other operators (besides the Telecom Italia businesses then operated as TIM) offering mobile services in the Italian domestic market; the third mobile competitor (H3G) entered the market in 2003, offering third generation commercial services. Although we stopped the decline in our market share of voice traffic in our fixed line business during 2003 and maintained our market share in 2004, continuing pressures on prices due to competition and further erosion in market shares could adversely affect our results of operations. Continuing changes to the regulatory regime, including carrier preselection, number portability and local loop unbundling as well as the implementation of new EU telecommunications directives and the continuing entry of strong, international operators in our markets are increasing competition for the services we provide, particularly in our fixed line business, which could also adversely affect our business.

Our business may be adversely affected and we may be unable to increase our revenues if we are unable to continue the introduction of new services to stimulate increased usage of our fixed and wireless networks.

In order to sustain growth in revenues despite increased competition and lower prices, particularly in our core Italian domestic market, our strategy has been to introduce new services in our fixed-line and wireless businesses to increase traffic on our networks and find alternative revenue sources, in addition to carrying voice traffic on our networks. These services include non-voice services such as ADSL, which provides services such as fast Internet, multimedia and video conferencing, data traffic and value-added services such as interactive mobile services that allow users to receive news or engage in simple banking transactions. Other revenue sources also include increased interconnection traffic from other operators using our fixed-line network. In addition to the introduction of new services in recent years, we continue to develop new products and services, such as new data services for business customers, broadband services, enhanced communication services and new equipment and voice packages, in order to attract and retain customers, particularly business customers, and to stimulate usage of our fixed and wireless telecommunications network. We are also investing in new infrastructure and technologies to enable us to introduce new products and services. These strategic initiatives have required and will continue to require substantial expenditures and commitment of human resources. Although these initiatives are core to our strategy, we may be unable to introduce commercially these new products and services, and even if we introduce them, there can be no assurance they will be successful.

Our business will be adversely affected if we are unable to successfully implement our business plans, particularly in light of the Merger and the TIM Acquisition. Factors beyond our control may prevent us from successfully implementing our strategy.

Following the change in control of Old Telecom Italia in late 2001, we adopted our 2002-2004 Industrial Plan (the “Industrial Plan”) and established priorities for this three year period. The main objectives were to:

•	Strengthen competitive capabilities;

•	Improve cost efficiency; and

•	Strengthen the financial structure.

The most significant objectives of the Industrial Plan were achieved, particularly the sale of non-core assets and debt reduction. We also took steps to strengthen our competitive position in our core Italian domestic market through the introduction of new products and tariff packages and our focus on lowering costs through the reduction of operating expenses and capital expenditures.

In order to satisfy a series of business needs, prompted by the progressive convergence between fixed and mobile platforms, Telecom Italia decided to make the TIM Acquisition. The strategic and industrial objectives of the TIM Acquisition are to:

•	simplify the chain of ownership of the Telecom Italia Group;

•	unify management of the fixed and mobile businesses to improve business opportunities;

•	realize significant synergies from the integrated management of fixed and mobile telecommunications in Italy and abroad; and

•	optimize financial and cash flows within the Telecom Italia Group by managing our debt more efficiently, making better use of financial leverage and reducing our weighted average cost of capital.

In connection with the Merger and the TIM Acquisition, we confirmed the objectives and guidelines of the Industrial Plan and established certain targets for the 2005-2007 period, which include strict limits on capital expenditures and cost controls and instituting other actions to ensure the reduction of the debt level we have as a result of the Merger and the TIM Acquisition. See “—As a result of the Merger and the TIM Acquisition we remain highly leveraged”.

Factors beyond our control that could affect the further implementation and achievement of the strategic objectives of the TIM Acquisition and reaching our targets for the period 2005-2007 include:

•	our ability to manage costs;

•	our ability to attract and retain highly-skilled and qualified personnel;

•	our ability to effectively integrate the Telecom Italia and TIM organizations;

•	our ability to achieve the synergies anticipated from the TIM Acquisition;

•	our ability to leverage on our core skills with particular focus on Latin America mobile and international broadband operations;

•	difficulties in developing and introducing new technologies, managing innovation, providing value-added services and increasing usage of our networks;

•	our ability to manage the fixed to mobile substitution trends;

•	our ability to divest additional non-core businesses and the adequacy of the returns of such divestitures;

•	the need to establish and maintain strategic relationships;

•	declining prices for some of our services and increasing competition;

•	the effect of adverse economic trends on our principal markets;

•	the effect of foreign exchange fluctuations on our results of operations; and

•	the success of new “disruptive” technologies that could cannibalize fixed and mobile revenues.

Regulatory decisions and changes in the regulatory environment could adversely affect our business.

Our fixed and mobile telecommunications operations, as well as our broadband services businesses, are subject to significant extensive regulatory requirements in Italy and our international operations and investments are subject to regulation in their host countries. In Italy, we are the only operator subject to universal service obligations, which requires us to provide:

•	fixed line public voice telecommunications services in non-profitable areas;

•	subscriber information services at affordable prices; and

•	public payphones.

In addition, the Italian regulator responsible in Italy for the regulation of the telecommunications, radio and television broadcasting sector (the “National Regulatory Authority”) has identified us as an operator having significant market power in all relevant markets. As a result, we are, and, if we continue to be identified as having significant market power in all relevant markets, will be, subject to a number of regulatory constraints, including:

•	a requirement to conduct our business in a transparent and non-discriminatory fashion;

•	a requirement to have our prices for fixed voice telephony services and Reference Interconnection Offer, the tariff charged to other operators to utilize our network, subject respectively to a price cap and a network cap mechanism. This cap mechanism places certain limits on our ability to change our prices for certain services; and

•	a requirement to provide interconnection services, leased lines and access to the local loop to other operators at cost-oriented prices. These services include allowing other operators to connect to our network and transport traffic through the network as well as offering certain services related to our local access network, or local loop, on an unbundled basis to these other operators to enable these operators directly to access customers connected to the network by leasing the necessary components from us.

As a member of the EU, Italy is required to adapt its telecommunications regulatory framework to the legislative and regulatory framework established by the EU for the regulation of the European telecommunications market. The EU Commission approved a new electronic communications framework in March 2002 which has been effective in Italy since September 2003. Included within this new framework is the obligation on the part of the National Regulatory Authority to identify operators with “significant market power” based on a market analysis in eighteen separate retail and wholesale markets, in which it is considered necessary to intervene to protect free competition. The National Regulatory Authority is currently conducting its analysis. The new framework establishes criteria and procedures for identifying remedies applicable to operators with “significant market power”. The conclusion of this analysis and the implementation of these revised telecommunications regulations and possible future decisions relating thereto, which is expected to be completed before the end of 2005, may change the regulatory environment in a manner adverse to us, particularly as they relate to new services which may not currently be part of the eighteen identified markets. Please see “Item 4. Information on the Telecom Italia Group—Regulation” in the Telecom Italia Annual Report incorporated herein by reference for more information on the regulatory requirements to which we are subject.

We are unable to predict the impact of any proposed or potential changes in the regulatory environment in which we operate both in Italy and internationally. Changes in laws, regulation or government policy could adversely affect our business and competitiveness. In particular, our ability to compete effectively in our existing or new markets could be adversely affected if regulators decide to expand the restrictions and obligations to which we are subject or extend them to new services and markets. In addition, changes in tax laws in countries in which we operate could adversely affect our results of operations. Finally, decisions by regulators regarding the granting, amendment or renewal of licenses, to us or to third parties, could adversely affect our future operations in Italy and in other countries where we operate.

We may not achieve the expected return on our significant investments and capital expenditures made in Latin America and in our other selected international investments due to the competitive environment in these markets.

In recent years we have repositioned our international strategy, sold significant non-core international assets, and elected to focus our international strategy on:

•	consolidating our international presence in Latin America, Europe and the Mediterranean Basin;

•	developing our international investments in high-growth market segments, such as wireless, data and internet (broadband);

•	strengthening our role of strategic partner in existing investments by increasing the transfer of our technological expertise and marketing know-how; and

•	rationalizing our existing international portfolio by divesting minority participations in non-strategic geographical markets.

As a result of this change in strategy, in the 2002-2003 period we divested certain of our most significant European assets such as BDT (Bouygues Decaux Telecom), Autel (Mobilkom Austria), Telekom Austria, 9Telecom group and Auna. Consistent with our strategy to focus our Latin American operations principally in Brazil, we recently disposed of Entel Chile (Chile) and intend to sell our interest in Corporation Digitel (Venezuela) and we will continue to seek to divest certain international non-strategic assets. We also recently disposed of our stake in TIM Hellas, a Greek Mobile telecommunications operator. In addition, certain investments which were made during the 1999-2001 period declined significantly in value resulting in write-downs and asset impairments which materially adversely affected our results of operations in 2002, and to a lesser degree in 2003 and 2004. We will continue to target our international investments in Latin America, particularly mobile telecommunications in Brazil, European broadband and mobile telecommunications in selected markets. These investments will continue to require significant capital expenditures and there can be no assurance that we will be able to achieve a satisfactory return on our investments or that we will not suffer further losses and write-downs in markets where we have decided to focus our investments.

Continuing rapid changes in technologies could increase competition or require us to make substantial additional investments.

The telecommunications industry is in a period of rapid technological change. Many of the services we offer are technology-intensive and the development of new technologies may render such services non-competitive or reduce prices for such services. We make and will have to make substantial additional investments in new technologies to remain competitive. The new technologies we choose may not prove to be commercially successful. In addition, we may not receive the necessary licenses to provide services based on new technologies in Italy or abroad. Furthermore, our most significant competitors in the future may be new entrants to our markets who do not have the obligations to maintain an installed base of older equipment. As a result, we could lose customers, fail to attract new customers or incur substantial costs in order to maintain our customer base.

The value of our operations and investments may be adversely affected by political and economic developments in Italy or other countries.

Our business is dependent on general economic conditions in Italy, including levels of interest rates, inflation and taxes. A significant deterioration in these conditions could adversely affect our business and results of operations. We may also be adversely affected by political and economic developments in other countries where we have made significant investments in telecommunications operators. Some of these countries have political, economic and legal systems that are unpredictable. Political or economic upheaval or changes in laws or their application in these countries may harm the operations of the companies in which we have invested and impair the value of these investments. We have had investments in Turkey, Argentina and Brazil in recent years in which we have had to take significant write-downs in value due to political and economic developments in those countries. A significant additional risk of operating in emerging market countries is that foreign exchange restrictions could be established. This could effectively prevent us from receiving profits from, or from selling our investments in, these countries.

Fluctuations in currency exchange and interest rates may adversely affect our results.

Because we have made substantial international investments, primarily in U.S. dollars, and have significantly expanded our operations outside the euro zone, particularly in Latin America, movements in the exchange rates of the euro against other currencies can adversely affect our revenues and operating results. A rise in the value of the euro relative to other currencies in certain countries in which we operate or have made investments will reduce the relative value of the revenues or assets of our operations in those countries and, therefore, may adversely affect our operating results or financial position. In addition, we have raised, and may raise in an increasing proportion in the future, financing in currencies other than the euro, principally the U.S. dollar. Accordingly, the value of those liabilities will be affected by fluctuations of the currencies of the countries in which we operate against the currency in which the financing is denominated. We generally enter into a number of forward currency transactions, swaps and options to manage foreign currency risk exposure with respect to our non-euro denominated liabilities. However, we can give no assurances that we will be successful in managing foreign currency risk exposure, taking into consideration that appropriate foreign currency swaps and options may not be available as needed on the relevant financial markets. In recent years reported results of our Latin American operations have been adversely affected by changes in local currencies against the euro. In particular, in 2004 the strengthening of the euro against the local currencies in Latin America adversely affected the revenues of our Mobile Business Unit by €150 million.

Under Italian GAAP, our total gross financial debt at year end 2004 was €38,844 million (€41,465 million at year end 2003). On January 28, 2005, in connection with the Cash Tender Offer for TIM ordinary and savings shares as part of the TIM Acquisition, we borrowed an additional €11.3 billion under a €12 billion Term Loan Facility, granted by a pool of Italian and international banks (€0.7 billion of the Tranche A was partially cancelled at the time of drawdown). On February 11, 2005, the remaining €2.3 billion of Tranche A was repaid in advance and cancelled, leaving €9 billion outstanding under the Term Loan Facility. Interest on this debt is calculated by applying an average spread over Euribor of 0.55 basis points. As a result, our total interest payable will increase in 2005 compared to 2004 and our exposure of total debt subject to floating interest rates has increased as well.

We enter into derivative transactions to hedge our interest exposure and to diversify debt parameters in order to reduce debt cost and volatility within predefined target boundaries. However, we can give no assurance that fluctuations in interest rates will not adversely affect our results of operations.

We may not realize the benefits of our investment in our UMTS licenses and related capital expenditures.

We have acquired a third generation mobile telephone, or UMTS, license to commence operations of UMTS services in Italy. The Telecom Italia businesses then operating as TIM committed to pay €2,417 million for its license, with €2,066 million paid in December 2000 and three installments of €117 million paid in November 2001, November 2002 and December 2003. The size of the market for UMTS products and services is unknown and may fall short of the industry’s expectations. We cannot be certain that the demand for such services will justify the related costs. We have made investments, although required under our license, which may not be commercially desirable. In addition, there are a number of significant competitors in Italy offering these services including one competitor only offering third generation services, which entered the market prior to our third generation services being available.

We have made significant investments, in accordance with the terms and conditions of our licenses, to create the infrastructure to offer UMTS services. The Telecom Italia businesses then operating as TIM commenced offering UMTS services in Italy in the second half of 2004 and it is not yet possible to assess the response of the market. Given the substantial costs of upgrading our existing networks to support UMTS and the uncertainty regarding the commercial adoption of UMTS, we may not be able to recoup our investment according to our estimates, if at all.

The mobile telecommunications market in Italy has matured and become saturated in recent years and growth has slowed significantly which means our revenues may not grow as rapidly as in the past.

In recent years, our consolidated revenues have grown or remained stable in large part because of the rapid growth in the mobile communications business which has offset flat or declining revenues in our Italian fixed line business. This growth has been driven largely by the rapid expansion of the mobile telecommunications market in Italy. However, as a result of this growth, the Italian market is approaching saturation levels, with penetration rates now around 109% (due to many subscribers having more than one line). The domestic market share of the Telecom Italia businesses which then operated as TIM declined in 2004 from approximately 46% in the past two years to 42% at the end of 2004. As a result, revenue growth is no longer driven by the rapid subscriber growth which TIM experienced in the 1998-2001 period. Offsetting this decline between growth in international markets, particularly Brazil, but these markets on the whole are not yet profitable.

Continued growth in the mobile telecommunications markets in which we operate will depend on a number of factors, many of which are outside our control. These factors include:

•	the activities of our competitors, including consolidation, tariff reductions and handset subsidies;

•	competitive pressures and regulations applicable to retail and wholesale prices;

•	the development and introduction of new and alternative technologies for mobile telecommunications products and services and the attractiveness of these to customers;

•	the success of new disruptive technologies;

•	customer usage habits;

•	general economic conditions; and

•	health risks or safety concerns associated with mobile telephones and transmission equipment.

If the mobile telecommunications markets in which we operate do not continue to expand, or we are unable to retain our existing customers or stimulate increases in customer usage, our financial condition and results of operations may be harmed.

Devaluations of telecom assets and write-downs could adversely affect our financial condition and results of operations.

In recent years the market for telecom stocks and credit ratings of market participants, as well as our ongoing review and refinement of our business plan, resulted in substantial impairment write-downs of our assets (in particular goodwill) which materially adversely affected our results of operations in 2001 and 2002. Although the negative impact of write-downs in 2003 and 2004 was much lower than in 2001 and 2002, there can be no assurance that similar events in the future may not result in further substantial impairment write-downs from assets.

We may be adversely affected if we fail to successfully implement our Internet and broadband strategy in Italy and internationally.

The introduction of internet and broadband services are an important element of our growth strategy and means to increase the use of our networks in Italy and expand our operations outside of Italy, particularly in

Europe. Our strategy is to replace the mature, traditional voice services with value added content and services to consumers and small and medium-sized companies. Our ability to successfully implement this strategy may be affected if:

•	Internet usage in Italy grows more slowly than anticipated, for reasons such as changes in Internet users’ preferences;

•	broadband penetration in Italy and other European countries does not grow as we expect;

•	competition increases, for reasons such as the entry of new competitors, consolidation in the industry or technological developments introducing new platforms for Internet access and/or Internet distribution or other operators can provide broadband connections superior to that we can offer; and

•	we experience any network interruptions or related problems with network infrastructure.

Outside of Italy our ability to implement this strategy will depend on whether we are able to acquire assets or networks or utilize networks of incumbent operators that will allow us to offer such services.

Any of the above factors may adversely affect the successful implementation of our strategy, our business and results of operations.

As a result of the Merger and the TIM Acquisition we remain highly leveraged.

Under Italian GAAP, our gross financial debt was €38,844 million at December 31, 2004 compared with €41,465 million at December 31, 2003, and our total net financial debt was €29,525 million as of December 31, 2004 compared with €33,346 million at December 31, 2003. See “Item 3. Key Information—3.3 Selected Financial and Statistical Information—Note 9” in the Telecom Italia Annual Report incorporated by reference herein which reconciles our net financial debt to our gross financial debt.

At December 31, 2004, our gross and net financial debt did not include debt incurred for the TIM Acquisition. As a result of the total outlay borne by Telecom Italia for the purchase of TIM shares tendered and accepted in the Public Tender Offer, we have incurred additional debt of €9 billion and, after taking into account certain cash payments (€2.5 billion for the Public Tender offers and €2.3 billion used to repay a portion of the Term Loan Facility), net financial debt would have increased by €13.8 billion. As a result of the tender offer and related transactions, our pro forma gross financial debt and pro forma net financial debt at December 31, 2004 would have been €47.8 billion and €43.3 billion, respectively. Under IFRS net financial debt would increase a further €3.4 billion. We are targeting reducing our net financial debt through:

•	significant cash flow generation by our core businesses, and

•	net proceeds from disposals used to reduce outstanding debt.

There can be no assurance that factors beyond our control, including but not limited to deterioration in general economic conditions, will not significantly affect our ability to generate cash to reduce debt or to refinance existing debt through further borrowing.

System failures could result in reduced user traffic and reduced revenue and could harm our reputation.

Our technical infrastructure (including our network infrastructure for fixed-line and mobile telecommunication services) is vulnerable to damage or interruption from information and telecommunication technology failures, power loss, floods, windstorms, fires, terrorism, intentional wrongdoing, human error and similar events. Unanticipated problems at our facilities, system failures, hardware or software failures, computer viruses or hacker attacks could affect the quality of our services and cause service interruptions. Any of these occurrences could result in reduced user traffic and reduced revenue and could harm our reputation.

Actual or perceived health risks or other problems relating to mobile handsets or transmission masts could lead to litigation or decreased mobile communications usage.

Various reports have alleged that certain radio frequency emissions from wireless handsets and transmission equipment may be linked to various health concerns and may interfere with various electronic devices. We cannot rule out that exposure to electromagnetic fields or other emissions originating from wireless handsets will not be identified as a health risk in the future. Our mobile communications business may be harmed as a result of these alleged health risks. For example, the perception of these health risks could result in a lower number of customers, reduced usage per customer or potential consumer liability.

In addition, although Italian law already requires strict limits in relation to transmission equipment, these concerns may cause regulators to impose greater restrictions on the construction of base station towers or other infrastructure, which may hinder the completion of network build-outs and the commercial availability of new services.

In 2005 we are obliged to adopt International Financial Reporting Standards (IFRS) which will impact our financial results and results of operations as they differ in significant respects from Italian GAAP.

Until 2004, we prepared our consolidated financial statements in accordance with Italian GAAP. In June 2002, the Council of Ministers and the Parliament of the EU adopted new regulations requiring all listed EU companies, including us, to apply IFRS (previously known as “International Accounting Standards” or “IAS”) in preparing their consolidated financial statements from January 1, 2005. Because our consolidated financial statements that will be prepared in accordance with IFRS will differ from our financial statements prepared in accordance with Italian GAAP, the methods used by the financial community to assess our financial performance and value our publicly-traded securities could be affected. Please see “Item 5. Operating and Financial Review and Prospects—Adoption of International Accounting Standards” in the Telecom Italia Annual Report incorporated by reference herein for a more complete description of the expected impact of IFRS reporting on our consolidated financial statements.

Risks associated with Telecom Italia’s ownership chain.

Although, as a result of the Merger, no shareholder controlled Telecom Italia, because of the “voto di lista” system for the election of directors, currently 15 out of 21 of our directors (of whom, however, 11 are considered independent) were elected from a slate of candidates proposed by Olimpia, which is currently the largest shareholder in Telecom Italia. As a result of a series of transactions entered into by Olimpia, by March 14, 2005 Olimpia held 21.4% of the Telecom Italia shares. Following the merger of TIM into Telecom Italia on June 30, 2005, Olimpia’s stake in Telecom Italia was diluted to approximately 18%. Please see “Item 7. Major Shareholders and Related-Party Transactions—Major Shareholders—The Olimpia Shareholders’ Agreements” in the Telecom Italia Annual Report incorporated herein by reference for more information.

In addition, Marco Tronchetti Provera and Carlo Orazio Buora, respectively Executive Chairman and Managing Director of Telecom Italia, are also, respectively, Chairman and Managing Director of Pirelli & C. S.p.A., which currently owns a 57.66% stake in Olimpia. Mr. Tronchetti Provera is Chairman of Olimpia, and Mr. Buora is a member of Olimpia’s board of directors. Please see “Item 6. Directors, Senior Management and Employees—Directors—Biographical Data” in the Telecom Italia Annual Report incorporated herein by reference for more information.

Although Olimpia does not and will not own a controlling interest in Telecom Italia voting shares, Olimpia retains significant power as a result of its proposal of a majority of the present Telecom Italia Board members who were elected in May 2004. As a result, Olimpia may be able to influence certain corporate actions and may exert a significant influence on all matters to be decided by a vote of shareholders. In principle, the interests of Olimpia in deciding these matters could be different from the interests of Telecom Italia’s other ordinary shareholders, and it is possible that certain decisions could be taken that may be influenced by the needs of Olimpia.

Olimpia is in effect a holding company and the sole full operating company in which it holds shares is Telecom Italia. Therefore, if Olimpia were unable to obtain additional funding from new or existing shareholders or from other sources, Olimpia would be entirely dependent on dividends paid on its Telecom Italia shares for its funding needs, including to reimburse its existing debt. Under such circumstances, among the Telecom Italia corporate decisions that could be influenced by the needs of Olimpia would be the level of dividends payable by Telecom Italia to its shareholders.

Telecom Italia’s financial position is not directly related to Olimpia and—as such—Telecom Italia does not have any obligations with respect to such debt since they are separate legal entities. Notwithstanding the foregoing, since certain rating agencies view Olimpia’s and Telecom Italia’s financial position together, such a view could affect our debt ratings, which may adversely affect Telecom Italia’s financial flexibility and its cost of capital.

Although no shareholder controls Telecom Italia and thus is in a position to prevent a takeover of Telecom Italia, the Italian State, through the Treasury, is in a position to exert certain powers with respect to Telecom Italia through the exercise of the special powers included in Telecom Italia’s Bylaws pursuant to compulsory legal provisions: specifically the so-called “Golden Share” still provides for the Italian State’s authority to approve or disapprove of the acquisition of material interests in our share capital (which is defined as 3% of the voting share capital). Currently, the exercise of special powers by the Italian State with respect to privatized companies (including Telecom Italia) is governed by ad hoc rules and the special powers themselves are undergoing further changes, but it is possible that the Italian State’s Golden Share could make a merger with or takeover of Telecom Italia more difficult or discourage certain bidders from making an offer. Please see “Item 7. Major Shareholders and Related-Party Transactions—Major Shareholders—Continuing Relationship with the Italian Treasury” in the Telecom Italia Annual Report incorporated herein by reference for more information.

Risk Factors Relating to the Exchange Offer

Servicing our debt obligations requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to pay the principal of and interest on the exchange notes, our credit facilities and other debt securities depends, among other things, upon our future financial performance and our ability to refinance indebtedness, if necessary. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. If this occurs, we may need to reduce or delay capital expenditures or other business opportunities. In addition, we may need to refinance our debt, obtain additional financing or sell assets to raise cash, which we may not be able to do on commercially reasonable terms, if at all.

A downgrade in our credit ratings could limit our ability to market securities, increase our borrowing costs and/or hurt our relationships with creditors.

Our credit ratings, which are intended to measure our ability to meet our debt obligations, are an important factor in determining our cost of borrowing funds. The interest rates of our borrowings are largely dependent on our credit ratings. Telecom Italia’s long-term rating is Baa2 with a stable outlook according to Moody’s, BBB+ with a stable outlook according to Standard & Poors and A- with a stable outlook according to Fitch. A downgrade of our credit ratings, resulting from our acquisition and divestiture activity or otherwise, would likely increase our cost of borrowing and adversely affect our results of operations.

A downgrade of our credit ratings could also limit our ability to raise capital or our subsidiaries’ ability to conduct their businesses. A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization and each rating should be evaluated independently of any other rating.

The exchange notes will be effectively subordinated to our secured debt.

The exchange notes will not be secured by any of our assets. Therefore, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as holders of the exchange notes. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of the secured debt would be entitled to share in any of our remaining assets equally with you and any other senior unsecured lenders.

An active trading market for the exchange notes may not develop or continue.

Although we expect the exchange notes to be listed on the Luxembourg Stock Exchange, TI Capital cannot assure you regarding the future development or continuance of a market for the exchange notes or the ability of holders of the exchange notes to sell their exchange notes or the price at which such holders may be able to sell their exchange notes. The exchange notes could trade at prices that may be higher or lower than the offering price of the initial notes depending on many factors, including prevailing interest rates, Telecom Italia’s operating results and the market for similar securities. There can be no assurance as to the liquidity of the Luxembourg or any other trading market for the exchange notes or that an active public market for the exchange notes will develop, or if developed, will continue.

If you do not participate in the exchange offer, you will continue to be subject to U.S. transfer restrictions.

Exchange notes will only be issued in exchange for initial notes that are timely and properly tendered. Therefore, you should allow sufficient time to ensure timely delivery of the initial notes and you should carefully follow the instructions on how to tender your initial notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the initial notes. If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, the initial notes you hold will continue to be subject to the existing U.S. transfer restrictions. In general, the initial notes may not be offered or sold, unless registered under the Securities Act, or exempt from registration under the Securities Act and applicable state securities laws. We do not anticipate that we will register initial notes under the Securities Act.

After the exchange offer is consummated, if you continue to hold any initial notes of either series, you may have trouble selling them because there will be fewer initial notes of such series outstanding. In addition, if a large number of initial notes of either series is not tendered or is tendered improperly, the limited amount of exchange notes of such series that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

TERMS OF THE EXCHANGE OFFER

General

In connection with the issuance of the initial notes pursuant to a Purchase Agreement, dated as of September 28, 2004, by and among us and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement, dated as of September 28, 2004, by and among us and the initial purchasers, relating to the initial notes.

The registration rights agreement requires us to file the registration statement of which this prospectus is a part for a registered exchange offer relating to an issue of exchange notes identical in all material respects to the initial notes but containing no restrictive legend. Under the registration rights agreement, we are required, among other things, to:

➢	use our reasonable best efforts to cause the exchange offer registration statement of which this prospectus forms a part to be declared effective by the SEC and consummate the exchange offer by October 31, 2005;

➢	mail, or cause to be mailed, to each holder of record entitled to participate in the exchange offer a copy of the prospectus forming part of the exchange registration statement, together with an appropriate letter of transmittal and related documents;

➢	keep the exchange offer open for not less than 20 business days after the date notice thereof is mailed to holders of the initial notes;

➢	utilize the services of a depositary for the exchange offer with an address in the Borough of Manhattan, The City of New York;

➢	permit holders to withdraw validly tendered notes at any time prior to the close of business, New York time, on the last business day on which the exchange offer will remain open; and

➢	otherwise comply in all material respects with all applicable laws, rules and regulations.

The exchange offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the registration rights agreement.

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Exchange notes of the same series will be issued in exchange for an equal principal amount of outstanding initial notes accepted in the exchange offer. Initial notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered in exchange. However, our obligation to accept initial notes for exchange is subject to certain conditions as set forth herein under “—Conditions.”

Initial notes will be deemed accepted when, as and if JPMorgan Chase Bank, N.A., in its capacity as Trustee, has given oral or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of initial notes for the purposes of receiving the exchange notes and delivering them to the holders.

Under existing interpretations of the SEC set forth in no-action letters to third parties, the exchange notes would in general be freely transferable (other than by holders who are broker-dealers or by any holder who is an affiliate of ours) after the exchange offer without further registration under the Securities Act. Under those existing SEC interpretations, each holder of notes participating in the exchange offer will be required to represent to TI Capital and to Telecom Italia, among other things, that, at the time of the consummation of the exchange offer:

➢	any exchange notes received by that holder will be acquired in the ordinary course of business;

➢	that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act;

➢	the holder is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of Telecom Italia or TI Capital;

➢	that holder is not engaged in, and does not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act;

➢	if that holder is a broker-dealer, it will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; and

➢	if that holder is a broker-dealer, it did not purchase the initial notes being tendered in the exchange offer directly from TI Capital or Telecom Italia for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

If a holder of initial notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to have admitted that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer to satisfy its prospectus delivery obligations under the Securities Act in connection with resales of exchange notes for its own account. We have agreed that we will keep the registration statement of which this prospectus is a part effective for a period of up to six months or such earlier date as each participating broker-dealer shall have notified us in writing that it has resold all exchange notes acquired in the exchange offer. See “Plan of Distribution.”

As soon as practicable after the close of the exchange offer, TI Capital will:

➢	accept for exchange all registrable initial notes validly tendered and not validly withdrawn as part of the exchange offer; and

➢	deliver to the Trustee for cancellation all registrable initial notes so accepted for exchange and cause the Trustee to authenticate and deliver promptly to each holder of registrable initial notes, exchange notes equal in principal amount to the securities of such holder so accepted for exchange.

In the event that:

➢	TI Capital is not permitted to effect the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

➢	the exchange offer is not consummated by October 31, 2005 for any other reason; or

➢	any holder notifies us prior to the consummation of the exchange offer that such holder was prohibited by law or SEC policy to participate in the exchange offer and provides us with an opinion of counsel to that effect, then we shall use our reasonable best efforts to file a registration statement on Form F-3 (the “Form F-3”) with the SEC providing for (x) the sale by the holders of all the initial notes, in the case of the first or second bullet point above, or (y) the sale of such initial notes by the holders of initial notes who provide timely notice to us in the case of the third bullet point above, in each case, as soon as reasonably practicable after the occurrence of the event described above which gives rise to our obligation to file the Form F-3.

Alternatively, if an initial purchaser notifies us prior to the consummation of the exchange offer of its desire to exchange its unsold allotment of initial notes for exchange notes in the exchange offer in lieu of having such notes registered for resale on a Form F-3, we shall use our reasonable best efforts to file with the SEC a post-effective amendment to the exchange offer registration statement (the “post-effective amendment”), which post-effective amendment shall contain the information required by Items 507 and 508 of Regulation S-K, as applicable, relating to the exchange notes received by the initial purchasers. The post-effective amendment and the Form F-3 are hereinafter referred to as and governed by the provisions applicable to a “shelf registration statement.”

We will, in the event that a shelf registration statement is filed, provide to each holder of the initial notes being registered thereon copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the exchange notes. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

If:

i.	a shelf registration statement is required to be filed by us, the shelf registration statement is not declared effective by the SEC by October 31, 2005; or

ii.	the exchange offer is not consummated on or prior to October 31, 2005, unless applicable law or the applicable interpretations of the staff of the SEC do not permit TI Capital to effect the exchange offer; or

iii.	after either the shelf registration statement or exchange offer registration statement is declared effective by the SEC, such registration statement ceases to be effective or usable in connection with resales of initial notes or exchange notes, as the case may be, in accordance with and during the periods specified in the registration rights agreement; (each of (i), (ii) and (iii) referred to as a “Registration Default”), then we will be obligated to pay additional interest on the initial notes or exchange notes, as the case may be, equal to 0.50% per annum of the aggregate principal amount of the notes held by such holder which shall accrue from and including the date on which any such Registration Default has occurred to but excluding the date on which all Registration Defaults have been cured.

Upon completion of the exchange offer, subject to certain exceptions, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless the initial notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions described above, we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See “Risk Factors—If you do not participate in the exchange offer, you will continue to be subject to U.S. transfer restrictions.”

Expiration Date; Extensions; Amendments; Termination

The term “expiration date” shall mean [•], 2005, (twenty (20) business days following the commencement of the exchange offer), unless the exchange offer is extended if and as required by applicable law, in which case the term “expiration date” shall mean the latest date to which the exchange offer is extended. TI Capital will be entitled to close the exchange offer as long as it has accepted all initial notes validly tendered and not withdrawn in accordance with the terms of the exchange offer.

In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and may notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions set forth herein under “—Conditions” shall have occurred and shall not have been waived by us (if permitted to be waived), by giving oral or written notice of such delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the initial notes. If any material change is made to terms of the exchange offer, the exchange offer shall remain open for a minimum of an additional five business days, if the exchange offer would otherwise expire during such period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the initial notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement.

Interest On The Exchange Notes

The 2010 exchange notes will bear interest from July 15, 2005 and the 2014 exchange notes and 2034 exchange notes will bear interest from March 30, 2005. Interest due on the exchange notes will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the initial notes and to the same persons who are entitled to receive those payments of interest on the initial notes.

No interest will be paid on any initial notes when they are surrendered and exchanged in this offer. Initial notes not tendered in the exchange offer will bear interest at the same rate in effect at the time of original issuance of the initial notes and, after consummation of the exchange offer, will not be entitled to additional interest or further registration rights.

Procedures For Tendering

Only a registered holder of initial notes may tender in the exchange offer. Owners of beneficial interests in initial notes who wish to tender such beneficial interests should carefully read this section, as well as “—Book-Entry Transfer”, “—Guaranteed Delivery Procedure” and the instructions contained in the associated letter of transmittal.

In all cases, issuance of exchange notes for outstanding initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

➢	a confirmation of a book-entry transfer of such initial notes into the exchange agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”);

➢	a duly executed letter of transmittal or a properly transmitted agent’s message, as defined below, as applicable; and

➢	all other required documents.

THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT OR TRANSFERRED TO US.

Delivery of all documents must be made to an exchange agent at its address set forth below. Holders of initial notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to tender initial notes for them through the facilities of DTC, Clearstream or Euroclear.

The term “agent’s message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant (including Clearstream or Euroclear) in the Book-Entry Transfer Facility tendering initial notes that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

The tender by a holder of initial notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or her behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor” institution within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”), unless the initial notes tendered pursuant thereto are tendered:

➢	by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal and the exchange notes are being issued directly to such registered holder (or deposited into the participant’s account at DTC); or

➢	for the account of an Eligible Institution.

If the letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Issuances of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an Eligible Institution will be made only against delivery of the letter of transmittal or a properly transmitted agent’s message and any other required documents, and the timely received confirmation of a book-entry transfer of initial notes into the exchange agent’s account at DTC with the exchange agent.

All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered initial notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or that of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we will determine. None of us, the exchange agent, the information agent and any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of initial notes, and none of them shall incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, TI Capital reserves the right in its sole discretion, subject to the provisions of the indenture, to:

➢	purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date or, as set forth under “—Expiration Date; Extensions; Amendments; Termination,” to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

➢	to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers could differ from the terms of the exchange offer.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, all initial notes properly tendered will be accepted, promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the initial notes. See “—Conditions” below. For purposes of the exchange offer, initial notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such initial notes or a timely Book-Entry Confirmation of such initial notes into the exchange agent’s account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal or a properly transmitted agent’s message and all other required documents. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of initial notes tendered by the book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the Book-Entry Transfer Facility.

Book-Entry Transfer

JPMorgan Chase Bank, N.A. as exchange agent will make a request to establish an account with respect to the initial notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution (including Clearstream or Euroclear) that is a participant in the Book-Entry Transfer Facility’s systems may make book-entry delivery of initial notes by causing the Book-Entry Transfer Facility to transfer such initial notes into the exchange agent’s account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility’s procedures for transfer.

DTC’s Automated Tender Offer Program, or ATOP, is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender initial notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

In order for an acceptance of an exchange of initial notes through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to 5:00 p.m., New York time, the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

If you wish to tender your initial notes and time will not permit the required documents to reach the exchange agent before the 5:00 p.m., New York time, expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis and an agent’s message delivered, a tender may be effected if:

➢	the tender is made through an Eligible Institution;

➢	prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery setting forth the name and address of the holder of the initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date, the certificates for all physically tendered initial notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

➢	the certificates for all physically tendered initial notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date at the address set forth below under “—Exchange Agent” and prior to acceptance for exchange thereof by TI Capital. Any such notice of withdrawal must:

➢	specify the name of the person having tendered the initial notes to be withdrawn (the “Depositor”);

➢	identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of such initial notes;

➢	be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the initial notes to register the transfer of such initial notes into the name of the Depositor withdrawing the tender;

➢	specify the name in which any such initial notes are to be registered, if different from that of the Depositor; and

➢	if the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant’s (including Clearstream’s or Euroclear’s) account at DTC to be credited, if different than that of the Depositor.

All questions as to the validity, form and eligibility, time of receipt of such notices will be determined by us, which determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of initial notes tendered by book-entry transfer, such initial notes will be credited to an account maintained with the Book-Entry Transfer Facility for the initial notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be re-tendered by following one of the procedures described under “—Procedures for Tendering” and “—Book-Entry Transfer” above at any time on or prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, initial notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any initial notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of such initial notes if:

➢	because of any change in law, or applicable interpretations thereof by the SEC, we determine that TI Capital is not permitted to effect the exchange offer;

➢	an action or proceeding is commenced or threatened that would materially impair our ability to proceed with the exchange offer; or

➢	not all government approvals that we deem necessary for the consummation of the exchange offer have been received.

We have no obligation to, and will not knowingly, permit acceptance of tenders of initial notes:

➢	from our affiliates within the meaning of Rule 405 promulgated under the Securities Act;

➢	from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations by the SEC; or

➢	if the exchange notes to be received by such holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all the states of the United States.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The costs of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the exchange notes.

Appraisal Rights; Regulatory Approvals

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Other than having the registration statement of which this prospectus forms a part declared effective by the SEC, we are not aware of any U.S. federal or state regulatory approvals that must be obtained in connection with the exchange offer.

Exchange Agents

JPMorgan Chase Bank, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

If tendering an initial note or requesting information with respect to the exchange of an initial note:

By Mail:

JPMorgan Chase Bank, N.A.

Institutional Trust Services

P.O. Box 2320

Dallas, TX 75221-2320

Attn: Frank Ivins

Personal & Confidential

To Confirm by Telephone or

for Information Call:

(800) 275-2046

By Facsimile Transmission

(for Eligible Institutions Only)

(214) 468-6494

By Overnight Delivery: JPMorgan Chase Bank, N.A. Institutional Trust Services 2001 Bryan Street 9th Floor Dallas, TX 75201 Attn: Frank Ivins Personal & Confidential	By Hand: JPMorgan Chase Bank, N.A. Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, NY 10004-2413

We have also appointed a Luxembourg exchange agent through which all relevant documents with respect to the exchange offer will be made available. The Luxembourg exchange agent will be able to perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other relevant documents to you, accepting such documents on our behalf, accepting definitive initial notes for exchange, and delivering exchange notes to holders entitled thereto. The contact information for our Luxembourg exchange agent is as follows:

J.P. Morgan Bank Luxembourg S.A.

6 route de Trèves

L-2633 Senningerberg

(Municipality of Niederanven)

Luxembourg

Confirm by telephone: +352 26 96 2000

Information Agent

Georgeson Shareholder Communications Inc. has been appointed as the information agent for the exchange offer. The information agent will assist with the mailing of this prospectus and related materials to holders of initial notes, respond to inquiries and provide information to holders of initial notes in connection with the exchange offer, and provide other similar advisory services as we may request from time to time. Any questions concerning the exchange offer procedures or requests for assistance or additional copies of this prospectus or the letters of transmittal may be directed to the information agent at:

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor

New York, NY 10014

U.S.A.

Banks and brokers call +1 (212) 440-9800. All other securityholders can call, toll free if in the United States, +1 (866) 828-4315.

Luxembourg Listing

Application has been made to list the exchange notes on the Luxembourg Stock Exchange. In connection therewith, we will give notice to the Luxembourg Stock Exchange and will publish in a Luxembourg newspaper, which is expected to be the Luxemburger Wort, the announcement of the beginning of the exchange offer and, following completion of such offer, the results of such offer.

Fees and Expenses

We will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent and the information agent reasonable and customary fees for its services and will reimburse the exchange agent and the information agent for their respective reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

The expenses to be incurred in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent, the information agent and Trustee and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the outstanding notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, the amount of the transfer taxes will be billed directly to you.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes.

CAPITALIZATION

Telecom Italia Group

The following table provides as of March 31, 2005 on an actual basis and in accordance with IFRS the cash and cash equivalents, the short-term debt, the debt relating to assets held for sale and the capitalization of the Telecom Italia Group. There are significant differences between IFRS and Italian GAAP. See “Item 5.5 Adoption of International Accounting Standards” in the Telecom Italia Annual Report for a discussion of the principal differences between Italian GAAP and IFRS.

As of March 31, 2005
(Unaudited) (millions of Euro)
Cash and cash equivalents	5,091

Total short-term debt	6,933

Debt relating to assets held for sale	441

Long-term debt:
Payable to banks	9,869
Payable to other financial institutions	961
Convertible notes	29,819
Notes and bonds	458
Other long-term debt	2,284

Total long-term debt(a)	43,391

Stockholders’ equity:
Share capital(1)(2)	9,358
Additional paid-in capital	1,726
Reserves, retained earnings and profit for the period	7,732

Total stockholders’ equity before minority interests	18,816
Minority interests	2,378

Total stockholders’ equity(b)	21,194

Total capitalization(a + b)	64,585

(1)	As of March 31, 2005, Telecom Italia’s share capital (equal to €9,357,654,445.15) comprised:

•	11,217,996,104 ordinary shares (par value of €0.55 each, corresponding to €6,169,897,857.20) subscribed, issued and existing; and

•	5,795,921,069 savings shares (par value of €0.55 each, corresponding to €3,187,756,587.95) subscribed, issued and existing.

(2)	This amount includes €55,664,877 attributable to 101,208,867 shares of treasury stock.

Since March 31, 2005, Telecom Italia Finance S.A. made market purchases of:

•	€141 million nominal amount of its 1% coupon convertible notes, maturing November 3, 2005;

•	€195 million nominal amount of its 1% coupon exchangeable notes maturing March 15, 2006;

•	€250 million nominal amount of its 7.77% notes due 2032. On July 21, 2005 the repurchased notes were cancelled. The repurchase was paid for with the proceeds of the issuance, priced on June 22, 2005, for value date June 29, 2005, of an additional €250 million nominal amount of Telecom Italia Finance S.A.’s 7.75% notes due 2033, which are listed on the Luxembourg Stock Exchange, increasing the amount of the issue from the original €800 million nominal amount to a total of €1,050 million nominal amount; and

•	€87 million nominal amount of its 6.125% notes maturing April 20, 2006.

From April 19, 2005 (the first day after the end of the conversion suspension period) through July 15, 2005, Telecom Italia received requests to convert €1,545,083 nominal amount of the 2001-2010 convertible notes issued by Telecom Italia corresponding to 728,568 Telecom Italia ordinary shares.

On June 16, 2005, Telecom Italia successfully completed the bookbuilding and setting of conditions for a new bond issue under its €10 billion EMTN Programme in the nominal amount of £500 million, with an annual fixed-rate coupon of 5.625% and an issue price equal to 99.878% of the face value. The issue date was June 29, 2005 and the maturity date is December 29, 2015. The issue is part of the Telecom Italia Group’s debt refinancing plan.

Telecom Italia Capital

The following table provides as of March 31, 2005 on an actual basis and in accordance with IFRS the cash and cash equivalents, the short-term debt and the capitalization of Telecom Italia Capital.

As of March 31, 2005
(Unaudited) (thousands of Euro)
Cash and cash equivalents	5,372

Total short-term debt	98,659

Long-term debt:
Payable to banks	358,291
Notes	5,578,735

Total long-term debt(a)	5,937,026

Stockholders’ equity:
Share capital, 100,000 shares, nominal value €23.36 per share	2,336
Reserves, retained earnings and loss for the period	(15,178)

Total stockholders’ equity(b)	(12,842)

Total capitalization(a + b)	5,924,184

Except as disclosed in this prospectus (including the documents incorporated by reference herein), there has not been any material change in the capitalization of the Telecom Italia Group since March 31, 2005 or of Telecom Italia Capital since March 31, 2005.

PRELIMINARY UNAUDITED RESULTS FOR SIX-MONTHS ENDED JUNE 30, 2005

On July 26, 2005, the Telecom Italia Group released preliminary unaudited results for the first-half of 2005. Such results and those of the corresponding period of 2004 to which they are compared have been calculated according to IFRS. IFRS differs in significant respects from Italian GAAP. For a discussion of these differences, please see “Item 5.5 Adoption of Internal Accounting Standards” in the Telecom Italia Annual Report, which is incorporated herein by reference. The data for the comparable year-earlier period were calculated also taking account of discontinued operations: Entel Chile Group, Finsiel Group, Digitel Venezuela and TIM Hellas.

All percentages are calculated on the basis of data expressed in millions of Euro.

Revenues for the first six months of 2005 were €14.7 billion compared to €14.0 billion for the first six months of 2004, an increase of 5.2%.

Operating income for the first six months of 2005 was €4.0 billion compared to €3.8 billion for the first six months of 2004, an increase of 6.2%.

Net financial debt, including the net financial position of discontinued operations, as of June 30, 2005 was €44.1 billion compared to €32.9 billion at the end of 2004 (an increase of €11.2 billion). Such increase was principally due to the TIM acquisition (€13.8 billion) and dividend payments (€2.3 billion), partly offset by approximately €4.9 billion as a result of the net cash generation. Net Financial Debt, including the net financial position of discontinued operations, is calculated as follows:

	As of December 31, 2004	As of June 30, 2005
	(billion of Euro)
Gross debt	43.6	50.8
Cash and cash equivalents, financial assets and financial receivables	(10.7)	(6.7)

Net Financial Debt(1)	32.9	44.1

(1)	Net Financial Debt is a non-GAAP financial measure as defined in Item 10 of Regulation S-K under the Exchange Act. Although Net Financial Debt is a non-GAAP measure, it is widely used in Italy by financial institutions to assess liquidity and the adequacy of a company’s financial structure. Telecom Italia believes Net Financial Debt provides an accurate indicator of Telecom Italia’s ability to meet its financial obligations, represented by gross debt, from its available liquidity, represented by the other items shown in the reconciliation table.

Net Financial Debt allows Telecom Italia to show investors the trend in our net financial condition over the periods presented. The limitation on the use of Net Financial Debt is that it effectively assumes that gross debt can be reduced by our cash and other liquid assets. In fact, it is unlikely that we would use all of our liquid assets to reduce our gross debt all at once, as such assets must also be available to pay employees, suppliers and taxes, and to meet other operating needs and capital expenditure requirements. Net Financial Debt and its ratio to total shareholders’ equity (including minority interests), or leverage, are used to evaluate our financial structure in terms of sufficiency and cost of capital, level of debt, debt rating and funding cost, and whether our financial structure is adequate to achieve our business and financial targets (which include our debt ratio, or net debt divided by net invested capital, the latter meaning net assets excluding Net Financial Debt). Telecom Italia management believes that Telecom Italia’s financial structure is sufficient to achieve our business and financial targets. Telecom Italia management monitors the Net Financial Debt and leverage or similar measures as reported by other telecommunications operators in Italy and abroad, and by other major listed companies in Italy, in order to assess our liquidity and financial structure relative to such companies. Telecom Italia management also monitors the trends in our Net Financial Debt and leverage in order to optimize the use of internally-generated funds versus funds from third parties. Net Financial Debt is reported in our Italian annual report to shareholders and is used in presentations to investors and analysts.

The Telecom Italia Group also reported the preliminary results of its Wireline and Mobile business units, and preliminary results by its key business areas, Italy and Brazil.

The Wireline business unit’s revenues for the first six months of 2005 were €8.8 billion, an increase of 2.1% compared to the first six months of 2004. Operating income for the first six months of 2005 was €2.5 billion, which represents an increase of 0.8% compared to the first six months of 2004.

The Mobile business unit’s revenues for the first six months of 2005 were €6.2 billion, an increase of 10.6% compared to the first six months of 2004. Operating income for the first six months of 2005 was €1.9 billion, which represents an increase of 3.6% compared to the first six months of 2004.

Mobile revenues in Italy for the first six months of 2005 totaled €4.9 billion, an increase of 3.0% compared to the first six months of 2004. Operating income for the first six months of 2005 was €2.0 billion, which represents an increase of 1.1% compared to the first six months of 2004.

TIM Brasil Group’s consolidated revenues for the first six months of 2005 totaled €1.2 billion (reais 4.0 billion), an increase of 54.0% compared to the first six months of 2004. Consolidated operating loss for the first six months of 2005 was €0.1 billion (reais 0.4 billion), which represents an increase of 13.7% compared to the first six months of 2004.

DESCRIPTION OF EXCHANGE NOTES AND GUARANTEES

The following is a summary of the main terms of the exchange notes to be issued by TI Capital and guaranteed by Telecom Italia. The exchange notes will be governed by a document called the indenture, dated October 6, 2004, as supplemented by the first supplemental indenture also dated October 6, 2004 and an officer’s certificate with respect to the exchange notes and related guarantees to be issued by Telecom Italia and TI Capital. Herein we refer to the indenture as supplemented by the first supplemental indenture and the officer’s certificate with respect to the exchange notes and related guarantees as the “indenture”. The indenture is a contract entered into among TI Capital, as Issuer, Telecom Italia, as Guarantor and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).

This summary is subject to and is qualified by reference to all the provisions of the indenture, including, without limitation, the definitions of certain terms used in the indenture. For the sake of clarity, the use of the defined term Telecom Italia in this section of the prospectus means Telecom Italia S.p.A. in its capacity as Guarantor of TI Capital’s obligations under the initial notes and the exchange notes, without reference to the consolidated subsidiaries of Telecom Italia S.p.A. Wherever particular provisions or defined terms of the indenture are referred to, these provisions or defined terms are incorporated in this prospectus by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of exchange notes. The indenture is available for inspection at the office of the Trustee.

The indenture and first supplemental indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indenture, first supplemental indenture and officer’s certificate are available as set forth under the heading “Where You Can Find More Information.”

Differences Between the Exchange Notes and the Initial Notes

The terms of the exchange notes of a series are identical to the terms of the initial notes of such series, except that:

•	the exchange notes will be registered under the Securities Act;

•	additional interest which would have been payable pursuant to the indenture if we had failed to consummate this exchange offer by October 31, 2005 will not be payable in respect of the exchange notes;

•	the exchange notes will not be entitled to registration rights under the registration rights agreement;

•	interest on the exchange notes will accrue from the last day on which interest was paid on the initial notes; and

•	except for the restrictions described under “—Transfer Restrictions” below, the exchange notes will not be subject to any restrictions on transfer.

Exchange Notes

The exchange notes will be issued as separate series only in the form of fully registered global securities. Global securities will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

The exchange notes will be issued in three series referred to herein as “2010 exchange notes”, “2014 exchange notes” and “2034 exchange notes”.

•	The 2010 exchange notes will be issued in an aggregate principal amount of up to $1,250,000,000. The 2010 exchange notes will bear interest at 4% per annum and will mature on January 15, 2010.

•	The 2014 exchange notes will be issued in an aggregate principal amount of up to $1,250,000,000. The 2014 exchange notes will bear interest at 4.95% per annum and will mature on September 30, 2014.

•	The 2034 exchange notes will be issued in an aggregate principal amount of up to $1,000,000,000. The 2034 exchange notes will bear interest at 6% per annum and will mature on September 30, 2034.

Interest on the exchange notes will be payable semi-annually in arrears on January 15 and July 15 of each year for the 2010 exchange notes and March 30 and September 30 of each year for the 2014 exchange notes and the 2034 exchange notes, commencing on July 15, 2005 for the 2010 exchange notes and September 30, 2005 for the 2014 exchange notes and the 2034 exchange notes. Interest on the exchange notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. No interest will be paid on any initial notes when they are surrendered and exchanged in this offer.

Unless previously redeemed, see “—Redemption at TI Capital’s Option” and “—Optional Tax Redemption”, the aggregate outstanding principal amount of each series of exchange notes will be payable on the applicable maturity date.

The exchange notes will pay interest to the person in whose name the global security is registered at the close of business on the record date relating thereto, which will be the preceding January 1 or July 1, as the case may be, for the 2010 exchange notes and March 15 or September 15, as the case may be, for the 2014 exchange notes and the 2034 exchange notes. The exchange notes are issuable in denominations of $1,000 and any integral multiple thereof.

The exchange notes will be unsecured and unsubordinated and will rank equally in right of payment with TI Capital’s existing and future senior debt and rank senior in right of payment to all TI Capital’s subordinated debt.

If any interest payment date or maturity date or date of redemption for the exchange notes falls on a day that is not a Business Day (as described below), the related payment of principal or interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date, as the case may be.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obliged by law, regulations or executive order to close.

The exchange notes will be governed and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, are excluded and will not be applicable. In connection with any legal action or proceeding relating to the exchange notes, TI Capital has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Under New York law, claims relating to payment of principal and interest on the exchange notes will be prescribed according to the applicable statute of limitations.

BNP Paribas Securities Services, Luxembourg Branch will act as Luxembourg paying and transfer agent.

Guarantees

Telecom Italia will unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the exchange notes issued by TI Capital, including any additional amounts which may be payable by TI Capital in respect of the exchange notes, as described under “—Payment of Additional Amounts”. Telecom Italia guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the exchange notes, by declaration or acceleration, call for redemption or otherwise.

The guarantees of Telecom Italia for the exchange notes issued by TI Capital will be unsecured obligations of Telecom Italia and each will rank equally in right of payment with other unsecured and unsubordinated indebtedness of Telecom Italia. Telecom Italia has provided a restriction on liens for the benefit of the exchange notes as provided under “—Restrictive Covenants—Restrictions on Liens”. In connection with other debt issuances (including debt issued by Olivetti), Telecom Italia has provided different restrictions on liens that in some cases could be viewed as more restrictive. Consequently it is possible that, under certain limited circumstances, other debt of Telecom Italia could be secured when the exchange notes offered hereby are not secured.

The guarantees will be governed and construed in accordance with the laws of the State of New York. The provisions of Articles 86 to 94-8 of the Luxembourg law on commercial companies of August 10, 1915, as amended, are excluded and will not be applicable. In connection with any legal action or proceeding relating to the guarantees, Telecom Italia has agreed to submit to the nonexclusive jurisdiction of any Federal or State court in the Borough of Manhattan, the City of New York.

Legal Ownership

Book-Entry System

Upon issuance, the exchange notes will be represented by one or more global notes (each a “Global Note”). Each Global Note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Except under the circumstances described below, Global Notes will not be exchangeable at the option of the holder for certificated notes and Global Notes will not otherwise be issuable in definitive form.

Upon issuance of the Global Notes, DTC will credit the respective principal amounts of the exchange notes represented by the Global Notes to the accounts of institutions that have accounts with DTC or its nominee (“participants”), including Euroclear and Clearstream. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) or by participants or persons that hold through participants. Such beneficial interest will be in denominations of $1,000 or integral multiples thereof.

So long as DTC, or its nominee, is the registered owner or holder of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Global Notes for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in the Global Notes:

•	will not be entitled to have the exchange notes represented by the Global Notes registered in their names;

•	will not receive or be entitled to receive physical delivery of exchange notes in definitive form registered in their names; and

•	will not receive or be entitled to receive physical delivery of exchange notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in the Global Notes must rely on the procedures of DTC, and indirectly Euroclear and Clearstream, and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Principal and interest payments on Global Notes registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner or holder of the Global Note.

None of TI Capital, Telecom Italia, the Trustee, or any paying agent for such Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

TI Capital expects that DTC, upon receipt of any payments of principal or interest in respect of the Global Notes, will credit the accounts of the related participants (including Euroclear and Clearstream), with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be the responsibility of the participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”.

Unless and until it is exchanged in whole or in part for exchange notes in definitive form in accordance with the terms of the indenture, a Global Note may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of DTC to DTC or another nominee of DTC.

Beneficial interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in same-day funds.

Definitive Exchange Notes

Global Notes shall be exchangeable for definitive exchange notes registered in the names of persons other than DTC or its nominee for such Global Notes only if:

•	DTC has notified TI Capital and Telecom Italia that it is unwilling or unable to continue as depositary;

•	DTC has ceased to be a clearing agency registered under the Exchange Act; or

•	there shall have occurred and be continuing an Event of Default (as defined in the indenture) with respect to the exchange notes.

Any Global Note that is exchangeable for definitive exchange notes pursuant to the preceding sentence shall be exchangeable for exchange notes issuable in denominations of $1,000 and integral multiples thereof and registered in such names as DTC shall direct. Subject to the foregoing, a Global Note shall not be exchangeable, except for a Global Note of like denomination to be registered in the name of DTC or its nominee. Bearer exchange notes will not be issued.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities.

Additional Mechanics

Payment and Paying Agents

TI Capital will pay interest, principal and any other money due on the exchange notes in registered form at the corporate trust office of the Trustee in New York City. That office is currently located at 4 New York Plaza, 15th Floor, New York, NY 10004. If you ever hold definitive exchange notes you will make arrangements to have your payments picked up at or wired from that office or such other paying agency as we may establish.

TI Capital has appointed BNP Paribas Securities Services, Luxembourg Branch, to act as its Luxembourg paying agent. TI Capital may also arrange for additional payment offices, and may cancel or change these offices, including its use of the Trustee’s corporate trust office. These offices are called paying agents. TI Capital may also choose to act as its own paying agent. TI Capital must notify you of changes in the paying agents for the exchange notes.

Holders buying and selling exchange notes in registered form must work out between them how to compensate for the fact that TI Capital will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

TI Capital and the Trustee will send notices only to direct holders, using their addresses as listed in the Trustee’s records. Such notices will be mailed to holders of registered securities.

Regardless of who acts as paying agent, all money that TI Capital pays to a paying agent that remains unclaimed at the end of five years after the amount is due to direct holders will be repaid to TI Capital. After that five-year period, you may look only to TI Capital, or its successor, for payment and not to the Trustee, any other paying agent or anyone else.

Mergers and Similar Events

Each of TI Capital and Telecom Italia is generally permitted to consolidate or merge with another company or firm. Each of TI Capital and Telecom Italia is also permitted to sell or lease substantially all of its assets to another company or to buy or lease substantially all of the assets of another company. In addition, Telecom Italia or one of its Italian subsidiaries will generally be permitted to assume the obligations of TI Capital (or any successor) under the exchange notes for the payment of the principal of and interest on the exchange notes and any other payments on the exchange notes. Upon assuming the obligations of TI Capital, Telecom Italia or any such subsidiary may exercise every right and power of TI Capital under the indenture. However, neither TI Capital nor Telecom Italia may consolidate or merge with, or sell or lease all or substantially all of its assets to, another company or firm, nor may Telecom Italia or one of its Italian subsidiaries assume the obligations of TI Capital under the exchange notes, unless all of the following conditions are met:

•	Where TI Capital or Telecom Italia merges out of existence or sells or leases all or substantially all of its assets, the acquiring or resulting company must assume its obligations, including, in the case of Telecom Italia, the obligations arising from Telecom Italia’s guarantee of the exchange notes either by law or contractual arrangements. The acquiring or resulting company’s assumption of these obligations must include the obligation to pay the additional amounts described under “—Payment of Additional Amounts”. If the acquiring or resulting company is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•	TI Capital, Telecom Italia, or Telecom Italia’s Italian subsidiary, as the case may be, must provide the Trustee with an officer’s certificate and an opinion of counsel as to compliance with the merger or assumption, as the case may be, provisions of the indenture; provided that if TI Capital consolidates or merges with, or sells or leases all or substantially all of its assets to, an Italian company, or Telecom Italia or one of its Italian subsidiaries assumes TI Capital’s obligations under the exchange notes, TI Capital, or Telecom Italia or its Italian subsidiary, as the case may be, is required to deliver the additional opinions of counsel described below.

•

The merger or sale or lease of all or substantially all of TI Capital or Telecom Italia’s assets, or the assumption of the obligations of TI Capital under the exchange notes, must not cause a default on the notes, and Telecom Italia and TI Capital must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under

“—Events of Default”. A default for this purpose would also include any event that would be an event of default if the requirement for giving Telecom Italia or TI Capital default notice or their default having to exist for a specific period of time were disregarded.

Telecom Italia or one of its Italian subsidiaries may only become the obligor under the exchange notes by assumption or merger, and any other Italian company may only become the obligor under the exchange notes by merger, if TI Capital (or any successor) delivers to the Trustee a legal opinion, reasonably satisfactory to the Trustee, of nationally recognized external Italian and U.S. law firms to the effect that the provisions of the Trust Indenture Act of 1939, as amended, are not in conflict with mandatory provisions of Italian law applicable to holders of debt securities of Italian companies.

It is possible that an assumption, merger or other similar transaction may cause the holders of the exchange notes to be treated for U.S. federal income tax purposes as though they had exchanged the exchange notes for new notes. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possibly other adverse tax consequences.

In the case of an assumption, merger or other similar transaction the Luxembourg Stock Exchange will be informed and a notice will be published in a newspaper of general circulation in Luxembourg.

Modification and Waiver

There are three types of changes TI Capital, or its successors, can make to the indenture and the exchange notes.

Changes Requiring Your Approval

First, there are changes that cannot be made to the exchange notes without the specific approval of each holder of notes of that series. The following is the list of those changes:

•	change the stated maturity of the principal on the exchange notes;

•	change the interest on the exchange notes;

•	reduce the principal amount due on the exchange notes;

•	change any obligation of TI Capital to pay additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an exchange note following a default;

•	change the place or currency of payment of an exchange note;

•	impair your right to sue for payment;

•	reduce the percentage of the outstanding aggregate principal amount of notes whose holder’s consent is needed to modify or amend the indenture;

•	reduce the percentage of the outstanding aggregate principal amount of notes whose holder’s consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture; and

•	change the obligations of Telecom Italia as Guarantor with respect to payment of principal, premium, if any, and interest payments in any manner adverse to the interests of the holders of the notes.

Changes Requiring a Majority Vote

The second type of change to the indenture and the exchange notes is the kind that requires a vote in favor by holders of notes owning a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the notes in any material respect. The same vote would be required for TI Capital to obtain a waiver of all or part of the covenants described in this section, or a waiver of a past default. However, TI Capital cannot obtain a waiver of a payment default or any other aspect of the indenture or the exchange notes listed in the first category described under “—Changes Requiring Your Approval” unless TI Capital obtains your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of the notes. This type is limited to clarifications and other changes that would not adversely affect holders of the exchange notes in any material respect.

Further Details Concerning Voting

Exchange notes will not be considered outstanding, and therefore not eligible to vote, if TI Capital has deposited or set aside in trust for you money for their payment or redemption. Exchange notes will also not be eligible to vote if they have been fully defeased as described under “—Discharge and Defeasance”.

TI Capital will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes that are entitled to vote or take other action under the indenture. In limited circumstances, the Trustee will be entitled to set a record date for action by holders. If TI Capital or the Trustee set a record date for a vote or other action to be taken by holders of a particular series of the notes, that vote or action may be taken only by persons who are holders of outstanding notes of that series on the record date and must be taken within 180 days following the record date or another period that TI Capital may specify (or as the Trustee may specify if it set the record date). TI Capital or the Trustee, as the case may be, may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if TI Capital seeks to change the terms of the indenture or request a waiver.

Redemption at TI Capital’s Option

Beginning on July 15, 2006 for the 2010 exchange notes and September 30, 2006 for the 2014 exchange notes and the 2034 exchange notes, the exchange notes will be redeemable in whole or in part at TI Capital’s (or TI Capital successor’s) option at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the applicable exchange notes; or

•	as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus 20 basis points for the 2010 exchange notes, 25 basis points for the 2014 exchange notes and 30 basis points for the 2034 exchange notes, plus accrued interest thereon to the date of redemption.

The definitions of certain terms used in the paragraph above are listed below.

Adjusted treasury rate means, with respect to any redemption date:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

The treasury rate will be calculated on the third Business Day preceding the date fixed for redemption.

Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such exchange notes.

Comparable treasury price means, with respect to any redemption date, (1) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than four such reference treasury dealer quotations, the average of all such quotations.

Quotation agent means either Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. Incorporated, or such other agent as appointed by TI Capital or Telecom Italia, or, if these firms are unwilling or unable to select the comparable treasury issue, an independent investment banking institution of national standing appointed by TI Capital or Telecom Italia.

Reference treasury dealer means:

•	each of Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. Incorporated, or their respective affiliates which are primary U.S. Government securities dealers, or their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “primary treasury dealer”), TI Capital will substitute such reference treasury dealer with another primary treasury dealer; and

•	any other primary treasury dealer selected by the quotation agent after consultation with TI Capital or Telecom Italia.

Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

Remaining scheduled payments means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if that redemption date is not an interest payment date with respect to such exchange notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that redemption date.

If less than all of a series of notes is to be redeemed at any time, selection of notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that notes with a principal amount of $1,000 will not be redeemed in part.

TI Capital will give DTC a notice of redemption at least 30 but not more than 60 days before the redemption date. If any exchange notes are to be redeemed in part only, the notice of redemption that relates to such exchange notes will state the portion of the principal amount thereof to be redeemed. A new exchange note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original exchange note.

Unless TI Capital defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the exchange notes or portions thereof called for redemption.

In the case of redemption at TI Capital’s option, the Luxembourg Stock Exchange will be informed of the redemption and a notice will be published on the Luxemburger Wort.

Optional Tax Redemption

Other than as described above under “—Redemption at TI Capital’s Option,” TI Capital will have the option to redeem the notes in the two situations described below. The redemption price for the exchange notes will be equal to the principal amount of the exchange notes being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, TI Capital must give you between 30 and 60 days’ notice before redeeming the exchange notes.

•	The first situation is where, as a result of a change in, execution of or amendment to any laws, regulations or treaties or the official application or interpretation of any laws, regulations or treaties, either:

•	TI Capital (or its successor) or Telecom Italia (or its successor) would be required to pay additional amounts as described below under “—Payments of Additional Amounts”, or

•	Telecom Italia or any of its subsidiaries would have to deduct or withhold tax on any payment to TI Capital (or its successor) to enable TI Capital (or its successor) to make a payment of principal, premium, if any, or interest on the exchange notes.

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date of the indenture and in the jurisdiction where TI Capital (Luxembourg) or Telecom Italia (Italy) is incorporated. If TI Capital or Telecom Italia is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

TI Capital would not have the option to redeem the exchange notes if TI Capital or Telecom Italia could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to TI Capital or Telecom Italia.

•

The second situation is where a person into which TI Capital or Telecom Italia is merged or to whom it has conveyed, transferred or leased all or substantially all of its property, is required to pay additional amounts. TI Capital would have the option to redeem the exchange notes even if TI Capital or Telecom Italia is required to pay additional amounts immediately after the merger, conveyance, transfer or lease.

Neither Telecom Italia nor TI Capital is required to use reasonable measures to avoid the obligation to pay additional amounts in this situation. However, TI Capital will not have the option to redeem the exchange notes if the sole purpose of such a merger would be to permit TI Capital to redeem the notes.

The election of TI Capital to redeem the exchange notes shall be evidenced by a board resolution or in another manner specified in the indenture. In case of any redemption TI Capital shall, at least 60 days prior to the redemption date (unless a shorter notice will be reasonably satisfactory to the Trustee), notify the Trustee of the redemption date and of the principal amount of notes to be redeemed.

Payment of Additional Amounts

Luxembourg or Italy may require TI Capital, as Issuer, or Telecom Italia, as Guarantor, to withhold amounts from payments of principal or interest on the exchange notes or any amounts to be paid under the related guarantees, as the case may be, for taxes or any other governmental charges. If Luxembourg or Italy requires a withholding of this type, TI Capital or Telecom Italia, as the case may be, may be required to pay you additional amounts so that the net amount you receive will be the amount specified in the exchange note to which you are entitled.

TI Capital or Telecom Italia, as the case may be, will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on an exchange note, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for:

•	the existence of any present or former connection between you and Luxembourg or Italy, as the case may be, other than the mere holding of the exchange note and the receipt of payments thereon;

•	the application of the European Directive 2003/48/EC of June 3, 2003, on the taxation of income from savings, as well as any equivalent measure adopted according to such directive;

•	a failure to comply with any certification, documentation, information or other reporting requirements concerning your nationality, residence, identity or connection with Luxembourg or Italy, as the case may be, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in Luxembourg or Italy or are not an individual resident of a member state of the European Union);

•	a change in law that becomes effective more than 30 days after a payment on the exchange notes becomes due and payable or on which payment thereof is duly provided for, whichever occurs later; or

•	any tax or other governmental charge imposed on non-residents for income tax purposes in Italy as provided under Italian laws and regulations relating to countries which do not have an adequate exchange of information with Italy (i.e., other than the countries listed under heading “—Transfer Restrictions”).

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to TI Capital or Telecom Italia is organized.

For additional information, see section 803 of the indenture.

Restrictive Covenants

Restrictions on Liens

Some of TI Capital’s and Telecom Italia’s property may be subject to a mortgage or other legal mechanism that gives their lenders preferential rights in that property over other lenders, including you and the other direct holders of the exchange notes, or over their general creditors if they fail to pay them back. These preferential rights are called liens. Each of TI Capital and Telecom Italia promises that it will not create or permit to subsist any encumbrance to secure capital markets indebtedness, which is described further below, on the whole or any part of its present or future revenues or assets, other than permitted encumbrances.

As used here, encumbrance means:

•	any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof; and

•	any arrangement providing a creditor with prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

As used here, permitted encumbrance means:

•	any encumbrance existing on the date of issuance of the notes;

•	any encumbrance over or affecting any asset acquired by TI Capital or Telecom Italia after the date of the indenture and subject to which such asset is acquired, if:

•	such encumbrance was not created in contemplation of the acquisition of such asset by TI Capital or Telecom Italia;

•	the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by TI Capital or Telecom Italia;

•	any encumbrance over or affecting any asset of any company which becomes an obligor after the date of the indenture, where such encumbrance is created prior to the date on which such company becomes an obligor under the notes, if:

•	such encumbrance was not created in contemplation of that company becoming an obligor; and

•	the amount thereby secured has not been increased in contemplation of, or since the date of, that company becoming an obligor under the notes;

•	any netting or set-off arrangement entered into by any member of the Telecom Italia Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

•	any title transfer or retention of title arrangement entered into by any member of the Telecom Italia Group in the normal course of its trading activities on the counterparty’s standard or usual terms;

•	encumbrances created in substitution of any encumbrance permitted under the first two bullet points above over the same or substituted assets. This only applies if: (a) the principal amount secured by the substitute encumbrance does not exceed the principal amount outstanding and secured by the initial encumbrance; and (b) in the case of substituted assets, if the market value of the substituted assets at the time of the substitution does not exceed the market value of the assets replaced;

•	encumbrances created to secure:

•	loans provided, supported or subsidized by a governmental agency, national or multinational investment guarantee agency, export credit agency or a lending organization established by the United Nations, the European Union or other international treaty organization, including, without limitation the European Investment Bank, the European Bank for Reconstruction and Development and the International Finance Corporation;

•	project finance indebtedness (as described below);

this will, however, only apply if the encumbrance is created on an asset of the project being financed by such loans (and/or on the shares in, and/or shareholder loans made to, the company conducting such project) or, as the case may be, such project finance indebtedness and remains confined to that asset (and/or shares and/or shareholder loans);

•	encumbrances arising out of the refinancing of any capital markets indebtedness secured by any encumbrance permitted by the preceding bullet points. These encumbrances will, however, only be permitted if the amount of such capital markets indebtedness is not increased and is not secured by an encumbrance over any additional assets;

•	any encumbrance arising by operation of law;

•	any encumbrance created in connection with convertible bonds or notes where the encumbrance is created over the assets into which the convertible bonds or notes may be converted and secures only the obligation of the issuer to effect the conversion of the bonds or notes into such assets;

•	any encumbrance created in the ordinary course of business to secure capital markets indebtedness under hedging transactions entered into for the purpose of managing risks arising under funded debt obligations such as credit support annexes and agreements;

•	any encumbrance over or affecting any asset of Telecom Italia to secure capital markets indebtedness under a permitted leasing transaction (as described below); provided that the aggregate capital markets indebtedness secured by all such encumbrances does not exceed €1 billion;

•	any encumbrance created on short-term receivables used in any asset-backed financing;

•	any encumbrance on real estate assets of Telecom Italia, any subsidiary or any person to which such real estate assets may be contributed by Telecom Italia or any subsidiary in connection with the issuance of any indebtedness, whether such indebtedness is secured or unsecured by such real estate assets or any other assets of such person to which real estate assets have been contributed by Telecom Italia or any subsidiary; and

•	any other encumbrance securing capital markets indebtedness of an aggregate amount not exceeding 10% of the total net worth of Telecom Italia (as disclosed in the most recent audited consolidated balance sheet of Telecom Italia).

As used here, capital markets indebtedness means any obligation for the payment of borrowed money which is in the form of, or represented or evidenced by, any certificate of indebtedness, bond, note or other security which is listed or traded on a stock exchange or other recognized securities market. For the purposes of avoiding any doubt in respect of asset-backed financings originated by Telecom Italia or TI Capital, the expressions “assets” and “obligations for the payment of borrowed money” as used in this definition do not include assets and obligations of Telecom Italia or TI Capital which, pursuant to the requirements of law and accounting principles generally accepted in Italy or Luxembourg, as the case may be, currently need not, and are not, reflected in the balance sheet of Telecom Italia or TI Capital, as the case may be.

As used here, permitted leasing transaction means one or more transactions or a series of transactions as a result of which Telecom Italia disposes of or otherwise transfers (including, without limitation, by way of sale of title or grant of a leasehold or other access, utilization and/or possessory interest(s)) its rights to possess, use and/or exploit all or a portion of a particular asset or particular assets owned, used and/or operated by Telecom Italia (or its rights and/or interests in respect thereof) to one or more other persons in circumstances where Telecom Italia or an affiliate shall have the right to obtain or retain possession, use and/or otherwise exploit the asset or assets (or rights and/or interests therein) so disposed of or otherwise transferred.

As used here, project finance indebtedness means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

•	recourse to such debtor for amounts limited to the cash flow from such asset; and/or

•	recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

•	if such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset and such debtor owns no other significant assets and carries on no other business, recourse to all of the assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

Discharge and Defeasance

TI Capital or Telecom Italia can be legally released from any payment or other obligation on the exchange notes except for various obligations described below if, in addition to other actions, the following arrangements for you to be repaid are put in place:

•	TI Capital or Telecom Italia deposits in trust for your benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, premium, if any, principal and any other payments on the notes on their various due dates.

•	TI Capital or Telecom Italia delivers to the Trustee a legal opinion of their counsel confirming that there has been a change in U.S. federal income tax law, and under then current U.S. federal income tax law TI Capital or Telecom Italia may make the above deposit without causing you to be taxed on the notes any differently than if TI Capital or Telecom Italia did not make the deposit and just repaid the notes itself. TI Capital or Telecom Italia would not have to deliver this opinion if TI Capital or Telecom Italia received from, or there has been published by, the U.S. Internal Revenue Service (the “IRS”) a ruling that states the same conclusion.

•	If the exchange notes are listed on the Luxembourg Stock Exchange or another exchange, TI Capital or Telecom Italia must deliver to the Trustee a legal opinion of their counsel confirming that the deposit, defeasance and discharge will not cause the exchange notes to be delisted from such exchange.

However, even if TI Capital or Telecom Italia takes these actions, a number of TI Capital’s or Telecom Italia’s obligations relating to the exchange notes will remain. These include the following obligations:

•	to register the transfer and exchange of exchange notes;

•	to replace mutilated, destroyed, lost or stolen exchange notes;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Ranking

The exchange notes are not secured by any of Telecom Italia’s or TI Capital’s property or assets. Accordingly, your ownership of the exchange notes means you are one of Telecom Italia’s or TI Capital’s senior unsecured creditors. The exchange notes are not subordinated to any of Telecom Italia’s or TI Capital’s other debt obligations and therefore they rank equally with all Telecom Italia’s and TI Capital’s other senior unsecured and unsubordinated indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

An “event of default” with respect to the exchange notes is defined in the indenture as:

•	the failure by TI Capital or Telecom Italia to pay principal on a note within 10 days from the relevant due date or the failure to pay interest on a note within 30 days from the relevant due date;

•	the failure by TI Capital to perform any other obligation under the notes or the failure by Telecom Italia to perform any obligation under its guarantee and such failure continues for more than 60 days after the Trustee has received notice of it from the affected holder of the notes;

•	any of TI Capital’s or Telecom Italia’s capital markets indebtedness (as defined above in “—Restrictive Covenants—Restrictions on Liens”) in excess of €100 million (or the equivalent thereof in other currencies) has to be repaid prematurely due to a default under its terms;

•	the failure by TI Capital or Telecom Italia to fulfill any payment obligation exceeding €100 million (or the equivalent thereof in other currencies) under any capital markets indebtedness (as defined above in “—Restrictive Covenants—Restriction on Liens”) of TI Capital or Telecom Italia, or under any guarantee provided for any such capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) of others, and this failure remains uncured for 30 days;

•	any security or guarantee relating to capital markets indebtedness in excess of €100 million (or the equivalent thereof in other currencies) provided by TI Capital or Telecom Italia is enforced by the lenders and such enforcement is not contested in good faith by TI Capital or Telecom Italia or TI Capital or Telecom Italia publicly announces their inability to meet their financial obligations;

•	a court opens insolvency or equivalent proceedings against TI Capital or Telecom Italia which are not resolved within six months, unless such proceedings are frivolous or vexatious and contested in good faith and appropriately and do not result in court orders; or TI Capital or Telecom Italia apply for such insolvency or equivalent proceedings;

•	TI Capital or Telecom Italia approves a resolution pursuant to which it goes into liquidation unless this is done in connection with a merger, or other form of combination with another company and such company assumes all obligations contracted by TI Capital or Telecom Italia, in connection with the notes; or

•	Telecom Italia’s guarantee relating to the exchange notes ceases to be valid or legally binding for any reason.

If an event of default has occurred and has not been cured, the Trustee or the holders of not less than 25% in principal amount of the outstanding notes of the affected series may declare the entire principal amount of all the notes of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding notes of the affected series.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing another action under the indenture.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	You must give the Trustee written notice that an event of default has occurred and remains uncured.

•	The holders of not less than 25% in principal amount of all outstanding notes of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

•	The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

Each of TI Capital and Telecom Italia will furnish to the Trustee every year, within 120 days after the end of Telecom Italia’s fiscal year, a written statement from its designated officers certifying that, to their knowledge, it is in compliance with the indenture and the notes, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

Regarding the Trustee

Telecom Italia and several of its subsidiaries maintain banking relations with the Trustee in the ordinary course of their business.

If an event of default occurs, or a default, that would become an event of default if the requirements for giving a default notice or any specific grace period of time were disregarded, occurs, the Trustee may be considered to have a conflicting interest with respect to the notes for purposes of the Trust Indenture Act of 1939, as amended. In that case, the Trustee may be required to resign as Trustee under the applicable indenture, in which case TI Capital and Telecom Italia would be required to appoint a successor trustee.

Global Clearance and Settlement

The Clearing systems

The information in this section concerning DTC, Clearstream and Euroclear, and their book-entry systems has been obtained from sources that TI Capital and Telecom Italia believe to be reliable. Neither TI Capital nor Telecom Italia take any responsibility for or make any representation or warranty with respect to this information, other than that it has been accurately extracted and/or summarized from those sources.

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include the initial purchasers, the U.S. depositaries, the fiscal agent, securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system is also available to others that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers of ownership or other interests in Global Notes in DTC may be made only through DTC participants.

Clearstream, Luxembourg

Clearstream (formerly Cedelbank) is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a bank, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are financial institutions around the world, including the initial purchasers, other securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (which we refer to in this prospectus as the “Euroclear Operator”) under a contract with Euro-Clear Clearance Systems, S.C., a Belgian cooperative corporation (which we refer to in this prospectus as the “Cooperative”). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), the initial purchasers, other securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Because the Euroclear Operator is a Belgian banking corporation, Euroclear is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (which we refer to in this prospectus as the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Clearing Numbers

The clearing numbers of the exchange notes are set forth below:

Note	Common Codes	CUSIP Numbers	ISIN Numbers
2010 exchange notes		87927VAK4	US87927VAK44
2014 exchange notes		87927VAL2	US87927VAL27
2034 exchange notes		87927VAM0	US87927VAM00

Transfer Restrictions

You understand that it is the intention of TI Capital that the exchange notes will be offered and sold to investors, and trade in the secondary market between investors, and will be held by investors who are resident for income tax purposes in countries listed in the Decree of the Ministry of Finance of Italy of September 4, 1996, as amended. A copy of the decree can be obtained from the website of the Ministry of Finance of Italy at www.finanze.it. You also understand that, to the extent that Telecom Italia becomes the obligor under the exchange notes due to substitution or otherwise (see “—Mergers and Similar Events”) and Telecom Italia was obligated to withhold on any payments made on the exchange notes, there would be no obligation to gross up such payments to investors not resident in the countries identified in the above Decree (including investors resident in the United States who do not furnish the required certifications under applicable Italian tax requirements). See “—Payment of Additional Amounts”.

The following is the current exclusive list of countries or territories where, if the exchange notes were held by residents for income tax purposes of such countries or territories, and Telecom Italia were to become the obligor on the exchange notes, Telecom Italia would have no obligation to gross up payments in the event of a withholding on any payments on the exchange notes, subject to the limitations set forth under “—Payment of Additional Amounts”: Albania, Algeria, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Brazil, Bulgaria, Canada, China (People’s Republic), Croatia, Czech Republic, Denmark, Ecuador, Egypt, Estonia, Finland, France, Germany, Greece, Hungary, India, Indonesia, Ireland, Israel, Ivory Coast, Japan, Kazakhstan, Kuwait, Lithuania, Luxembourg, Macedonia, Malta, Mauritius, Mexico, Morocco, The Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Portugal, Romania, Russian Federation, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sri Lanka, Sweden, Tanzania, Thailand, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States of America, Venezuela, Vietnam, Yugoslavia and Zambia.

You also understand the exchange notes will not be offered, sold or delivered in Italy. Investors resident in Italy for tax purposes may suffer adverse tax consequences from holding the exchange notes and in connection therewith there is no obligation for either TI Capital or Telecom Italia to gross up any payment on the exchange notes made to Italian investors.

Registration Rights Agreement

In connection with the issuance of the initial notes, TI Capital and Telecom Italia entered into a registration rights agreement with Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. Incorporated, as the initial purchasers. The following summary of selected provisions of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. Copies of the registration rights agreement are available from TI Capital and Telecom Italia upon request.

Under the registration rights agreement, TI Capital and Telecom Italia have agreed to use their reasonable best efforts to consummate the exchange offer no later than October 31, 2005.

Upon becoming effective, the exchange offer registration statement of which this prospectus forms a part will permit the holders of the initial notes, except as described below, the opportunity to exchange their initial notes for the exchange notes. Under existing interpretations of the SEC set forth in no-action letters to third parties, the exchange notes would in general be freely transferable (other than by holders who are broker-dealers or by any holder who is an affiliate of ours) after the exchange offer without further registration under the Securities Act. Under those existing SEC interpretations, each holder of initial notes participating in the exchange offer will be required to represent to TI Capital and to Telecom Italia, among other things, that, at the time of the consummation of the exchange offer:

•	any exchange notes received by that holder will be acquired in the ordinary course of business;

•	that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act;

•	the holder is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of Telecom Italia or TI Capital;

•	that holder is not engaged in, and does not intend to engage in, the distribution of the exchange notes within the meaning of the Securities Act;

•	if that holder is a broker-dealer, it will receive exchange notes in exchange for initial notes that were acquired for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; and

•	if that holder is a broker-dealer, it did not purchase the initial notes being tendered in the exchange offer directly from TI Capital or Telecom Italia for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offer or to exchange its initial notes for exchange notes.

The exchange notes, if issued, will be issued under the indenture. The initial notes of each series and, if issued, the exchange notes of each corresponding series, will constitute a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series to vote or take any other action as a single class, holders of the initial notes who do not exchange their initial notes for exchange notes and holders of exchange notes will vote or take that action as a single class. The exchange notes will represent the same underlying indebtedness as the initial notes for which they are exchanged.

Although TI Capital and Telecom Italia have filed the exchange offer registration statement of which this prospectus forms a part with the SEC, there can be no assurance that the exchange offer registration statement will become effective. The registration rights agreement provides that if TI Capital has not consummated the exchange offer by October 31, 2005, then, in addition to the interest otherwise payable on the initial notes, additional interest will accrue and be payable on the initial notes at a rate of 0.50% per annum until that requirement is satisfied.

Any amounts of additional interest due will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the initial notes and to the same persons who are entitled to receive those payments of interest on the initial notes. The amount of additional interest payable for any period will be determined by multiplying the additional interest rate (as described above) by the principal amount of the initial notes and then multiplying that product by a fraction, the numerator of which is the number of days that the additional interest rate was applicable during that period (determined on the basis of a 360-day year comprising twelve 30-day months), and the denominator of which is 360.

If TI Capital effects the exchange offer, TI Capital will be entitled to close that offer as long as they have accepted all initial notes validly tendered and not withdrawn in accordance with the terms of the exchange offer. Initial notes not tendered in the exchange offer will bear interest at the same rate in effect at the time of original issuance of the initial notes and, after consummation of the exchange offer, will not be entitled to additional interest or further registration rights.

If TI Capital effects the exchange offer, we intend to list the exchange notes on the Luxembourg Stock Exchange. Notices informing the holders of the initial notes of the beginning of the exchange period as well as the result of the exchange offer will be published in a newspaper of general circulation in Luxembourg. It will be possible to participate in the exchange offer through an agent in Luxembourg. The documents relating to the exchange offer will be available in Luxembourg.

TAX CONSIDERATIONS

United States Federal Income Tax Considerations

General

The following summary describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) that will hold the notes as capital assets. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes. In particular, this summary does not address tax considerations applicable to U.S. Holders that may be subject to special tax rules including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in securities or currencies; (iv) tax-exempt entities; (v) persons that will hold notes as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes; (vi) persons that have a “functional currency” other than the U.S. dollar; (vii) regulated investment companies; and (viii) persons that hold the notes through partnerships or other pass-through entities. Further, this summary does not address alternative minimum tax consequences.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations and judicial and administrative interpretations thereof, in each case as in effect on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

U.S. Holders should consult their own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of notes. U.S. Holders should also review the discussion under “—Luxembourg Tax Considerations” and “—Italian Tax Considerations” for a discussion of the Luxembourg and Italian tax consequences to a U.S. Holder of the ownership of notes. For purposes of this summary a “U.S. Holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Exchange of Notes

An exchange of initial notes for exchange notes pursuant to the exchange offer will not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, U.S. Holders who exchange their initial notes for exchange notes will not recognize income, gain or loss for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the exchange notes will be equal to its adjusted basis in the initial notes and its holding period for the exchange notes will include the period during which it held the initial notes.

Payments of Interest

Interest (including any additional amounts) paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest will be treated as foreign source income for purposes of calculating a U.S. Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, the interest on a note should generally constitute “passive income,” or in the case of certain U.S. Holders, “general category income,” which may be relevant for certain U.S. Holders.

Market Discount

The resale of notes may be affected by the impact on a purchaser of the market discount provisions of the Code. For this purpose, the market discount on a note acquired by a purchaser of notes other than an initial purchaser generally will equal the amount, if any, by which the stated redemption price at maturity of the note exceeds the purchaser’s adjusted tax basis in the note immediately after its acquisition. Subject to a limited exception, these provisions generally require a U.S. Holder who acquires a note at a market discount to treat as ordinary income that is generally treated as interest income any gain it recognizes on the disposition of that note to the extent of the accrued market discount on that note at the time of maturity or disposition, unless such U.S. Holder elects to include accrued market discount in income over the life of the note.

This election to include market discount in income over the life of the note, once made by a U.S. Holder, applies to all market discount obligations acquired by such U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the U.S. Holder’s election, under a constant yield method. If a U.S. Holder makes an election, it will apply only to the note with respect to which it is made, and it may not be revoked. A U.S. Holder who acquires a note at a market discount who does not elect to include accrued market discount in income over the life of the note may be required to defer the deduction of a portion of the interest on any indebtedness it incurs or maintains to purchase or carry the note until maturity or until it disposes of the note in a taxable transaction.

Amortizable Premium

A note is purchased at a premium if its adjusted basis, immediately after its purchase exceeds the amounts payable (other than qualified stated interest) on the note. A U.S. Holder who purchases a note at a premium generally may elect to amortize that premium from the purchase date to the note’s maturity date under a constant-yield method that reflects semiannual compounding based on the note’s payment period. Amortized premium is treated as an offset to interest income on a note and not as a separate deduction. A U.S. Holder’s election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by such U.S. Holder on or after the first day of the first taxable year to which the election applies and such U.S. Holder may not revoke it without the consent of the IRS.

Disposition of a Note

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize U.S. source capital gain or loss equal to the difference between the amount realized on such disposition (except as described above under “—Market Discount” and except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as interest income as described above) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note will generally equal the cost of the note to such holder. Capital gain of a non-corporate U.S. Holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

Mergers or Assumptions of the Notes

As discussed in “Description of Exchange Notes and Guarantees—Mergers and Similar Events”, TI Capital is generally permitted to merge or consolidate with another company or firm, and Telecom Italia or one of its Italian subsidiaries is also permitted to assume the obligations of TI Capital under the notes for the payment of principal and interest on the notes, if certain conditions are satisfied. The assumption of the obligations of TI Capital under the notes by Telecom Italia or another person pursuant to a merger, consolidation or assumption may cause the holders of the notes to be treated for U.S. federal income tax purposes as if they had exchanged the notes for new notes, with the results described above in “—Disposition of a Note”.

Backup Withholding and Information Reporting

Information returns may be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder may be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holders U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Luxembourg Tax Considerations

The following is a general description of the material Luxembourg tax consequences of purchasing, owning, exchanging and disposing of the notes. It does not purport to be a complete analysis of all possible tax situations that may be relevant to a decision to purchase, own, exchange or dispose of the notes. It does, in particular, not address the situation of any companies taking advantage of a special income tax treatment in Luxembourg, such as holding companies regulated under the Law of July 31, 1929 or undertakings for collective investments. Prospective purchasers of the notes should consult their own tax advisors as to the applicable tax consequences of the ownership of the notes, based on their particular circumstances. This summary does not allow any conclusions to be drawn with respect to issues not specifically addressed. The following description of Luxembourg tax law is based upon the Luxembourg law and regulations as in effect on the date of this Prospectus and is subject to any amendments in law later introduced, whether or not on a retroactive basis.

Tax Residency

A holder of the exchange notes will not become resident, or be deemed to be resident, in Luxembourg by reason only of the holding of the exchange notes, or the execution, performance, delivery and/or enforcement of the exchange notes.

Withholding tax

Under Luxembourg tax law currently in effect, there is no withholding tax for Luxembourg residents and non-resident holders on payments of interest (including accrued but unpaid interest). There is also no Luxembourg withholding tax payable on payments received upon repayment of the principal or upon redemption of the exchange notes.

Luxembourg withholding tax on payments to individual holders of the exchange notes (resident in another EU country than Luxembourg) will as from July 1, 2005 be required to be made pursuant to European Council Directive 2003/48/EC or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

Under this Directive, Member States will be required from July 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a paying agent (within the meaning of the Directive) to (or under certain circumstances, to the benefit of) an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless the beneficiary of the interest payments elects for the exchange of information. The withholding tax rate will initially be 15%, increasing steadily to 20% and to 35%. The ending of such transitional period depends on the conclusion of certain other agreements relating to information exchange with certain other countries.

A Luxembourg withholding tax may in the future be introduced for interest payments made to Luxembourg individual residents.

Exchange of the initial notes for exchange notes

Luxembourg non-residents

Holders of the initial notes who are non-resident of Luxembourg and who do not hold the initial notes through a permanent establishment in Luxembourg are not liable to any Luxembourg income tax upon exchange of the initial notes for exchange notes.

Luxembourg resident individuals

Luxembourg resident individual holders of the initial notes are not subject to taxation on capital gains upon the exchange of the initial notes for exchange notes, unless the initial notes are exchanged for exchange notes within six months of their date of acquisition. They may opt for not realizing the capital gains upon the exchange of the initial notes for exchange notes by carrying the acquisition value and the date of acquisition of the initial notes over to the exchange notes.

Luxembourg resident companies

Luxembourg resident companies (société de capitaux) holders of the notes or foreign entities of the same type which have a permanent establishment in Luxembourg with which the holding of the initial notes is connected, must include in their taxable income the difference between the fair market value of the exchange notes and the lower of the cost or book value of the initial notes exchanged. They may opt for not realizing the capital gains upon the exchange of the initial notes for exchange notes by carrying the acquisition value and the date of acquisition of the initial notes over to the exchange notes.

Taxation of the holders of the exchange notes

Taxation of Luxembourg non-residents

Holders of the exchange notes who are non-residents of Luxembourg and who have neither a permanent establishment nor a fixed base of business in Luxembourg with which the holding of the notes is connected are not liable to any Luxembourg income tax, whether they receive payments of interest (including accrued but unpaid interest), or payments received upon redemption of the notes, or realize capital gains on the sale of any exchange notes.

Taxation of Luxembourg residents—General

Holders of the exchange notes who are residents of Luxembourg, or non-resident holders of the notes who have a permanent establishment or a fixed base of business in Luxembourg with which the holding of the notes is connected, must, for income tax purposes, include any interest received in their taxable income. These holders will not be liable to any Luxembourg income tax on repayment of principal.

Luxembourg resident individuals

Luxembourg resident individual holders of the exchange notes or non-resident individual holders of the exchange notes who have a fixed base of business in Luxembourg with which the holding of the notes is connected are not subject to taxation on capital gains upon the disposal of the exchange notes, unless the disposal of the exchange notes precedes their acquisition or the exchange notes are disposed of within six months of the date of their acquisition. Upon redemption of the exchange notes, individual Luxembourg resident holders of the exchange notes or non-resident individual holders of the exchange notes who have a fixed base of business in Luxembourg with which the holding of the notes is connected must however include the portion of the redemption price corresponding to accrued but unpaid interest in their taxable income.

Luxembourg resident companies

Luxembourg resident companies (société de capitaux) holders of the exchange notes or foreign entities of the same type which have a permanent establishment or fixed base of business in Luxembourg with which the holding of the exchange notes is connected, must include in their taxable income the difference between the sale, exchange or redemption price (including accrued but unpaid interest) and the lower of the cost or book value of the exchange notes sold, redeemed or exchanged.

Luxembourg resident companies benefiting from a special tax regime

Holders of the exchange notes who are holding companies subject to the law of July 31, 1929 or undertakings for collective investment subject to the law of December 20, 2002 are tax exempt entities in Luxembourg, and are thus not subject to any Luxembourg tax other than the subscription tax calculated on their share capital or net asset value (i.e., corporate income tax, municipal business tax and net wealth tax).

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of the exchange notes, unless (i) such holder of the exchange notes is a Luxembourg resident or (ii) the exchange notes are attributable to an enterprise or part thereof which is carried on in Luxembourg through a permanent establishment or (iii) the exchange notes are attributable to a fixed base of business in Luxembourg of the holder of the exchange notes.

Other Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by holders of the exchange notes as a consequence of the exchange of the initial notes for exchange notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, repurchase or redemption of the exchange notes.

There is no Luxembourg value added tax payable in respect of payments in consideration for the exchange of the initial notes for exchange notes or in respect of the payment of interest or principal under the exchange notes or the transfer of the exchange notes. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuer, if for Luxembourg value added tax purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

No gift, estate or inheritance taxes are levied on the transfer of the exchange notes upon death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes.

Italian Tax Considerations

The following is a summary of certain Italian tax consequences of the receipt of interest on the notes and capital gains upon the exchange or disposal thereof by non Italian investors, along with a summary of the Italian tax treatment of payments which might possibly be made by the Guarantor under the notes.

This summary is based upon Italian tax law and practice as in effect on the date of the prospectus and is subject to change, potentially with retroactive effect.

Prospective investors in the debt securities should consult their own advisors regarding the Italian or other tax consequences of the purchase, ownership and disposition of the debt securities in their particular circumstances, including the effect of any state, local or foreign tax laws.

Interest on Debt Securities

Interest payable on debt securities issued by TI Capital to a beneficial owner who is not resident in Italy and is not acting through an Italian permanent establishment is not subject to Italian taxes. To the extent that debt securities are deposited by a non-resident holder in an account with an Italian withholding agent, interest payable to a non-resident beneficial owner is subject to the substitute tax at rates up to 27%, according to the same rules applicable to Italian resident holders, unless the holder produces a declaration of non-residence in Italy. In addition, any element of the proceeds of sale of debt securities by a non-resident holder which represents accrued, and express or implied, interest in respect of such debt securities will be subject to Italian substitute tax if the debt securities are sold through an Italian withholding agent, unless such holder produces a declaration of non-residence and has provided details of the period during which he was the beneficial owner of the debt securities and the interest derived therefrom.

Payments under the Guarantees by Telecom Italia

There is no authority directly on point regarding the Italian tax regime of payments made by Telecom Italia under the guarantees. Accordingly, there can be no assurance that the Italian revenue authorities will not assert an alternative treatment of such payments than that set forth herein or that an Italian court would not sustain such an alternative treatment.

Payments to non-resident holders made by Telecom Italia under the guarantees, which represent interest payable on the debt securities, are subject to the Italian tax regime described above under “Interest on Debt Securities”.

Capital Gains on Debt Securities

Capital gains realized by non-residents from the sale of debt securities issued by TI Capital are in principle not subject to tax in Italy. However, a 12.5% substitute tax may apply to the extent the bonds are located in the Italian territory unless:

•	the debt securities are listed on a regulated market; or

•	the debt securities are not listed on a regulated market, but the following requirements are satisfied:

•	the holder is resident of a country which allows an adequate exchange of information with Italy or, in the case of institutional investors not subject to tax, they are established in such country;

•	the relevant Italian withholding agent, if any, receives a self-declaration from the holder of the debt securities which states that the holder is a resident of that country. The self-declaration, which must be in conformity with the model approved by the Ministry of Economy and Finance (approved in Decree of the Ministry of Economy and Finance of December 12, 2001, published in the Ordinary Supplement No. 287 to the Official Journal No. 301 of December 29, 2001), is valid until revoked by the investor and does not have to be filed if an equivalent self-declaration (including Form 116/IMP) has been submitted to the same intermediary for the same or different purposes; in the case of institutional investors not subject to tax, the institutional investor shall be regarded as the beneficial owner and the relevant self-declaration shall be produced by the management company; or

•	the holder is resident in a country which has entered into a double taxation convention with Italy that provides for the exclusive right to tax such gains in the holder’s country of residence.

Early Redemption

The early redemption of notes with a maturity period of no less than 18 months issued by a non-resident company, if occurring before expiration of the first 18 months, in certain cases may trigger the liability for the holder of a 20% surtax to be paid on all interest and other proceeds accrued until the date of early redemption.

In any event, the 20% surtax applies only if the holder of the securities is resident in Italy at the date of the early redemption. Conversely, no surtax applies if the holder is not resident in Italy, even if the notes are deposited by the non-resident holder in an account with an Italian withholding agent (provided that the holder produces a declaration of non-residence in Italy).

EU savings directive

The Council of the European Union has adopted a directive on June 3, 2003 regarding the taxation of savings income (Directive 2003/48/EC). Italy has implemented the directive through Legislative Decree No. 84 of April 18, 2005 (“Decree 84/2005”). Under Decree 84/2005, subject to a number of important conditions being met, with respect to interest paid starting from July 1, 2005 (including the case of interest accrued on the debt securities at the time of their disposal) to individuals which qualify as beneficial owners of the interest payment and are resident for tax purposes in another EU Member State, Italian paying agents (i.e. banks, SIMs, fiduciary companies, SGRs resident for tax purposes in Italy, permanent establishments in Italy of non-resident persons and any other economic operator resident for tax purposes in Italy paying interest for professional or commercial reasons) shall report to the Italian tax authorities details of the relevant payments and personal information on the individual beneficial owner. Such information is transmitted by the Italian tax authorities to the competent foreign tax authorities of the State of residence of the beneficial owner. In certain circumstances, the same reporting requirements must be complied with also in respect of interest paid to an entity established in another EU Member State, other than legal persons (with the exception of certain Finnish and Swedish entities), whose profits are taxed under general arrangements for business taxation and, in certain circumstance, UCITS recognised in accordance with Directive 85/611/EEC.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in exchange for initial notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

GENERAL INFORMATION

Luxembourg Listing

The initial notes are currently listed on the Luxembourg Stock Exchange. Application has been made for the listing of the exchange notes on the Luxembourg Stock Exchange. In connection with the application for such listing, the constitutional documents of TI Capital and Telecom Italia will be deposited with the Register of Commerce and Companies in Luxembourg, where such documents may be examined and copies thereof may be obtained upon request. Additionally, copies of Telecom Italia’s bylaws, TI Capital’s respective articles of association and all reports prepared and filed are available at the office of BNP Paribas Securities Services, Luxembourg Branch, the paying agent in Luxembourg. We will maintain a paying agent and registrar in Luxembourg for so long as any initial notes or exchange notes are listed on the Luxembourg Stock Exchange.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the initial notes, exchange notes and guarantees. The issuance of the initial notes and guarantees was approved by the board of directors of Telecom Italia on December 18, 2003. The issuance of the initial notes and exchange notes was approved by the board of directors of TI Capital on September 24, 2004. The terms and conditions of this exchange offer, the issuance of the exchange notes and guarantees in connection herewith and the preparation and filing with the SEC of this prospectus was approved by the board of directors of Telecom Italia on May 9, 2005.

Documents on Display

You may obtain a copy of any of the documents listed in the “Incorporation by Reference” section of this prospectus and any of the documents listed below, from:

BNP Paribas

Securities Services, Luxembourg Branch

23 Avenue de la Porte Neuve

L-2083 Luxembourg

•	Memorandum and articles of association of TI Capital;

•	Bylaws of Telecom Italia;

•	All historical annual audited and interim unaudited financial information of the Telecom Italia Group and related reports, letters and other documents, and valuations and statements prepared by an expert of TI Capital’s request which are included or incorporated by reference in this prospectus; and

•	The historical audited financial information of TI Capital for each of the two years preceding the date of this prospectus.

LEGAL MATTERS

The validity of the exchange notes and the guarantees under New York law and certain matters of United States law relating to the exchange notes offered through this prospectus will be passed upon for Telecom Italia and TI Capital by Morgan, Lewis & Bockius LLP. Certain matters of Italian law will be passed upon for Telecom Italia by Gianni, Origoni, Grippo & Partners. Certain matters of Italian tax law will be passed upon for Telecom Italia by Maisto e Associati Associazione Professionale. Certain matters of Luxembourg law, including Luxembourg tax law, will be passed upon for TI Capital by Linklaters Loesch.

EXPERTS

The consolidated financial statements of Telecom Italia appearing in the Telecom Italia Annual Report (Form 20-F) for the year ended December 31, 2004, have been audited by Reconta Ernst & Young S.p.A., independent registered public accounting firm, as set forth in their report thereon and included therein, and incorporated by reference elsewhere herein, which, as to the years 2003 and 2002, is based in part on the reports of Deloitte & Touche Sociedad de Auditores y Consultores Limitada and PricewaterhouseCoopers S.p.A., independent registered public accounting firms. The financial statements referred to above have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Empresa Nacional de Telecomunicaciones S.A. (Chile) for the fiscal years ended December 31, 2003 and 2002 have been audited by Deloitte & Touche Sociedad de Auditores y Consultores Limitada, independent registered public accounting firm, as stated in their report which is incorporated herein by reference from Telecom Italia Annual Report on Form 20-F for the year ended December 31, 2004 and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Finsiel S.p.A. as of and for the years ended December 31, 2003 and 2002, not separately presented in this prospectus, have been audited by PricewaterhouseCoopers S.p.A., an independent registered public accounting firm, whose report thereon is included in the Telecom Italia Annual Report that is incorporated by reference in this prospectus. Such consolidated financial statements, to the extent they have been included in the financial statements of Telecom Italia S.p.A., have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

ISSUER

Telecom Italia Capital

Société Anonyme

287-289 Route d’Arlon

L-1150 Luxembourg

GUARANTOR

Telecom Italia S.p.A.

Piazza degli Affari 2

20123 Milan, Italy

TRUSTEE

JPMorgan Chase Bank, N.A.

4 New York Plaza 15th Floor

New York, New York 10004

U.S.A.

AGENTS

Exchange Agent	Exchange Agent Luxembourg Affiliate
JPMorgan Chase Bank, N.A. Institutional Trust Services Window 4 New York Plaza, 1st Floor New York, NY 10004-2413 U.S.A.	J.P. Morgan Bank Luxembourg S.A. 6 route de Trèves L-2633 Senningerberg (Municipality of Niederanven) Luxembourg

Principal Paying Agent

JPMorgan Chase Bank, N.A.

4 New York Plaza 15th Floor

New York, New York 10004

U.S.A.

Listing Agent and Luxembourg

Paying and Transfer Agent

BNP Paribas

Securities Services, Luxembourg Branch

23 Avenue de la Porte Neuve

L-2083, Luxembourg

Information Agent

Georgeson Shareholder Communications Inc.

17 State Street, 10th Floor

New York, NY 10014

LEGAL ADVISORS TO THE ISSUER AND GUARANTOR

As to U.S. Law:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

U.S.A

As to Italian Law:	As to Italian Tax Law:
Gianni, Origoni, Grippo & Partners	Maisto e Associati Associazione Professionale
Via delle Quattro Fontane, 20	Piazza Filippo Meda 5
00184 Rome, Italy	20121 Milan, Italy

As to Luxembourg Law:

Linklaters Loesch

35 Avenue John F. Kennedy

L-1855 Luxembourg

INDEPENDENT AUDITORS OF

Telecom Italia S.p.A.	Telecom Italia Capital
Reconta Ernst & Young	Ernst & Young
Via G. Romagnosi 18/A	6 Rue Jean Monnet
00196 Rome, Italy	L-2180 Luxembourg

OFFER TO EXCHANGE

TELECOM ITALIA CAPITAL

$1,250,000,000 4% Guaranteed Senior Notes due 2010

$1,250,000,000 4.95% Guaranteed Senior Notes due 2014

$1,000,000,000 6% Guaranteed Senior Notes due 2034

Guaranteed on a senior, unsecured basis by Telecom Italia S.p.A.

P R O S P E C T U S

Dated                     , 2005

No dealer, salesperson or other person has been authorized to file any information or to make any representations not contained in this Prospectus and, if given, or made, such information or representation must not be relied upon as having been authorized by Telecom Italia S.p.A. or Telecom Italia Capital or any of their respective agents. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy in the territory of the Republic of Italy or in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Telecom Italia S.p.A. or Telecom Italia Capital since such date.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of a market-making activities or other trading activities. Telecom Italia S.p.A. and Telecom Italia Capital have agreed that, starting on [•], 2005, the expiration date of the exchange offer, and ending on the close of business 180 days after [•], 2005, they will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Registrants have obtained liability insurance for the members of their respective Boards of Directors and certain of their officers. This includes insurance against liabilities under the Securities Act of 1933, as amended.

Item 21. Exhibits and Financial Statement Schedules.

(a)	The following Exhibits are filed as part of this registration statement as required by Regulation S-K.

Exhibit Number	Description

3.1	Merger Instrument, dated July 29, 2003, relating to the merger of Telecom Italia S.p.A. into Olivetti S.p.A. (Incorporated by reference to Exhibit 3.1 of the Form F-4 of Telecom Italia Capital and Telecom Italia S.p.A. filed with the SEC on June 10, 2004 (Reg. No. 333-116411-01)).

3.2	Coordinated Articles of Incorporation of Telecom Italia Capital (Incorporated by reference to Exhibit 3.2 of the Form F-4 of Telecom Italia Capital and Telecom Italia S.p.A. filed with the SEC on June 10, 2004 (Reg. No. 333-116411-01)).

3.3	Bylaws of Telecom Italia S.p.A.

4.1	Purchase Agreement, dated September 28, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. International, as initial purchasers.*

4.2	Registration Rights Agreement, dated September 28, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. International, as initial purchasers.*

4.3	Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and JPMorgan Chase Bank, as Trustee.*

4.4	First Supplemental Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and JPMorgan Chase Bank, as Trustee.*

4.5	Form of 4% Guaranteed Senior Note Due 2010.*

4.6	Form of 4.95% Guaranteed Senior Note Due 2014.*

4.7	Form of 6% Guaranteed Senior Note Due 2034.*

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

5.2	Opinion of Linklaters Loesch.*

5.3	Opinion of Gianni, Origoni, Grippo & Partners.*

23.1	Consent of Reconta Ernst & Young S.p.A., independent registered public accounting firm, dated August 8, 2005, relating to their report on the consolidated financial statements of Telecom Italia S.p.A. at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004.

Exhibit Number	Description

23.2	Consent of Deloitte & Touche Sociedad de Auditores y Consultores Limitada, independent registered public accounting firm, dated August 8, 2005, relating to the independent audit report on the consolidated financial statements of Empresa Nacional de Telecomunicaciones S.A. (Chile) for the fiscal years ended December 31, 2003 and 2002.

23.3	Consent of PricewaterhouseCoopers S.p.A., independent registered public accounting firm, dated August 8, 2005, relating to the independent audit report on the consolidated financial statements of Finsiel S.p.A. for the fiscal years ended December 31, 2003 and 2002.

23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

23.5	Consent of Linklaters Loesch (included in Exhibit 5.2).*

23.6	Consent of Gianni, Origoni, Grippo & Partners (included in Exhibit 5.3).*

23.7	Consent of Maisto e Associati Associazione Professionale.*

24.1	Power of Attorney (included on signature page).*

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter of Instruction to Registered Holders and/or Participants or Account Holders in the Depository Trust Company, Euroclear or Clearstream.*

99.4	Form of Letter to Clients.*

*	Previously filed.

(b)	Financial Statement Schedules. See the Telecom Italia Annual Report on Form 20-F incorporated herein by reference.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof). Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)(i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

(ii) to arrange or provide for a facility in the United States. for the purpose of responding to such requests.

The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(6) to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(7) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg on the 9th day of August, 2005.

TELECOM ITALIA CAPITAL

By:	/s/ Adriano Trapletti
Name: Adriano Trapletti
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

* Francesco Tanzi	Chairman	August 9, 2005

/s/ Adriano Trapletti Adriano Trapletti	Managing Director (Principal Executive Officer)	August 9 , 2005

* Jacques Loesch	Director	August 9, 2005

* Alex Bolis	Director	August 9, 2005

/s/ Stefania Saini Stefania Saini	Director and Financial Officer (Principal Financial and Accounting Officer)	August 9, 2005

*	By:	/s/ Adriano Trapletti
Adriano Trapletti Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on August 9, 2005 in New York, New York by the undersigned as the fully authorized representative of Telecom Italia Capital in the United States.

TELECOM ITALIA SPARKLE OF NORTH AMERICA, INC.

By:	/S/ SAL J. DE ROSA
Name: Sal J. De Rosa
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milan, Italy on the 9th day of August, 2005.

TELECOM ITALIA S.P.A.

By:	/S/ CARLO ORAZIO BUORA
Carlo Orazio Buora Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

* Marco Tronchetti Provera	Executive Chairman of the Board of Directors	August 9, 2005

* Gilberto Benetton	Deputy Chairman of the Board of Directors	August 9, 2005

/S/ CARLO ORAZIO BUORA Carlo Orazio Buora	Managing Director (Principal Executive Officer)	August 9, 2005

/S/ ENRICO PARAZZINI Enrico Parazzini	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2005

* Riccardo Ruggiero	Managing Director—General Manager	August 9, 2005

* Paolo Baratta	Director	August 9, 2005

John Robert Sotheby Boas	Director

Giovanni Consorte	Director

* Marco De Benedetti	Director	August 9, 2005

Domenico De Sole	Director

* Francesco Denozza	Director	August 9, 2005

Luigi Fausti	Director

* Guido Ferrarini	Director	August 9, 2005

* Jean Paul Fitoussi	Director	August 9, 2005

* Enzo Grilli	Director	August 9, 2005

* Gianni Mion	Director	August 9, 2005

Massimo Moratti	Director

Marco Onado	Director

* Renato Pagliaro	Director	August 9, 2005

* Pasquale Pistorio	Director	August 9, 2005

* Carlo Alessandro Puri Negri	Director	August 9, 2005

* Luigi Roth	Director	August 9, 2005

* By:	/S/ CARLO ORAZIO BUORA
Carlo Orazio Buora Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on August 9, 2005 in New York, New York by the undersigned as the fully authorized representative of Telecom Italia S.p.A. in the United States.

TELECOM ITALIA SPARKLE OF NORTH AMERICA, INC.

By:	/S/ SAL J. DE ROSA
Name: Sal J. De Rosa
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Merger Instrument, dated July 29, 2003, relating to the merger of Telecom Italia S.p.A. into Olivetti S.p.A. (Incorporated by reference to Exhibit 3.1 of the Form F-4 of Telecom Italia Capital and Telecom Italia S.p.A. filed with the SEC on June 10, 2004 (Reg. No. 333-116411-01)).

3.2	Coordinated Articles of Incorporation of Telecom Italia Capital (Incorporated by reference to Exhibit 3.2 of the Form F-4 of Telecom Italia Capital and Telecom Italia S.p.A. filed with the SEC on June 10, 2004 (Reg. No. 333-116411-01)).

3.3	Bylaws of Telecom Italia S.p.A.

4.1	Purchase Agreement, dated September 28, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. International, as initial purchasers.*

4.2	Registration Rights Agreement, dated September 28, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch International and Morgan Stanley & Co. International, as initial purchasers.*

4.3	Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and JPMorgan Chase Bank, as Trustee.*

4.4	First Supplemental Indenture, dated as of October 6, 2004, among Telecom Italia Capital, as Issuer, Telecom Italia S.p.A., as Guarantor, and JPMorgan Chase Bank, as Trustee.*

4.5	Form of 4% Guaranteed Senior Note Due 2010.*

4.6	Form of 4.95% Guaranteed Senior Note Due 2014.*

4.7	Form of 6% Guaranteed Senior Note Due 2034.*

5.1	Opinion of Morgan, Lewis & Bockius LLP.*

5.2	Opinion of Linklaters Loesch.*

5.3	Opinion of Gianni, Origoni, Grippo & Partners.*

23.1	Consent of Reconta Ernst & Young S.p.A., independent registered public accounting firm, dated August 8, 2005, relating to their report on the consolidated financial statements of Telecom Italia S.p.A. at December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004.

23.2	Consent of Deloitte & Touche Sociedad de Auditores y Consultores Limitada, independent registered public accounting firm, dated August 8, 2005, relating to the independent audit report on the consolidated financial statements of Empresa Nacional de Telecomunicaciones S.A. (Chile) for the fiscal years ended December 31, 2003 and 2002.

23.3	Consent of PricewaterhouseCoopers S.p.A., independent registered public accounting firm, dated August 8, 2005, relating to the independent audit report on the consolidated financial statements of Finsiel S.p.A. for the fiscal years ended December 31, 2003 and 2002.

23.4	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).*

23.5	Consent of Linklaters Loesch (included in Exhibit 5.2).*

23.6	Consent of Gianni, Origoni, Grippo & Partners (included in Exhibit 5.3).*

23.7	Consent of Maisto e Associati Associazione Professionale.*

24.1	Power of Attorney (included on signature page).*

Exhibit Number	Description

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Letter of Instruction to Registered Holders and/or Participants or Account Holders in the Depository Trust Company, Euroclear or Clearstream.*

99.4	Form of Letter to Clients.*